As filed with the Securities and Exchange Commission on July 20, 2026

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Advance JV Group Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	1540	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

Unit 1105, 11/F, Tower A

New Mandarin Plaza

No.14 Science Museum Road

Tsim Sha Tsui East, Hong Kong

+852 3611 9382

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
Phone: +1 (800) 221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sanny Choi, Esq. Zoe Qiu, Esq. CFN Lawyers LLC 418 Broadway #4607 Albany, New York, NY 12207 (646) 386-8128

Approximate date of commencement of proposed sale to public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act: Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, JULY 20, 2026

2,500,000 Ordinary Shares

Advance JV Group Limited

This is the initial public offering (“IPO”) of the ordinary shares, par value US$0.0001 per share (“Ordinary Shares” or “Shares”), of Advance JV Group Limited (“AJVG”), an exempted company with limited liability incorporated under the laws of the Cayman Islands, whose subsidiaries are established in Hong Kong and the British Virgin Islands. This prospectus relates to the sale of a total of 2,500,000 Ordinary Shares, consisting of (i) 1,500,000 Ordinary Shares being offered by AJVG; and (ii) 1,000,000 Ordinary Shares being offered by the Selling Shareholder, named in this prospectus for its own account.

In this public offering, we are offering 1,500,000 Ordinary Shares. The offering is being made on a self-underwritten, “best efforts” basis with no requirement that any minimum amount be sold. There is uncertainty that we will be able to sell any of the 1,500,000 Shares being offered herein by AJVG.

We will offer our shares at a price range between $1.50 and $2.00 per Share for the duration of the offering until our shares are quoted by the OTC Markets quotation system, and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. There is no minimum amount we are required to raise from the shares being offered by AJVG and any funds received will be immediately available to us in cash. There is no guarantee that we will sell any of the securities being offered in this offering. This primary offering will terminate upon the earliest of (i) such time as all of the Ordinary Shares have been sold pursuant to the registration statement or (ii) 270 days from the effective date of this Prospectus, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

In addition, the Selling Shareholder identified in this prospectus is offering an additional 1,000,000 Ordinary Shares. Our registration of the Ordinary Shares covered by this prospectus does not mean that the Selling Shareholder will offer or sell any of the Shares. The Selling Shareholder may offer and sell or otherwise dispose of the Ordinary Shares described in this prospectus from time to time through public or private transactions at a price range between $1.50 and $2.00 per Ordinary Share until our Ordinary Shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. We will not receive any of the proceeds from the Ordinary Shares sold by the Selling Shareholder. We provide more information about how the Selling Shareholder may sell its Shares in the section titled “Plan of Distribution” on page 95.

No underwriter or other person has been engaged to facilitate the sale of Ordinary Shares in this Offering. The Selling Shareholder may be deemed underwriter of the Ordinary Shares that they are offering. We have agreed to bear all of the expenses incurred in connection with this registration statement. The Selling Shareholder will pay all underwriting discounts and selling commissions, if any, in connection with the sale of Ordinary Shares it is offering.

Currently, we have 13,500,000 Ordinary Shares, $0.0001 par value, issued and outstanding. As of the date of this Prospectus, all our Ordinary Shares that are issued and outstanding are held by the Selling Shareholder, Accurate Goal Ventures Limited, a company wholly owned and controlled by our Chief Executive Officer and Director, Mr. Chung Yan Ngan. Mr. Chung holds considerable influence over corporate matters requiring shareholder approval and will independently control the operations of AJVG, including without limitation, electing directors and approving material mergers, acquisitions or other business combination transactions.

There is currently no public trading market for our Shares. Our Shares are not currently eligible for trading on any national securities exchange or any over-the-counter markets, including OTC Markets. We intend to have our Ordinary Shares quoted on the OTCQB Venture Market, also known as the “OTCQB,” operated by OTC Markets Group, Inc. (“OTC Markets”) following the effectiveness of the registration statement. To become quoted on the OTCQB, we require the assistance of a FINRA registered broker that will act as a market maker and submit the application on our behalf to FINRA. At the time of this prospectus, we do not have any market maker that has agreed to assist us with this process. There is no assurance that our securities will become eligible for trading on the OTC Markets or any other quotation service or that an active market for our ordinary shares will develop.

Investors are cautioned that you are buying shares of a Cayman Islands holding company with operations in Hong Kong by its Operating Subsidiary (as defined below).

AJVG is a holding company incorporated in the Cayman Islands with no material operations of its own, and we conduct our operations primarily in Hong Kong through our Operating Subsidiary (as defined below). References to the “Company,” “we,” “us,” and “our” in the prospectus are to AJVG, the Cayman Islands exempted company that will issue the Ordinary Shares being offered. This is an offering of the Ordinary Shares of AJVG, the Cayman Islands holding company, and not of the shares of the Operating Subsidiary. Investors in this offering may never directly hold any equity interests in the Operating Subsidiary.

Investing in the Shares is highly speculative and involves a high degree of risk. Before buying any Ordinary Shares, you should carefully read the discussion of material risks of investing in the Shares in “Risk Factors” beginning on page 18 of this prospectus.

All of our operations are located in Hong Kong, a Special Administrative Region of the People’s Republic of China (“China” or the “PRC”). Although Hong Kong operates under a different governmental and legal framework from mainland China, it remains a part of China and is subject to the overall sovereignty and laws of the PRC. As a result, the legal and operational risks associated with the PRC apply to our operations in Hong Kong. The PRC government has discretion to and may intervene in or influence our operations at any time should it choose to exercise its powers to apply PRC laws and regulations to Hong Kong. If the PRC government exercises such oversight, it could fundamentally impact our operations by requiring us to comply with new or existing PRC regulations, such as those relating to cybersecurity, data privacy, and anti-monopoly, which could force us to alter our practices, incur significant compliance costs, or severely restrict our ability to offer or continue to offer securities to investors.

While we and our subsidiaries have no operations in mainland China, we are still subject to certain legal and operational risks associated with our operating entities being based in Hong Kong and having all of our operations in Hong Kong. We may be subject to unique risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations. While we do not expect to be materially affected by recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, including but not limited to the cyber security review and regulatory review over overseas listing of our Ordinary Shares through an offshore holding company, due to the long arm provisions under the current PRC laws and regulations, we are subject to the risks of uncertainty about any future actions of the PRC government or authorities in Hong Kong in this regard.

We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China, should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, they may intervene in or influence our operations. Such governmental actions:

●	could result in a material change in our operations and/or the value of our securities;

●	could significantly limit or completely hinder our ability to continue our operations;

●	could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and

●	may cause the value of our securities to significantly decline or be worthless.

Because our operations are in Hong Kong, we are currently subject to the influence and discretion of the PRC government. The legal and operational risks associated with being based in and having operations in the PRC apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the PRC, complex and evolving PRC laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security, and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the possibilities that Chinese government may exercise significant oversight over the conduct of business in Hong Kong. These risks could result in material costs to ensure compliance, fines, material changes in our operations and/or the value of the securities we are registering for sale, and/or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For example, if the recent regulatory actions of the PRC government on data security, anti-monopoly or other data-related laws and regulations were to apply to us and/or our subsidiaries, we and/or our subsidiaries could become subject to certain anti-monopoly, cybersecurity and data privacy obligations, including the potential requirement to conduct a cybersecurity review for our public offerings on a foreign stock exchange, and the failure to meet such obligations could result in penalties and other regulatory actions against us and/or our subsidiaries and may materially and adversely affect our subsidiaries’ business and our results of operations. We believe that we and the Operating Subsidiary is not currently required to obtain permission from or complete filing procedure with the PRC and/or Hong Kong government authorities to list on a U.S. securities exchange and consummate this offering, including the permission requirement or complete filing procedure for any data security or anti-monopoly concerns. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange in the United States, or even when such permission is obtained or such filing is completed, it will not be subsequently denied or rescinded. See “Risk Factors — Risks Related to Doing Business in Hong Kong — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.” on page 25; and “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 30.

We are aware that recently the PRC government has initiated a series of regulatory actions and new policies to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC” beginning on page 11.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the Cyberspace Administration of China (the “CAC”), jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

The Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor are we or the Operating Subsidiary are covered by permission requirements from the CAC that is required to approve our Hong Kong subsidiaries’ operations and our offering, as our Hong Kong subsidiaries will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) the Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations does not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, the Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data the Operating Subsidiary has collected is stored in servers located in Hong Kong, and we and the Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor has received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and the Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor the Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China government authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor the Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. Since the CSRC Filing Rules are newly promulgated, their interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If the CSRC Filing Rules become applicable to us or the Operating Subsidiary in Hong Kong, if the Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to the Operating Subsidiary in Hong Kong, the business operation of the Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. While, we do not believe we are covered by the permission requirements from CSRC or CAC, investors of our company and our business may face potential uncertainty from actions taken by the PRC government affecting our business. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the PRC regulatory authorities, which could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. See “Risk Factors — Risks Related to Doing Business in Hong Kong — If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless” on page 30.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers. The PRC government may also intervene or impose restrictions on our ability to move out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Furthermore, PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company or any of our subsidiaries to obtain regulatory approval from PRC authorities before this offering. These actions could result in a material change in our operations and could significantly limit or completely hinder our ability to complete this offering or cause the value of the Shares to significantly decline or become worthless. See “Prospectus Summary — Recent Regulatory Developments in the PRC” beginning on page 11.

Furthermore, as more stringent criteria, including the Holding Foreign Companies Accountable Act (the “HFCA Act”), have been recently imposed by the SEC and the Public Company Accounting Oversight Board (“PCAOB”), recently, the Shares may be prohibited from trading if our auditor cannot be fully inspected. Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess WWC P.C.’s compliance with applicable professional standards. WWC P.C. is headquartered in San Mateo, CA and can be inspected by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021, relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong. On August 26, 2022, CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets, under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 31.

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our Chief Financial Officer and subject to approval by our board of directors (“Board of Directors”).

Subject to due corporate authorization in accordance with its Amended and Restated Memorandum and Articles (as defined below) and compliance with the Companies Act of the Cayman Islands, there is no prohibition under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles preventing AJVG to provide funding to its direct subsidiaries through shareholder’s loans or equity contributions, subject to compliance with the Companies Act, our Amended and Restated Memorandum and Articles and all applicable laws. As a holding company, AJVG may rely on dividends and other distributions on equity paid by its subsidiaries for its cash and financing requirements. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If any of AJVG’s subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to AJVG. For the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024, AJVG, AJV BVI (as defined below), and AJV HK (as defined below) did not declare or pay any dividends and there was no transfer of assets among AJVG and its subsidiaries. We do not have any current intentions to distribute further earnings. If we decide to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from the Operating Subsidiary by way of dividend payments. See “Dividend Policy,” “Risk Factors — Risks Related to The Shares — We rely on dividends and other distributions on equity paid by the Operating Subsidiary to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.” on page 36, and “Consolidated Statements of Change in Shareholders’ Equity in the Report of Independent Registered Public Accounting Firm” for further details.

We are an “emerging growth company” and a “foreign private issuer” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Neither the Securities and Exchange Commission (as defined below) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2026.

We are responsible for the information contained in this prospectus and any free writing prospectus we prepare or authorize. Neither we, nor the Selling Shareholder have authorized anyone to provide you with different information, and we and the Selling Shareholder take no responsibility for any other information others may give you. We are not, and the Selling Shareholder are not, making an offer to sell the Shares in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or the sale of any Ordinary Shares.

For investors outside the United States: Neither we nor the Selling Shareholder have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

AJVG is an exempted company with limited liability incorporated under the laws of the Cayman Islands and a majority of our issued and outstanding Ordinary Shares are owned by non-U.S. residents. Under the rules of the SEC we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Exchange Act.

i

CONVENTIONS THAT APPLY TO THIS PROSPECTUS

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to:

●	“AJV BVI” refers to Advance JV Limited, a BVI business company limited by shares incorporated in the BVI, a direct wholly owned subsidiary of AJVG;

●	“AJV HK” and “Operating Subsidiary” refers to Advance JV Construction Limited, a company incorporated in Hong Kong with limited liability, an indirectly wholly owned subsidiary of AJVG and our sole operating subsidiary in Hong Kong;

●

“Amended and Restated Articles of Association” means the amended and restated articles of association of our Company conditionally adopted on 17 July 2026 by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective, as amended from time to time;

●	“Amended and Restated Memorandum and Articles” refers to the amended and restated memorandum of association and the Amended and Restated Articles of Association of our Company conditionally adopted on 17 July 2026 by the Company conditional upon and with effect from the date on which the Registration Statement becomes effective, as amended from time to time;

●	“BVI” refers to the British Virgin Islands;

●	“Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Company,” “we,” “us,” and “AJVG” refers to Advance JV Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands on July 29, 2025, that will issue the Ordinary Shares being offered and does not include its subsidiaries, AJV BVI and AJV HK;

●	“Controlling Shareholder” refers to the ultimate beneficial owner of the Company as at the date of this prospectus, Mr. Chung Yan Ngan. See “Management” and “Principal Shareholders” for more information;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“Group” refers to the Company and its subsidiaries, AJV BVI and AJV HK;

●	“HKD” or “HK$” refers to Hong Kong dollar(s), the lawful currency of Hong Kong;

●	“Hong Kong” refers to Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Independent Third Party” refers to a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse or descendant (by birth or adoption) of any 5% owner of the Company;

●	“mainland China” refers to the PRC (excluding Hong Kong, Macau and Taiwan);

●	“Memorandum and Articles” refers to the memorandum of association and the articles of association of our Company adopted on July 29, 2025;

●	“mini-piles” refers to a type of piles which consist of one or more steel bars encased by grout inside a borehole, which in general does not exceed 610 mm in diameter;

●	“Mr. Chung” refers to Mr. Chung Yan Ngan, our Controlling Shareholder;

●	“Offering” refers to the public offering of Advance JV Group Limited;

●	“Ordinary Shares” or “Shares” refer to the ordinary shares, par value US$0.0001 per ordinary share, of our Company;

●	“our Group” or “the Group” refers to Advance JV Group Limited and its subsidiaries;

●	“PCAOB” refers to Public Company Accounting Oversight Board;

●	“pile cap” refers to a concrete structure built on the head of a pile or a group of piles for transmission of loads from the structure above to the pile or group of piles;

●	“piling” refers to any work in connection with or for the sinking or forming of a pile in the ground by hammering, jacking, screwing, augering, boring, jetting, vibrating, casting or any other means and also means the driving or sinking of any casing or tube into the ground to form a well or shaft for foundation purposes, whether or not the casing or tube is later extracted;

●	“PRC” or “China” refers to the People’s Republic of China, and only in the context of describing PRC rules, laws, regulations, regulatory authority, and any PRC entities or citizens under such rules, laws and regulations and other legal or tax matters in this prospectus, excludes Hong Kong, Macau and Taiwan; given the PRC government’s authority and oversight may extend to Hong Kong, the legal and operational risks associated with operating in China also apply to operations in Hong Kong;

●	“PRC government” or “PRC authorities,” or variations of such words or similar expressions, refer to the central, provincial, and local governments of all levels in mainland China, including regulatory and administrative authorities, agencies and commissions, or any court, tribunal or any other judicial or arbitral body in mainland China;

ii

●	“PRC laws” refer to all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the binding effect of law in mainland China;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“U.S. dollars” or “$” or “US$” or “USD” or “dollars” refers to United States dollar(s), the lawful currency of the United States.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

AJVG is a holding company with operations conducted in Hong Kong through its Operating Subsidiary in Hong Kong, Advance JV Construction Limited. Advance JV Construction Limited’s reporting currency is Hong Kong dollars. This prospectus contains translations of Hong Kong dollars into U.S. dollars solely for the convenience of the reader. Unless otherwise noted, all translations from Hong Kong dollars to U.S. dollars and from U.S. dollars to Hong Kong dollars in this prospectus were calculated at the rate of US$1 = HK$7.8, with reference to the pegged rate within the band of HK$7.75-HK$7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

iii

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in the Shares. You should read the entire prospectus carefully, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and the related notes thereto, in each case included in this prospectus. You should carefully consider, among other things, the matters discussed in the section of this prospectus titled “Business” before making an investment decision. Unless the context otherwise requires, all references to “AJVG,” “we,” “us,” “our,” the “Company,” and similar designations refer to Advance JV Group Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands.

Overview

AJVG is a holding company incorporated in the Cayman Islands. We operate our business through our Operating Subsidiary, Advance JV Construction Limited, in Hong Kong. AJV HK commenced business in 2021 mainly undertaking foundation works as a subcontractor. Since then, we have established ourselves as a specialized construction works contractor providing foundation, site formation and ground investigation works and ancillary services. AJV HK is currently a registered subcontractor in the foundation and pilings sub-categories of sheet piles, micro-piles and socketed H-piles and in the general civil works sub-categories of earthwork, road drainage and sewer, geotechnical works, marine works and ground investigation with the Construction Industry Council of Hong Kong and AJV HK was recently awarded registered specialist contractor status in foundation works, ground investigation field works and site formation works with the Buildings Department of Hong Kong.

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	We have an established track record in the construction industry in Hong Kong

●	Implementation of stringent quality assurance system

●	Experienced and professional management team

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Expand our workforce

●	Acquisition of additional machinery

●	Compete for sizeable and profitable construction projects

●	Tender for higher value projects as main contractor and expand ground investigation field works as a core competency

Our Challenges and Risks

We are subject to numerous risks and uncertainties inherent to a construction contractor in Hong Kong as well as challenges to the successful implementation of our strategies and the growth of our business. These risks and challenges include, among other things:

●	Expanding our workforce and acquiring machinery involves taking on additional overhead, and the significant capital investment may not result in corresponding growth

●	Competition for sizeable and profitable foundations projects is intense, and our strategy of focusing on competing for a limited number of lucrative foundation works contracts does not guarantee we can secure these contracts

●	We have historically provided services as a subcontractor, and our strategy to take on projects as a main contractor exposes us increased risks, including liability for project delays if work is not delivered by the completion date, liability for serious accidents and fatalities that occur on-site, risks of cost overruns as main contracts are typically awarded on lump-sum fixed price basis

●	We rely heavily on a limited number of customers for the majority of our revenue

●	Our income is derived from projects that are non-recurrent in nature. As we do not have any long-term commitments from customers, our future growth depends on our ability to successfully bid and secure new projects

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Corporate History and Structure

Our Operating Subsidiary was incorporated as a company with limited liability under the laws of Hong Kong in January 2021.

AJVG was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on July 29, 2025. AJVG’s direct subsidiary is AJV BVI, a company incorporated under the laws of the BVI on August 7, 2025, and the holding company of our Operating Subsidiary.

As part of our reorganization for the purpose of this offering, the following share transactions have taken place:

1)	On July 29, 2025, one (1) Ordinary Share was allotted and issued as fully paid to Quality Corporate Services Ltd, the initial subscriber and an independent third party, and the one (1) Ordinary Share was subsequently transferred on the same day to Accurate Goal Ventures Limited, a company incorporated under the laws of the BVI and wholly owned by our Controlling Shareholder. On the same date, an additional 9,999 Ordinary Shares were allotted and issued by AJVG to Accurate Goal Ventures Limited at par value per Ordinary Share.

2)	On September 29, 2025, our Controlling Shareholder entered into a sale and purchase agreement with AJV BVI, pursuant to which our Controlling Shareholder transferred 100 ordinary shares in our Operating Subsidiary, representing its entire issued share capital, to AJV BVI.

3)	On October 18, 2025, AJVG allotted and issued 13,490,000 Ordinary Shares to Accurate Goal Ventures Limited at par value per Ordinary Share.

4)	On October 31, 2025, Accurate Goal Ventures Limited entered into individual sale and purchase agreements with Distinctive Idea Investments Limited, Expert Win International Limited, Wise Blaze Ventures Limited, and Grand Coral Management Limited, pursuant to which Accurate Goal Ventures Limited transferred (i) 661,500 Shares to each of Distinctive Idea Investments Limited, Expert Win International Limited, and Wise Blaze Ventures Limited at a consideration of US$49,934 each and (ii) 526,500 Shares to Grand Coral Management Limited at a consideration of US$39,743.

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On March 3, 2026, Accurate Goal Ventures Limited repurchased 661,500 Ordinary Shares from each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 respectively, and 526,500 Ordinary Shares from Grand Coral Management Limited at a consideration of US$39,743.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Mr. Chung Yan Ngan

100%
Accurate Goal Ventures Limited
(BVI)
Pre-offering: 100%
Advance JV Group Limited
(Cayman Islands)
100%
Advance JV Limited
(BVI)
100%
Advance JV Construction Limited
(Hong Kong)

Holding Company Structure

AJVG is a Cayman Islands holding company with no material operations of its own, and we conduct our operations primarily in Hong Kong through the Operating Subsidiary. This is an offering of the Ordinary Shares of AJVG, an exempted company with limited liability incorporated under the laws of the Cayman Islands, instead of the shares of the Operating Subsidiary. Investors in this offering will not directly hold any equity interests in the Operating Subsidiary.

As a result of our corporate structure, AJVG’s ability to pay dividends may depend upon dividends paid by the Operating Subsidiary. If our Operating Subsidiary or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 E. 42nd St., 18th Floor, New York, NY 10168, telephone number +800-221-0102.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors” and “Enforceability of Civil Liabilities” for more information.

Transfers of Cash To and From Our Subsidiaries

Our management monitors the cash position of the Operating Subsidiary regularly and prepares budgets on a monthly basis to ensure it has the necessary funds to fulfil its obligations for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to our chief financial officer and subject to approval by the board of directors.

The ability of AJVG to transfer cash to its subsidiaries is subject to the following: subject to due corporate authorization in accordance with its Amended and Restated Memorandum and Articles and compliance with the Companies Act, there is no prohibition under the laws of the Cayman Islands and its Amended and Restated Memorandum and Articles preventing AJVG to provide funding to its direct subsidiaries through shareholder’s loans or equity contributions, subject to compliance with the Companies Act, our Amended and Restated Memorandum and Articles and all applicable laws.

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The ability of AJV BVI, the direct subsidiary of AJVG, to transfer cash to AJVG is subject to the following: according to the BVI Business Companies Act 2004 (as amended), AJV BVI may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due.

The ability of our Operating Subsidiary to transfer cash to AJV BVI is subject to the following: according to the Companies Ordinance of Hong Kong, our Operating Subsidiary may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

For the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024, AJVG, AJV BVI, and AJV HK did not declare or pay any dividends and there was no transfer of assets among AJVG and its subsidiaries.

If we determine to pay dividends on any of the Shares in the future, as a holding company, we will be dependent on receipt of funds from our subsidiaries by way of dividend payments. Our Operating Subsidiary is permitted under the laws of Hong Kong to provide funding to AJVG through dividend distributions without restrictions on the amount of the funds distributed.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Subject to the Cayman Islands laws and our Amended and Restated Memorandum and Articles, our board of directors may, by resolution of directors, authorize and declare a dividend to our shareholders at such time as they think fit. Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our shareholders after the completion of the IPO.

The Cayman Islands does not impose a withholding tax on payments of dividends by us to shareholders in the Cayman Islands.

Under Hong Kong law, dividends could only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves, as permitted under Hong Kong law. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor there is any restriction on foreign exchange to transfer cash between AJVG and its subsidiaries, across borders and to U.S. investors, nor there is any restrictions and limitations to distribute earnings from our business and subsidiaries, to AJVG and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Since Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, or the Basic Law, providing Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” The PRC laws and regulations do not currently have any material impact on transfer of cash from AJVG to our Operating Subsidiary nor from our Operating Subsidiary to AJVG and the investors in the U.S. There is currently no restriction or limitation under the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

4

See “Dividend Policy”, “Risk Factors — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business”, “Risk Factors — Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain”, and Consolidated Statements of Change in Shareholders’ Equity in the audited financial statements contained in this prospectus for more information.

Enforceability of Civil Liabilities

Our Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc., 122E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the U.S. federal securities laws or securities law of any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the U.S. federal securities laws or the securities laws of any U.S. state.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

5

All of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Directors and Executive officers	Age	Position
Mr. Chung Yan Ngan	34	Chief Executive Officer, Director and Chairman of the Board
Ms. Chan Hung Kuen	34	Director
Mr. Leung Chi Lung	36	Chief Financial Officer

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers LLP, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

6

Summary of Key Risks

Our business is subject to a number of risks, including risks that may prevent us from achieving our business objectives or may materially and adversely affect our business, financial condition, results of operations, cash flows, and prospects that you should consider before making a decision to invest in the Shares. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

●	A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers, some of which are our related parties, may materially and adversely affect our financial condition and operating results.

●	Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

●	Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

●	Reduction or termination of public and private sector projects in Hong Kong may adversely affect our revenue and results of operations

●	Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

●	Our Operating Subsidiary determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

●	The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers.

●	Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

●	Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

●	We face keen competition from other players in the market.

●	Our Group is dependent on key personnel and there is no assurance that our Group can retain them.

●	Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and our workforce.

●	Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. If our Operating Subsidiary experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

●	Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim.

7

●	Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

●	There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council.

●	Our insurance coverage may not be adequate to cover potential liabilities.

●	Possible difficulty in recruiting sufficient labor may hinder our future business strategies.

●	Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget.

●	We are exposed to interest rate risk, and we do not currently have a hedging policy to mitigate this risk.

●	If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations.

●	We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

●	We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

●	We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

●	We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

●	The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Risks Relating to Doing Business in Hong Kong

●	Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain. See a more detailed discussion of this risk factor with the same title on page 25 of this prospectus.

●	There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations. See a more detailed discussion of this risk factor with the same title on page 27 of this prospectus.

●	Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements. See a more detailed discussion of this risk factor with the same title on page 27 of this prospectus.

8

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See a more detailed discussion of this risk factor with the same title on page 30 of this prospectus.

●	Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently subject to inspection by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors that are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets, under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted. See a more detailed discussion of this risk factor with the same title on page 31 of this prospectus.

●	The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation. See a more detailed discussion of this risk factor with the same title on page 32 of this prospectus.

●	The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary. See a more detailed discussion of this risk factor with the same title on page 33 of this prospectus.

●	If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably. See a more detailed discussion of this risk factor with the same title on page 33 of this prospectus.

●	A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

●	Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

●	There are political risks associated with conducting business in Hong Kong. See a more detailed discussion of this risk factor with the same title on page 34 of this prospectus.

●	The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections. See a more detailed discussion of this risk factor with the same title on page 35 of this prospectus.

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws. See a more detailed discussion of this risk factor with the same title on page 35 of this prospectus.

●	Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside. See a more detailed discussion of this risk factor with the same title on page 36 of this prospectus.

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Risks Relating to our Ordinary Shares

●	There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

●	The trading price of the Shares may be volatile, which could result in substantial losses to you.

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

●	Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

●	If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

●	If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of the Shares may be more volatile than it otherwise would be.

●	Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

●	The board of directors may decline to register the transfer of Ordinary Shares in certain circumstances.

●	Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the board of directors, you must rely on price appreciation of the Shares for return on your investment.

●	Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

●	Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

●	Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

●	Certain judgments obtained against us by our shareholders may not be enforceable.

●	You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

●	Cayman Islands economic substance requirements may have an effect on our business and operations.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters. These practices may afford less protection to shareholders than they would enjoy if we were a U.S. domestic company.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

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●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

Recent Regulatory Developments in the PRC

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law of the Hong Kong Special Administrative Region, or the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, because Hong Kong is a part of the PRC, companies operating in Hong Kong may be subject to the laws of the PRC and face similar regulatory risks as those operated in the PRC. The PRC government may intervene in or influence our current or future operations in Hong Kong at any time or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like ourselves, including restricting their ability to offer securities to investors, list their securities on a U.S. or other foreign exchange, and conduct their business or accept foreign investment. In light of PRC government’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations and the enforcement of laws in the PRC can change quickly with little or no advance notice. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. For example, on July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Also, on July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Revised Draft”), which required that, in addition to “operators of critical information infrastructure,” any “data processor” controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and it further elaborated the factors to be considered when assessing the national security risks of the relevant activities.

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On December 24, 2021, the CSRC released the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (Draft for Comments) (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (together with the Draft Administrative Provisions, the “Draft Rules Regarding Overseas Listing”). The Draft Rules Regarding Overseas Listing lays out the filing regulation arrangement for both direct and indirect overseas listing and clarifies the determination criteria for indirect overseas listing in overseas markets. Among other things, if a domestic enterprise intends to indirectly offer and list securities in an overseas market, the record-filing obligation is with a major operating entity incorporated in the PRC, and such filing obligation shall be completed within three working days after the overseas listing application is submitted. The required filing materials for an IPO and listing shall include, but not be limited to: regulatory opinions, record filing, approval, and other documents issued by competent regulatory authorities of relevant industries (if applicable), and security assessment opinions issued by relevant regulatory authorities (if applicable). On December 27, 2021, the National Development and Reform Commission (“NDRC”) and the Ministry of Commerce jointly issued the Special Administrative Measures for Entry of Foreign Investment (Negative List) (2021 Version) (“Negative List”), which became effective and replaced the previous version. Pursuant to the Negative List, if a PRC company, which engages in any business where foreign investment is prohibited under the Negative List, or prohibited businesses seeks an overseas offering or listing, it must obtain the approval from competent governmental authorities. Based on a set of Q&A published on the NDRC’s official website, an NDRC official indicated that after a PRC company submits its application for overseas listing to the CSRC and where matters relating to prohibited businesses under the Negative List are implicated, the CSRC will consult the regulatory authorities having jurisdiction over the relevant industries and fields.

On January 4, 2022, the CAC, the NDRC, and several other administrations jointly adopted and published the revised Cybersecurity Review Measures (“CRM”), which took effect on February 15, 2022, and replaced the Revised Draft issued on July 10, 2021. Pursuant to the revised CRM, if a network platform operator holding personal information of over one million users seeks for “foreign” listing, it must apply for the cybersecurity review. In addition, operators of critical information infrastructure purchasing network products and services are also obligated to apply for the cybersecurity review for such purchasing activities. Although the CRM provides no further explanation on the extent of “network platform operator” and “foreign” listing, we do not believe we are obligated to apply for a cybersecurity review pursuant to the revised CRM, considering that (i) we are not in possession of or otherwise holding personal information of over one million users, and it is also very unlikely that we will reach such threshold in the near future; and (ii) as of the date of this prospectus, we have not received any notice or determination from applicable PRC governmental authorities identifying it as a critical information infrastructure operator.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, as approved by the State Council, released the CSRC Filing Rules, which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that, any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. We believe that we are not subject to the CSRC Filing Rules, because we are incorporated in the Cayman Islands and our subsidiaries are incorporated in Hong Kong, the British Virgin Islands and operate in Hong Kong without any subsidiary or VIE structure in mainland China, and we do not have any business operations or maintain any office or personnel in mainland China. However, as the CSRC Filing Rules and the supporting guidelines are newly published, there exists uncertainty with respect to the implementation and interpretation of the principle of “substance over form.” If our offering and listing is later deemed as “indirect overseas offering and listing by companies in mainland China” under the CSRC Filing Rules, we may need to complete the filing procedures for our offering and listing. If we are subject to the filing requirements, we cannot assure you that we will be able to complete such filings in a timely manner or even at all. Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operations, its ability to accept foreign investments, and the listing of the Shares on a U.S. or other foreign exchange. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the CSRC Filing Rules become applicable to the Operating Subsidiary or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to the Operating Subsidiary, the business operation of the Operating Subsidiary and the listing of the Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and the Operating Subsidiary becomes subject to the CAC or CSRC review, we cannot assure you that the Operating Subsidiary will be able to comply with the regulatory requirements in all respects, and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. If the Operating Subsidiary fails to receive or maintain such permissions or if the required approvals are denied, the Operating Subsidiary may become subject to fines and other penalties that may have a material adverse effect on our business, operations, and financial condition and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of the Shares to significantly decline or be worthless.

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Permission Required from Hong Kong and PRC Authorities

As of the date of this prospectus, the Operating Subsidiary has obtained all requisite licenses and approvals for the operation of their respective business in Hong Kong which remain in force and have not been suspended or revoked. The personnel of the Operating Subsidiary are also subject to the relevant laws and regulations. As of the date of this prospectus, AJVG is not required to obtain any permission or approval from Hong Kong authorities to issue the Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the United State and to issue the Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations.

As of the date of this prospectus, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities before listing in the United States and to issue our Ordinary Shares to foreign investors or operate the business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) the Operating Subsidiary was established and operate in Hong Kong and is not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. AJVG and the Operating Subsidiary are not required to obtain any permissions or approvals from any Chinese authorities to operate their business as of the date of this prospectus. No permissions or approvals have been applied for by the Company or denied by any relevant authority.

Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution (the “Basic Law”). The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political and legal environment in Hong Kong in the future. In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face similar regulatory risks as those operated in mainland China, including the ability to offer securities to investors, list their securities on a U.S. or other foreign exchanges, conduct their business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies.

Recent PCAOB Developments

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Pursuant to the HFCA act, our securities may be prohibited from trading on any U.S. stock exchanges if our auditor cannot be inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which took effect on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB issued a Determination Report, which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

Our auditor, WWC P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is headquartered in San Mateo, CA and is subject to inspection by the PCAOB. As of the date of this prospectus, our auditor is not subject to the determinations announced by the PCAOB on December 16, 2021 in mainland China or Hong Kong because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. The Protocol remains unpublished and is subject to further explanation and implementation. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has an exemption from the rule that a majority of the board of directors must be independent directors; unfettered ability to transfer information to the SEC.

On December 29, 2022, the Consolidated Appropriations Act was signed into law by President Joseph Biden, which contained, among other things, an identical provision to AHFCAA and amended the Holding Foreign Companies Accountable Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the Shares may be prohibited from trading or delisted.”

See “Risk Factors — Risks Relating to The Shares — Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently inspectable by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspectable by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets, under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted” on page 31.

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Implications of Being an Emerging Growth Company and a Foreign Private Issuer

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, and may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of the Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed US$1.235 billion, or we issue more than US$1 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

We are a foreign private issuer as defined by the SEC. As a result, we are exempt from certain provisions applicable to U.S. domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;

●	for interim report, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to U.S. domestic public companies;

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●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

Corporate Information

Our principal office is located at Unit 1105, 11/F, Tower A, New Mandarin Plaza, No.14 Science Museum Road, Tsim Sha Tsui East, Hong Kong. Our telephone number is (+852) 3611 9382. Our registered office in the Cayman Islands is located at the office of Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands. Our corporate website is https://www.advancejv.com/. Information contained on our website does not constitute part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor New York, NY 10168.

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The Offering

Issuer:	Advance JV Group Limited

Price per Ordinary Share in the Offering:	At a price of between $1.50 to $2.00

Securities being offered by us:	1,500,000 Ordinary Shares.

Price per Ordinary Share in secondary offering by the Selling Shareholder:	At a price of between $1.50 to $2.00 until our Shares are either listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX, or OTCQB, and thereafter at prevailing market prices or prices negotiated in private transactions.

Securities being offered for resale by the Selling Shareholder:	1,000,000 Ordinary Shares.

Duration:

The Ordinary Shares will be offered at a price range between $1.50 to $2.00 per Share for a period not to exceed 270 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days

Number of Ordinary Shares issued and outstanding before this offering:	13,500,000 Ordinary Shares.

Number of Ordinary Shares issued and outstanding immediately after this offering:	15,000,000 Ordinary Shares, assuming all the Shares in the Offering are sold.

Market for our Ordinary Shares:

There is no market for our securities. Our Ordinary Shares are not currently traded on any exchange or quoted on the OTC Markets. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application for our shares to be eligible for quotation on the OTC Markets. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Ordinary Shares may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We estimate that we will receive net proceeds from this Offering of approximately $1,787,973, based on the assumed offering price to the public in this Offering of $1.75 per Share (being the midpoint of the price range set out on the cover page of this prospectus) and after deducting estimated offering expenses, assuming all the Shares will be sold.

We plan to use the net proceeds of this offering, in order of priority, as follows:
● Approximately 80% for general working capital purposes; and
● Approximately 20% for acquisition of additional machinery;

For more information on the use of proceeds, see “Use of Proceeds” on page 50.

Transfer agent and registrar:	VStock Transfer, LLC

Risk factors:	Investing in the Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 18.

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RISK FACTORS

An investment in the Shares involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, before deciding to invest in the Shares. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations, and future growth prospects. In these circumstances, the market price of the Shares could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

A significant portion of our revenue was generated from contracts awarded by a limited number of customers, and any significant decrease in the number of projects with our major customers, some of which are our related parties, may materially and adversely affect our financial condition and operating results.

During the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, a significant portion of our revenue was derived from a small number of customers. Our top 5 customers, accounted for approximately 76.1%, 93.5% and 85.5% of our total revenue for the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024.

There is no assurance that we will continue to be awarded with contracts from our major customers, particularly our related parties, in the future. If there is a significant decrease in the number of projects awarded by our major customers, and we are unable to secure suitable projects of comparable size and quantity as replacements from other customers, our financial condition and operating results would be materially and adversely affected. In addition, in the event that our major customers experience any financial difficulties or cash flow problems, this may result in delay or default in payments to us, in which case our business could be materially and adversely affected.

Our business is subject to the risk of non-payment or delayed payment by our customers, including related parties, which could adversely affect our financial condition and results of operations.

We have significant contract receivable due from major customers, which includes our related party. Our top 5 customers by contract receivables accounted for an aggregate of approximately 76.8% 99.8% and 98.8% of our contract receivables as at November 30, 2025, May 31, 2025, and 2024, respectively.

The ability of these parties, including our related parties, to pay their obligations may be adversely affected by changes in their financial condition or other factors. We may experience difficulty collecting contract receivable due to disputes or financial difficulties of these customers, which could result in write-offs or bad debt expense, which may have a material adverse effect on our financial condition, and results of operations.

Our revenue is mainly derived from projects which are non-recurrent in nature and there is no guarantee that our customers will provide us with new businesses.

Our revenue is typically derived from projects which are non-recurrent in nature and our customers are under no obligation to award projects to us. During the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, we secured new businesses mainly through invitation for tender by customers. There is no assurance that we will be able to secure new contracts in the future. Accordingly, the number and scale of projects and the amount of revenue we are able to derive therefrom may vary significantly from period to period, and it may be difficult to forecast the volume of future business. Our directors consider that our success rate on project tendering depends on a range of factors, which primarily include our pricing and tender strategy, competitors’ tender and pricing strategy, the availability of our resources, level of competition and our customers’ evaluation standards. Furthermore, so far as our directors are aware, some of our customers have maintained an evaluation system to ensure that the service providers meet certain standards of management, industrial expertise, financial capability, reputation and regulatory compliance which may change from time to time. There is no assurance that we could achieve the same or higher tender success rate in the future as we did during the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024. If we fail to secure new contracts or there is a significant decrease in the number of tender invitations or contracts available for bidding in the future, our business, financial position and prospects could be materially and adversely affected.

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Reduction or termination of public and private sector projects in Hong Kong may adversely affect our revenue and results of operations

During the six months ended November 30, 2025 and the two fiscal years ended May 31, 2025, and 2024, we were mainly engaged in public sector projects in Hong Kong, where the ultimate employer was the Hong Kong Government. The nature, extent and timing of available public sector is generally determined by an interplay of a variety of factors, including the Hong Kong Government’s policies on infrastructure and public facilities development, its land supply and public housing policy and the general conditions and prospects of the Hong Kong’s economy. In the event the Hong Kong Government reduces its expenditure on or changes its policy on development of infrastructure, public facilities and public residential housing, the number of available public sector projects may decrease and our business, financial conditions and results of operations may be materially and adversely affected.

Further, property market downturn in Hong Kong, delay in infrastructure works, slowdown in economic growth and a rise in interest rates have resulted in weaker sentiment of property buyers as well as the wait-and-see sentiment of property developers, thereby resulting in a decrease in demand for private construction projects of residential buildings, commercial complexes and offices. In the event there is a significant decrease in the number of available private sector projects, our business, financial conditions and results of operations may be materially and adversely affected.

Failure to maintain safe construction sites and/or implement our safety management system may lead to the occurrence of personal injuries, property damages, fatal accidents or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Due to the nature of works in construction sites, risks of accidents or injuries to workers are inherent. Notwithstanding our occupational health and safety measures that are required to be followed by employees of our Group, accidents leading to personal injuries, property damages and/or fatal accidents remain an inherent risk at work sites. There is no assurance that there will not be any violation of our safety measures or other related rules and regulations by the employees of our Group or our subcontractors. Any such violation may lead to higher probability of occurrences, and/or increased seriousness, of personal injuries, property damages and/or fatal accidents at work sites, which may materially and adversely affect our business operations as well as our financial position to the extent not covered by insurance policies. Also, failure to maintain safe construction sites and/or to implement safety management measures resulting in the occurrence of serious personal injuries or fatal accidents may lead to negative publicity and/or suspension or non-renewal of our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council, which in turn adversely affect our reputation, financial position and results of operation.

In addition, any personal injuries and/or fatal accidents to the employees of our Group may lead to claims or other legal proceedings against our Group. Any such claims or legal proceedings could adversely and materially affect our financial position to the extent not covered by insurance policies. Also, notwithstanding the merits of any such claims or legal proceedings, we need to divert management resources and incur extra costs to handle these matters. Any such claims or legal proceedings could therefore have a material and adverse impact on our business operations.

Our Operating Subsidiary determines the price of its quotation or tender based on the estimated time and costs to be involved in a project and the actual time and costs incurred may deviate from our estimate due to unexpected circumstances, thereby leading to cost overruns and adversely affecting our operations and financial results.

Our Operating Subsidiary determines the price of its quotation or tender based on estimated cost plus a certain mark-up margin. The actual time and costs incurred, however, may be adversely affected by various factors, including (i) the specifications, underground conditions, and difficulties of the project; (ii) the duration of the project; (iii) the site locations and the conditions and risk of adjacent building structures; (iv) unfavorable weather conditions; and (v) the resources availability. Significant changes in any of these or other relevant factors may lead to delay in completion or costs overrun by us, and there is no assurance that the actual time and costs incurred would match our initial estimate. As the contracts between our Operating Subsidiary and its customers were generally fixed-price contracts or unit price contracts for which our unit prices stated in the bill of quantities are fixed and without any price adjustment clause, once it agrees on the quotation or tender price with the customer, it will generally have to bear any additional costs incurred. Such delays, cost overruns, or mismatch of actual time and costs with the estimates may cause our profitability to be lower than what we expected or may expose our Operating Subsidiary to litigation or claims from customers in case of delays, thereby adversely affecting our operations and financial results.

Furthermore, the contracts our Operating Subsidiary entered into normally contain specific completion schedule requirements and liquidated damages provisions (i.e., our Operating Subsidiary may have to pay its customers liquidated damages if our Operating Subsidiary or its subcontractors do not meet the schedules). Liquidated damages are typically levied at an agreed rate for each day of delay that is owing to the default. Our Operating Subsidiary may need to pay liquidated damages resulting from any failure to meet the completion schedule requirements of its contracts, to the extent that its customers do not grant it a time extension. This may reduce or diminish our expected profit and cash inflow from the relevant contracts.

The total actual value of work done may differ from the original estimated contract sum stated in our contracts with customers

For the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, our contracts with customers are mainly on fixed-price basis. In respect of fixed price items, the contract will specify an estimated contract sum based on the agreed unit rates and the estimated quantities of work items.

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We are required to carry out specified works at an agreed fixed price. If we encounter any cost overruns caused by material inaccuracies in cost estimation, unexpected delays, higher subcontractor costs (as subcontractors are generally engaged a remeasurement basis), we may be unable to pass these costs to our customers under fixed price contracts. This will lead to us absorbing these additional costs, which may adversely affect our profitability. Since the commencement of business of our Operating Subsidiary in 2021, and during the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024, save for the project mentioned on page 72, we did not encounter any such instances of cost overruns that materially affected the profitability of our projects or resulted in a loss-making project. However, we cannot assure you that we will not encounter such situations in the future.

Our customers may request additional, reduction or alteration of works beyond the scope of the contract during project implementation by placing variation orders with us. The aggregate amount of revenue that we are able to derive from a project may be different from the original estimated contract sum specified in the relevant contract due to variation orders placed by our customers. As such, there is no assurance that the amount of fees and charges as finally agreed with our customers would be sufficient to recover our costs incurred or provide us with a reasonable profit margin or the amount of revenue derived from our projects will not be substantially different from the original estimated contract sum as specified in the relevant contracts and our financial condition may be adversely affected by any decrease in our revenue as a result of variation orders. As a result, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024.

Cash inflows and outflows in connection with construction projects may be irregular and, thus, may affect our net cash flow position.

In a construction project, cash outflows for payment of certain operating expenditures may not align with progress payments to be received during the relevant periods. In general, we do not receive any prepayment from our customers. Nevertheless, during the commencement of a project, we may incur various costs, including, but limited to, purchase costs of construction materials and supplies. While progress payments will be paid after our construction work commences and is certified by our customers and/or consultants engaged by our customers. Accordingly, the cash inflows and outflows for a particular project may fluctuate as the construction works progress. If, during any particular period of time, there exists too many projects that require substantial cash outflow while we have significantly less cash inflows during that period, our cash flow position may be adversely affected.

Further, we are subject to credit risks of our customers and our liquidity is dependent on our customers making prompt progress payments and/or release of retention monies due to us. We rely on cash inflow from our customers to meet our payment obligation to our suppliers and our employees, which is dependent on prompt settlement of progress payment and timely release of retention monies by our customers. As such, we may record a significant cash outflow in the event that we take up too many capital-intensive projects during a particular period of time.

We cannot assure you that we will be able to recover all or any part of the amounts due from our customers or we will be able to collect all or any part of the trade receivables from our customers within the agreed credit terms or at all. Further, in the event that disputes arise between us and the main contractor or customer in relation to the variation orders, there is a possibility that we may take a longer time than the credit period offered to collect payments. Any failure by our customers to make payments on time and in full may lead to mismatch in our cash flows, which will negatively affect our cash flow position and affect (i) our ability to repay our suppliers and our employees; and (ii) our tendering decisions, as we may not be in a position to take up any more new projects with a high upfront costs. This will negatively affect our business operation and financial performance.

Any deterioration in the prevailing market conditions in the construction industry may adversely affect our performance and financial condition.

All our business operations are located in Hong Kong via our Operating Subsidiary. The direct customers of our Operating Subsidiary are primarily property developers and main contractors of various types of property development and civil engineering projects in Hong Kong. The number of projects awarded to our Operating Subsidiary depend highly on the prevailing market conditions in the construction industry, including shortage of skilled labor, economic fluctuations in Hong Kong, availability of new projects in the private sector; and general conditions and development of Hong Kong economy. If there is any significant deterioration in any of these factors, our operating results and financial conditions could be adversely affected.

We face keen competition from other players in the market.

The construction industry in Hong Kong is competitive. For instance, as at the date of this prospectus, according to Construction Industry Council, there were approximately 437 contractors registered under the subcontractor trade group of “Structural and Civil Works – Foundation and Piling” who engage in similar construction civil engineering works as our Operating Subsidiary. Some of our competitors may have certain advantages, including stronger brand names, greater access to capital, longer operating history, longer and more established relationship with main contractors or project owners, and greater marketing and other forms of resources. Further, some of the existing market players have been listed on stock exchanges, which may give them an advantage in terms of financing capability and reputation. New participants may enter the industry, provided that they possess all the various licenses, resources, experience, and qualifications required. Increased competition may result in lower operating margins and loss of market share, resulting in an adverse impact on our profitability and operating results.

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Our Group is dependent on key personnel and there is no assurance that our Group can retain them

Our directors believe that our success, to a large extent, is attributable to, among other things, the contribution of our Controlling Shareholder. Details of our Controlling Shareholder’s expertise and experience are set out in the section headed “Management” in this prospectus. Our key personnel as well as their management experience in the construction industry in Hong Kong are crucial to our operation and financial performance. Although we intend to enter into a service agreement with each of our executive directors, there could be an adverse impact on our operation should any of our executive directors terminate his service agreement with us or otherwise cease to serve our Group and appropriate persons could not be found to replace them. There is no assurance that we will be able to attract and retain capable staff in the future. In such event, the business and financial position and prospects of our Group could be materially and adversely affected.

Our ability to successfully tender for and undertake new projects is limited by the availability of our project management staff and our workforce

Our services capacity in undertaking several and sizeable construction projects is largely limited by the availability of our in-house project management staff and our workforce. However, shortage of experienced and skilled labor is a prolonged issue in the construction industry in Hong Kong. In view of the aforesaid, we may encounter difficulties in maintaining and recruiting sufficient number of project management staff or site workers for undertaking additional projects in the future.

During the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, our Group had from time to time received invitations for tenders when our available resources were occupied by other projects on hand. On occasion, in order to (i) maintain our business relationship with customers; (ii) maintain our presence in the market; and (iii) be informed of the latest market development and pricing trends which are useful for tendering projects in the future, we would respond to our customers’ invitations by submitting tenders instead of turning them down. In such circumstances, our executive directors would take a more prudent approach in costs estimation by factoring a higher profit margin even though it may cause our tender price to become less competitive than those submitted by our competitors. Therefore, our ability to successfully tender for new projects may be affected by the availability of our project management staff and workforce. There is a risk that we may not be awarded with new contracts by our customers as our tenders may become relatively less competitive due to limitation in our service capacity.

Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. If our Operating Subsidiary experience any shortage of labor, industrial actions, strikes, or material increase in labor costs, our operations and financial results would be adversely affected.

Our Operating Subsidiary relies on a stable workforce to carry out its construction projects. In particular, a large number of construction workers with various skills and expertise are required for each construction project.

In view of the current situation in the labor market, there is no assurance that the supply of labor and average labor costs will be stable. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting costs include the labor costs of our subcontractors. If there is a significant increase in the costs of labor and our Operating Subsidiary has to retain more labor by increasing their wages, the staff cost will increase and thus lower our profitability. On the other hand, if our Operating Subsidiary fails to retain our existing labor and/or recruit sufficient labor in a timely manner to cope with our existing or future projects, our Operating Subsidiary may not be able to complete its projects on schedule and may be subject to liquidated damages and/or incur a loss.

Failure to complete our projects on a reliable and timely basis could materially affect our reputation, our financial performance or may subject us to claim

The contracts with our customers generally contain a liquidated damages clause under which we are liable to pay liquidated damages to our customers if we are unable to deliver or perform the contractual works within the time specified in the contract. Liquidated damages are generally determined on the basis of a fixed sum per day. Delay in a project may occur from time to time due to various unforeseen factors such as shortage of manpower, delays by subcontractors, industrial accidents, and delay in delivery of materials. If there is any delay on our part in completion of a project, we may be liable to pay liquidated damages under the contract. There is no assurance that there will not be any delay in our existing and future projects resulting in claims in relation to liquidated damages, which in turn will have adverse impact on our reputation, business, financial condition and results of operations.

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Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and therefore is an uncertain indicator of future results of operations.

Our backlog consists of the remaining unearned revenue on awarded contracts. We include in our backlog estimates of the amount of consideration to be received and such estimated value is generally firm or can be estimated with a reasonable amount of certainty in both timing and amount. As work on these contracts commences, we increase or decrease the amount of backlog to take account of changes in estimated quantities under fixed-price contracts, and to reflect the change in conditions, change in orders and other variations from initially anticipated contract revenue and costs, including completion bonuses. Substantially all of the contracts in our backlog may be canceled or modified at the election of the customer. Reductions in backlog due to cancellation by a customer, or for other reasons, could significantly reduce the revenue that we actually receive from contracts in backlog. In the event of a project cancellation, we may be reimbursed for certain costs, but we typically have no contractual right to the total revenues reflected in our backlog. Backlog amounts are determined based on target price estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and from communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our business, financial condition, results of operations and cash flows could be materially and adversely affected.

There is no assurance that we will be able to renew our registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council

Our Operating Subsidiary is currently a registered on the register of subcontractors in the designated trade sub-categories of structural and civil - (i) foundation and piling, and (ii) general civil works, under the Registered Specialist Trade Contractors Scheme (formerly known as the Subcontractor Registration Scheme) of the Construction Industry Council. Subcontractors engaged under public sector projects initiated by the Government are generally required to possess registration under the Registered Specialist Trade Contractors Scheme of the Construction Industry Council. Renewal of registration under the Registered Specialist Trade Contractors Scheme is required every three or five years and is generally subject to certain technical and relevant industry experience requirements. There is no assurance that we will be able to renew such registration every time in the future. In the event of non-renewal of such registration, our reputation, our ability to obtain future businesses, and our business and financial position and prospects could be materially and adversely affected.

We are exposed to claims arising from latent defects liability. We do not maintain any defects liability insurance and we may face claims arising from latent defects that are existing but not yet active, developed or visible, found in the works which are constructed by us or our subcontractors. If there is any significant claim against us for latent defects liability of any default or failure of our services by our customers or other party, our profitability may be adversely affected.

Our contracts generally include a defects liability period of 12 months, following the completion of the relevant site works. During the defects liability period, we are typically required to rectify any defect without delay at our own cost if the defect is due to our non-conformance of works performed, or due to our neglect or failure to comply with our contractual obligation. Such obligation will be recognized as liability in the statement of financial position if the obligation is considered highly probable and the obliged amount can be reliably measured. Otherwise, such claim will be disclosed as contingent liability.

Our insurance coverage may not be adequate to cover potential liabilities

Certain risks disclosed elsewhere in this section such as risks in relation to customer concentration, our ability to obtain new contracts, our ability to retain and attract personnel, availability and performance of our workforce, project and cost management, our ability to maintain and renew our registrations, credit risk and liquidity risk, are generally not covered by insurance because they are either uninsurable or it is not cost justifiable to insure against such risks. Insurance policies covering losses from acts of war, terrorism, or natural catastrophes are also either unavailable or cost prohibitive.

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Further, we may be subject to liabilities against which we are not insured adequately or at all or liabilities against which cannot be insured. Should any significant liabilities arise due to accidents, natural disasters, or other events which are not covered or are inadequately covered by our insurance, our business may be adversely affected, potentially lead to a loss of assets, lawsuits, employee compensation obligations, or other forms of economic loss.

We cannot guarantee that our current levels of insurance are sufficient to cover all potential risks and losses. In addition, we cannot guarantee that we can renew our policies or can renew our policies on similar or other acceptable terms. If we suffer from severe unexpected losses or losses that far exceed the policy limits, it could have a material and adverse effect on our business, financial position, results of operations and prospect.

Our profitability may be affected by the potential increase in depreciation expenses and staff costs upon our planned acquisition of additional machinery and motor vehicles and our planned recruitment of additional staff

It is one of our business strategies to acquire additional machinery by utilizing a portion of the net proceeds from this offering so as to cope with our business development, increase our overall efficiency, capacity and technical capability in performing construction works as well as our ability to cater for different needs and requirements of different customers. In addition to the acquisition of additional machinery, our business strategies also include the recruitment of additional staff by utilizing a portion of the net proceeds from this offering so as to cope with our business development. Our planned investments in machinery and labor resources will increase our costs (including depreciation expenses and staff costs) but there is no assurance that there will be a satisfactory increase in our operational and financial performance as a result. Should we be unable to obtain more projects and increase our profitability after such planned investments, our business and financial position and prospects may be adversely affected.

Possible difficulty in recruiting sufficient labor may hinder our future business strategies

It is one of our business strategies to expand our labor resources by recruiting additional staff in order to cope with our business development and our planned purchases of additional machinery. However, our directors observed that the construction industry in Hong Kong has been facing the problem of labor shortage and ageing workforce. As a result, there may be potential difficulties for us to recruit sufficient labor for the implementation of our future business strategies. Any material difficulties in recruiting sufficient labor for the implementation of our future business strategies may adversely affect our ability to successfully grow our business, which may in turn adversely affect our business and financial position and prospects.

Our business plans and strategies may not be successful or be achieved within the expected time frame or within the estimated budget

We intend to further increase our capital reserve for financing our project up-front costs, enhance our machinery, strengthen our manpower and occupational safety management capability in order to cope with the expected increase in demand for our services. However, our plans and strategies may be hindered by risks including but not limited to those mentioned elsewhere in this section. There is no assurance that we will be able to successfully maintain or increase our market share or grow our business successfully after deploying our management and financial resources. Any failure in maintaining our current market position or implementing our plans could materially and adversely affect our business, financial condition and results of operations.

We are exposed to interest rate risk, and we do not currently have a hedging policy to mitigate this risk.

We are exposed to cash flow interest rate risk primary through changes in interest rates related to our bank loans and bank balances. While our management closely monitors our interest rate exposures and will consider hedging strategies should the need arise, we do not currently have an interest rate hedging policy to hedge against the risk of fluctuating interest rates.

During the two years ended May 31, 2025, we had outstanding bank loans with an aggregate principal amount of approximately HK$15.9 million with annual interest rates ranging from 3.0% to 8.2%. During the six months ended November 30, 2025, we had outstanding bank loans with an aggregate principal amount of approximately HK$19.6 million with annual interest rates ranging from 2.8% to 8.2%. Additionally, we held a non-bank loan of HK$1.4 million with a fixed annual interest rate of 12% as at May 31, 2025. Increases in interest rates would increase our debt financing obligations, which could adversely affect our cash flows and results of operations.

If we fail to comply with applicable anti-corruption and anti-bribery laws, our reputation may be harmed and we could be subject to penalties and significant expenses that have a material adverse effect on our business, financial condition and results of operations

We are subject to the anti-corruption and anti-bribery laws of Hong Kong, which include but are not limited to the Prevention of Bribery Ordinance. Our procedures and controls to monitor anti-corruption and anti-bribery compliance may fail to protect us from reckless or criminal acts committed by our employees. If we, due to either our own deliberate or inadvertent acts or those of others, fail to comply with applicable anti-corruption and anti-bribery laws, our reputation could be harmed and we could incur criminal or civil penalties, other sanctions and/or significant expenses, which could have a material adverse effect on our business, including our financial condition, results of operations, cash flows and prospects.

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We and the Operating Subsidiary are exposed to potential disruptions and risks from unforeseen disasters or crises.

The operations and business continuity of our Operating Subsidiary depend on its ability to operate its facilities and systems without significant interruption. Unforeseen events such as natural disasters, pandemics, power outages, or other catastrophic events could potentially disrupt their operations, leading to business interruption, financial loss, and damage to our reputation. While our Operating Subsidiary has in place business continuity plans, these plans might not be sufficient to mitigate all potential disruptions. Furthermore, in the context of a global pandemic, our operations may be severely impacted due to government-imposed restrictions, widespread illness among the employees of the Operating Subsidiary, or disruptions in supply chain. There is no guarantee that the contingency plans could fully prevent or remediate the effects of such unforeseen disasters or crises. Thus, our financial condition, results of operations, and business prospects may be adversely affected.

We may be a party to legal proceedings from time to time and we cannot assure you that such legal proceedings will not have a material adverse impact on our business.

We may be involved in claims and litigations in respect of various matters from our customers, workers and other parties concerned with our works from time to time. Such claims may include in particular employees’ compensation claims and personal injury claims in relation to personal injuries suffered by workers as a result of accidents arising out of and in the course of employment of the injured workers. There is no assurance that we will not be involved in any claims or legal proceedings, nor can we assure you that any such claims or legal proceedings would not have a material adverse impact on our business. Should any claims against us fall outside the scope and/or limit of insurance coverage, our financial position may be adversely affected. Regardless of the merits of any outstanding and potential claims, we need to divert management resources and incur extra costs to handle these claims, which could affect our corporate image and reputation if they were published by the press. If the aforesaid claims were successfully made against us and are not covered by insurance policies, we may need to pay damages and legal costs, which in turn could adversely affect our results of operations and financial position.

We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

Our Company was incorporated as a holding company on July 29, 2025. While the businesses of our subsidiary have been in operation since 2021, we do not have a long history of running an integrated group with standardized policies and procedures and on which our past performance may be judged. Given our limited operating history and the rapidly evolving market in which we compete, we may not be able to adequately predict our future prospects and results of operations in our operating segment, and we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology, and general and administrative capabilities. The aforesaid may all increase the risk of your investment in the Shares.

We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this Offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the Securities and Exchange Commission and the OTCQB Market require significantly heightened corporate governance practices for public companies. As a result, we expect these rules and regulations to increase our legal, accounting and financial compliance costs and make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. If we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our Shares could decline.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and rules subsequently implemented by the Securities and Exchange Commission and the OTCQB Market impose various requirements on the corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other generally applicable requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the Securities and Exchange Commission. We also expect that operating as a public company will make it more difficult and expensive for us to obtain director and officer liability insurance. We may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

In the past, shareholders of a public company often brought securities class action suits against the Company following periods of instability in the market price of that Company’s securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations, which could harm our results of operations and require us to incur significant expenses to defend the suit. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

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The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

As a publicly listed company, we will be required to file periodic reports with the Securities and Exchange Commission upon the occurrence of matters that are material to our Company and shareholders. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private Hong Kong and Chinese companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Risks Related to Doing Business in Hong Kong

Our key operations are in Hong Kong, a Special Administrative Region of the PRC. According to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the Shares. The PRC government may intervene or impose restrictions on our ability to move money out of Hong Kong to distribute earnings and pay dividends or to reinvest in our business outside of Hong Kong. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be quick with little advance notice and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

Advance JV Group Limited is a holding company and we conduct our operations in Hong Kong through our Operating Subsidiary. Hong Kong is a Special Administrative Region of the PRC. Although a portion of our customers are individuals from mainland China or companies that have shareholders and directors that are individuals from mainland China, the Operating Subsidiary does not have operations in mainland China or is not regulated by any regulator in mainland China. Furthermore, except for the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China (“Basic Law”), national laws of the PRC do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, there is no assurance that there will not be any changes in the political and legal environment in Hong Kong in the future. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws.

We do not have any operations in mainland China and currently do not have or intend to have any operating subsidiary established in mainland China or any contractual arrangement to establish a variable interest entity (“VIE”) structure with any entity in mainland China, but because all of our operations are conducted in Hong Kong through our wholly-owned Operating Subsidiary, and Hong Kong is a Special Administrative Region of China. Due to certain long-arm provisions in the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation and interpretation of laws in China as they may affect Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the PRC laws and regulations to Hong Kong and exercise significant direct influence and discretion over the operation of the Operating Subsidiary in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political environment or other unforeseeable reasons. As our operations are located in Hong Kong, we are currently subject to the influence and discretion of the PRC government. The legal and operational risks associated with being based in and having operations in the PRC also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the PRC legal system, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to a companies like the Operating Subsidiary and us, given the substantial operations of the Operating Subsidiary in Hong Kong and the Chinese government may exercise significant oversight over the conduct of business in Hong Kong. For example, if the PRC government applies its cybersecurity or data privacy laws to our operations, it could impact us by forcing us to make material changes to our day-to-day operations, including how we collect and process client data, lead to us incurring significant compliance costs, or risk incurring administrative penalties or fines that would adversely affect our financial condition.

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The PRC laws and regulations are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties, and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence the Operating Subsidiary’s operations at any time could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with customers in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations which are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC and our assertions and beliefs of the risk imposed by the PRC legal and regulatory system are by their very nature uncertain.

In addition, these PRC laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, which may result in inconsistency with our current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance, any associated inquiries or investigations, or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties, and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

We are aware that recently the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our daily business operation, the ability to accept foreign investments and list on a U.S. or other foreign exchange. Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could result in a material change in our operations and/could significantly limit or completely hinder our ability to complete this offering or cause the value of our Ordinary Shares to significantly decline or become worthless.

If we were to become subject to the direct influence and discretion of the PRC government at any time due to changes in laws or other unforeseeable reasons, the legal and operational risks associated with the PRC may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the PRC, complex and evolving PRC laws and regulations, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiary and us, given our substantial operations in Hong Kong. It may require material changes in our operations and/or result in increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. In addition, the market prices of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of any such government actions, as well as negative investor sentiment towards Hong Kong-based companies subject to direct PRC government oversight and regulation, regardless of our actual operating performance. There can be no assurance that the PRC government would not exert more oversight over our operations at any time.

While we are not currently required to obtain permission from the China Securities Regulatory Commission (“CSRC”) or other PRC authorities for the trading of our Ordinary Shares on OTC Market or this offering or for the offering of our Ordinary Shares to foreign investors outside of the PRC, however there is no guarantee that this will continue to be the case in the future, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any actions by the PRC government to exert more oversight and control over offerings (including businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

The PRC government may intervene or influence our operations at any time and may exert more control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of the Shares. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities.

For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollar into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and our Operating Subsidiary in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiary in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact our ability to conduct our business could require us to change certain aspects of our business to ensure compliance; decrease demand for our services; reduce revenues; increase costs; require us to obtain more licenses, permits, approvals, or certificates; or subject us to additional liabilities. To the extent any new or more stringent measures are implemented, our business, financial condition, and results of operations could be adversely affected and the value of our Ordinary Shares could decrease or become worthless.

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There are uncertainties regarding the interpretation and enforcement of PRC and Hong Kong laws, rules, and regulations.

All of our operations are conducted in Hong Kong, a Special Administrative Region of China. Although Hong Kong operates under a different governmental and legal framework from mainland China, it remains a part of China and is subject to the overall sovereignty and laws of the PRC. As a result, the legal and operational risks associated with the PRC apply to our operations in Hong Kong. The PRC government has discretion to and may intervene in or influence our operations at any time should it choose to exercise its powers to apply PRC laws and regulations to Hong Kong. As such the Operating Subsidiary may become subject to laws, rules, and regulations applicable to foreign investment in mainland China. The PRC legal system is a civil law system based on written statutes. Prior court decisions may be cited for reference but have limited precedential value, unlike the common law system applicable in Hong Kong. These laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement could be unpredictable with little advance notice, which could result in a material change in our operations and/or the value of the Shares.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules, and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules, and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules, and regulations are relatively new, and because of the limited number of published decisions and the non-binding nature of such decisions, and because the laws, rules, and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules, and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems.

Adverse regulatory developments in China may subject us to additional regulatory review, and additional disclosure requirements and regulatory scrutiny to be adopted by the SEC in response to risks related to recent regulatory developments in China may impose additional compliance requirements for companies like us with Hong Kong-based operations, all of which could increase our compliance costs and subject us to additional disclosure requirements.

While Hong Kong has its own legislative framework and judiciary under the Basic Law, it remains a Special Administrative Region of the PRC and is subject to the overall sovereignty of the PRC government. The recent regulatory developments in China, in particular with respect to restrictions on China-based companies raising capital offshore, may lead to additional regulatory review in China over our financing and capital raising activities in the United States. In addition, we may be subject to industry-wide regulations that may be adopted by the relevant PRC authorities, which may have the effect of limiting our service offerings, restricting the scope of our operations in Hong Kong, or causing the suspension or termination of our business operations in Hong Kong entirely. We may have to adjust, modify, or completely change our business operations in response to adverse regulatory changes or policy developments, and we cannot assure you that any remedial action adopted by us can be completed in a timely, cost efficient, or liability-free manner or at all.

On July 30, 2021, in response to the recent regulatory developments in China and actions adopted by the PRC government, the Chairman of the SEC issued a statement asking the SEC staff to seek additional disclosures from offshore issuers associated with China-based operating companies (including Hong Kong) before their registration statements will be declared effective. On August 1, 2021, the CSRC issued a statement saying that it had taken note of the new disclosure requirements announced by the SEC regarding the listings of Chinese companies and the recent regulatory development in China, and that both countries should strengthen communications on regulating China-related issuers. Since the Operating Subsidiary operate in Hong Kong, we cannot guarantee that we will not be subject to tightened regulatory review and we could be exposed to government interference from China.

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We may become subject to a variety of PRC laws and other obligations regarding data security offerings that are conducted overseas and/or foreign investment in China-based issuers, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, and results of operations and may hinder our ability to offer or continue to offer the Shares to investors and cause the value of the Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China” (“PRC Personal Information Protection Law”), which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in China, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise on the basis of the equity, assets, income, or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operators (together with the operators of critical information infrastructure, the (“Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

On February 17, 2023, the CSRC released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies and five interpretive guidelines (collectively, the “CSRC Filing Rules”), which came into effect on March 31, 2023. Under the CSRC Filing Rules, a filing based regulatory system shall be applied to “indirect overseas offerings and listings” of PRC domestic companies, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings, or other similar rights of a domestic company that operates its main business domestically. The CSRC Filing Rules state that any post-listing follow-on offering by an issuer in the same overseas market, including issuance of shares, convertible notes, and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering.

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Our Operating Subsidiary may collect and store certain data (including certain personal information) from our clients, who may be mainland China individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). The Measures for Cybersecurity Review (2021), PRC Data Security Law, the PRC Personal Information Protection Law, and the Draft Overseas Listing Regulations currently does not have an impact on our business, operations or this offering, nor do we or our Operating Subsidiary are covered by permission requirements from the CAC that is required to approve Operating Subsidiary’s operations and our Offering, as our Operating Subsidiary will not be deemed to be an “Operator” or a “data processor” that required to file for cybersecurity review before listing in the United States, because: (i) our Operating Subsidiary was incorporated in Hong Kong and operate only in Hong Kong without any subsidiary or VIE structure in mainland China and each of the Measures for Cybersecurity Review (2021), the Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiary has in aggregate collected and stored personal information of far less than one million users; (iii) all of the data our Operating Subsidiary have collected is stored in servers located in Hong Kong, and we and our Operating Subsidiary do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) as of the date of this prospectus, our Operating Subsidiary has not been informed by any PRC governmental authority of any requirement that it files for a CSRC review, nor received any inquiry, notice, warning, or sanction in such respect initiated by the CAC or related governmental regulatory authorities; and (v) data processed in our business should not have a bearing on national security nor affect or may affect national security, and we and our Operating Subsidiary have not been notified by any authorities of being classified as an Operator. Moreover, pursuant to the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy). Therefore, based on the PRC laws and regulations effective as of the date of this prospectus and subject to interpretations of these laws and regulations that may be adopted by mainland China authorities, neither we, nor our Operating Subsidiary in Hong Kong are currently required to obtain any permission or approval from the mainland China authorities, including the CSRC and CAC, to operate our business or to offer the securities being registered to foreign investors. As of the date of this prospectus, neither we nor our Operating Subsidiary have ever applied for any such permission or approval.

However, given the uncertainties arising from the legal system in mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of Draft Overseas Listing Regulations, CSRC Filing Rules, PRC Personal Information Protection Law, relevant mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiary and the listing of our Ordinary Shares on the U.S. or other foreign exchanges.

If the PRC Personal Information Protection Law becomes applicable to the companies headquartered in Hong Kong, our business, or the operation of our Operating Subsidiary, there can be no assurance that we or our subsidiaries will be able to comply with the PRC Personal Information Protection Law. Our Operating Subsidiary’s current practice of collecting and processing personal information may be required to be rectified or terminated by regulatory authorities. Failure to comply with any applicable requirements may subject our Operating Subsidiary to fines and other penalties which may have a material adverse effect on its business, operations, and financial condition. Furthermore, if the CSRC Filing Rules become applicable to our Operating Subsidiary in Hong Kong, if any of our Operating Subsidiary is deemed to be an “Operator”, or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law become applicable to our Operating Subsidiary in Hong Kong, the business operation of our Operating Subsidiary and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiary become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiary will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which our Operating Subsidiary currently operate or in which we or our Operating Subsidiary may operate in the future.

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Additionally, as our Operating Subsidiary is based in Hong Kong without mainland China operation and subsidiaries, under the currently effective PRC laws and regulations, we and our Operating Subsidiary are not required to seek approval from the CSRC, or any other PRC governmental authorities for our overseas listing plan, nor have we or our Operating Subsidiary received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities as of the date of this prospectus. However, since the CSRC Filing Rules were newly promulgated, its interpretation, application and enforcement remain unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If there is a significant change to the current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the listing or continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC, or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Rules on Overseas Listing published by CSRC on December 24, 2021 also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in mainland China-based issuers. It remains uncertain as to the enactment, interpretation, and implementation of regulatory requirements related to overseas securities offering and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiary. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiary. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from mainland China or Hong Kong authorities, we will not be able to list our Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Ordinary Shares significantly decline or be worthless.

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Although the audit report included in this prospectus is prepared by PCAOB registered auditor who are currently subject to inspection by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors that are subject to inspection by the PCAOB and, as such, in the future investors may be deprived of the benefits of the PCAOB inspection program. Furthermore, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely. Furthermore, on December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, and thus reduced the time before the Shares may be prohibited from trading or delisted.

WWC P.C. is a firm registered with the PCAOB and is subject to inspections by the PCAOB. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operated in Hong Kong like us may face similar regulatory risks as those operated in mainland China, and we cannot assure you that our current auditor’s work will continue to be able to be inspected by the PCAOB. As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress that, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq, of issuers included on the SEC’s list for three consecutive years, thus reducing the time period for triggering the prohibition on trading. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets. On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB, or other federal agencies and departments with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year (as defined in the interim final rules) under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Under the HFCA Act, our securities may be prohibited from trading in the United States, including on the OTCQB or other U.S. trading markets if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in the Shares being delisted. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCAA, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On September 22, 2021, the PCAOB adopted a final rule implementing the AHFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the AHFCAA, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the AHFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the SEC announced that the PCAOB designated mainland China and Hong Kong as the jurisdictions where the PCAOB is not allowed to conduct full and complete audit inspections as mandated under the HFCA Act. On August 26, 2022, the PCAOB signed a Statement of Protocol with the CSRC and the PRC MOF in respect to cooperation on the oversight of PCAOB-registered public accounting firms based in mainland China and Hong Kong. Pursuant to the Statement of Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September 2022 and November 2022. On December 15, 2022, the PCAOB announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. As a result of the announcement, any companies audited by registered public accounting firms headquartered in mainland China and Hong Kong would not face immediate threat of trading prohibitions at this time. However, if any regulatory change or step taken by PRC regulators in the future precludes the PCAOB from accessing auditing papers of registered public accounting firms in mainland China and Hong Kong, or the PCAOB re-evaluates its determination as a result of any obstruction with the implementation of the Statement of Protocol in the future, then the companies audited by those registered public accounting firms may be subject to a trading prohibition on U.S. markets pursuant to the HFCA Act. On December 29, 2022, the Consolidated Appropriations Act, 2023 (the “CAA”) was signed into law by President Biden. The CAA contained, among other things, an identical provision to the AHFCAA, which reduces the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two.

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The most recent inspection by PCAOB on accounting firms based in China and Hong Kong was conducted in early 2023 pursuant to which the PCOAB has issued enforcement actions against China-based registered auditing firms and their personnel. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control. The PCAOB is expected to continue to demand complete access to inspections and investigations against accounting firms headquartered in mainland China and Hong Kong in the future. The PCAOB is required under the HFCA Act to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in the mainland China and Hong Kong. The possibility of being a “commission-identified issuer” and risk of delisting could continue to adversely affect the trading price of our securities. Should the PCAOB again encounter impediments to inspections and investigations in mainland China or Hong Kong as a result of positions taken by any authority in either jurisdiction, the PCAOB will make determinations under the HFCA Act as and when appropriate.

The recent joint statement by the SEC, proposed rule changes submitted by Nasdaq, and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price, and reputation.

U.S. public companies with substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism, and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies, or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which requires a foreign company to certify that it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On June 22, 2021, the U.S. Senate passed the AHFCAA, which was signed into law on December 29, 2022, reduced the number of consecutive non-inspection years required for triggering the prohibitions under the HFCA Act from three years to two years.

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On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”; (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing; and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As a result of this scrutiny, criticism, and negative publicity, the traded stock of many U.S.-listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism, and negative publicity will have on us, our offerings, business, and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our Company. This situation will be costly and time consuming and distract our management from developing our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our share.

The effect of the Hong Kong Autonomy Act (“HKAA”) and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Operating Subsidiary.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the Hong Kong Autonomy Act (“HKAA”) into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

If we become subject to the recent scrutiny, criticism, and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the matter, which could harm our business operations, this offering, and our reputation and could result in a loss of your investment in the Shares, in particular if such matter cannot be addressed and resolved favorably.

During the last several years, U.S.-listed companies that have substantially all of their operations in China (including Hong Kong) have been the subject of intense scrutiny by investors, financial commentators, and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting, and, in many cases, allegations of fraud. As a result of the scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

If we become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time consuming and likely would distract our management from our normal business and could result in our reputation being harmed. Our share price could decline because of such allegations, even if the allegations are false.

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A downturn in the political and socioeconomic conditions in Hong Kong, mainland China, or the global economy, or a change in the economic and political policies of China, could materially and adversely affect our business and financial condition.

Our business may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange, and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but they may have a negative effect on us.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. If there is any significant decline in the global economy, our profitability and business prospects will be materially affected. Although we mainly operate our business through our Operating Subsidiary in Hong Kong, our clients principally consist of main contractors and subcontractors of building and infrastructure construction projects in Hong Kong. Demand for our construction services depends in part on the condition and growth of the overall construction industry in Hong Kong, which generally mirrors the economic conditions in the Hong Kong and Chinese economies. Macroeconomic factors such as interest rates, unemployment levels, demographic trends, availability of credit, and consumer confidence will affect the demand for residential, commercial and public infrastructure projects. A slowdown in the economy may cause property developers or the Hong Kong government to postpone or cancel new construction initiatives or reduce in infrastructure spending. Consequently, any prolonged economic downturn or instability in Hong Kong and/or China could result in a decreased demand for our services, pricing pressures, and reduced profit margins, which would have a material adverse effect on our business, financial condition, and results of operations.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the price of the Shares.

Our business is conducted in Hong Kong through our Operating Subsidiary; our books and records are reported in Hong Kong dollars, which is the currency of Hong Kong; and the financial statements that we file with the SEC and provide to our shareholders are presented in U.S. dollars.

Since 1983, Hong Kong dollars have been pegged to U.S. dollars at the rate of approximately HK$7.80 to US$1.00. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in U.S. dollars. The value of the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue, and financial condition.

We cannot assure you that the current policy of the pegging of Hong Kong dollars to U.S. dollars will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would, in turn, adversely affect the operations and profitability of our business.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social, and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market may adversely affect the business operations of the Company. Hong Kong is a Special Administrative Region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, while Hong Kong has its own legislative framework and judiciary under the Basic Law, it remains a Special Administrative Region of the PRC and is subject to the overall sovereignty of the PRC government. There is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

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Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development, including the Hong Kong National Security Law issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time, then-President Donald Trump signed an executive order and HKAA to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the United States, China, and Hong Kong, which could potentially harm our business.

The Hong Kong legal system embodies uncertainties that could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. The laws previously in force in Hong Kong, that is, the common law, rules of equity, ordinances, subordinate legislation and customary law are maintained. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. The Special Administrative Region of Hong Kong is responsible for its own domestic affairs including, but not limited to, the judiciary and courts of last resort, immigration and customs, public finance, currencies and extradition. Hong Kong continues using the English common law system.

On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. As the autonomy currently enjoyed may be compromised, it could potentially impact Hong Kong’s common law legal system and may, in turn, bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our business and operations. Additionally, intellectual property rights and confidentiality protections in Hong Kong may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including our ability to enforce our agreements with our clients.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in this prospectus based on Hong Kong laws.

Currently, all of our operations are conducted in Hong Kong outside the United States, and all of our assets are located outside the United States. All of our directors and officers are Hong Kong nationals or residents and a substantial portion of their assets are located in Hong Kong outside the United States. You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management named in the prospectus, as judgments entered in the United States can be enforced in Hong Kong only at common law. If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. In addition, the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in the PRC of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible. For more information regarding the relevant laws of the Cayman Islands and Hong Kong, see “Enforceability of Civil Liabilities.”

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in Hong Kong, where the majority of our clients reside.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and they could have a material adverse effect on us and our clients, our service providers, and our other partners. International trade disputes could result in tariffs and other protectionist measures that may materially and adversely affect our business.

Tariffs could increase the cost of the services and products, which could affect clients’ investment decisions. In addition, political uncertainty surrounding international trade disputes and the potential of their escalation to trade war and global recession could have a negative effect on client confidence, which could materially and adversely affect our business. We also may have access to fewer business opportunities, and our operations may be negatively impacted as a result. In addition, the current and future actions or escalations by either the United States or China that affect trade relations may cause global economic turmoil and potentially have a negative impact on our markets, our business, or our results of operations, as well as the financial condition of our clients, and we cannot provide any assurances as to whether such actions will occur or the form that they may take.

Risks Related to our Ordinary Shares

There has been no public market for our Ordinary Shares prior to this offering; if an active trading market does not develop, you may not be able to resell the Shares at any reasonable price.

There is no public market for our Ordinary Shares. We intend to seek quotation of our Ordinary Shares on the OTCQB Market after the effectiveness of the registration statement for this prospectus. Quotation of our Ordinary Shares on the OTC Markets will require a market maker filing an application to quote our Ordinary Shares and approval of that application. Prior to the completion of this offering, there has been no public market for our Ordinary Shares, and we cannot assure you that a liquid public market for our Shares will develop. If an active public market for our Shares does not develop, the market price and liquidity of our Shares may be materially and adversely affected.

Further, even if we are successful in having our Ordinary Shares quoted on OTCQB Market we cannot ensure that an active public market for our Shares will develop after this offering, or that if it does develop, it will be sustained. In the absence of a public trading market:

●	you may not be able to liquidate your investment in our Shares;
●	you may not be able to resell your Shares at or above the public offering price;
●	the market price of our Shares may experience more price volatility; and
●	there may be less efficiency in carrying out your purchase and sale orders.

Our management team has limited experience managing a public company.

The members of our management team have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. We are subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These obligations and constituents require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, and operating results.

Shares eligible for future sale may adversely affect the market price of our Shares, as the future sale of a substantial amount of outstanding Shares in the public marketplace could reduce the price of our Shares.

The market price of our Shares could decline as a result of sales of substantial amounts of our Shares in the public market, or the perception that these sales could occur. In addition, these factors could make it more difficult for us to raise funds through future offerings of our Shares. An aggregate of 13,500,000 Ordinary Shares are issued and outstanding before the consummation of this Offering and 15,000,000 Ordinary Shares will be issued and outstanding immediately after this Offering. All of the Shares sold in the Offering will be freely transferable without restriction or further registration under the Securities Act. The remaining Shares will be “restricted securities” as defined in Rule 144. These shares may be sold in the future without registration under the Securities Act to the extent permitted by Rule 144 or other exemptions under the Securities Act.

The trading price of the Shares may be volatile, which could result in substantial losses to you.

The trading prices of the Shares are likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and China. The securities of some of these companies have experienced significant volatility since their IPOs, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Hong Kong and PRC companies’ securities after their offerings may affect the attitudes of investors toward Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of the Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors toward Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are unrelated to our operating performance.

In addition to the above factors, the price and trading volume of the Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenues, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

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●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raisings, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, or directors;

●	release or expiry of lock-up or other transfer restrictions on our issued and outstanding Ordinary Shares; and

●	sales or perceived potential sales of additional Ordinary Shares.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

AJVG is a holding company, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us. Any limitation on the ability of our Hong Kong subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Our lack of effective internal controls over financial reporting may affect our ability to accurately report our financial results or prevent fraud, which may affect the market for and price of the Shares.

Prior to filing the registration statement of which this prospectus is a part, we were a private company with limited accounting personnel and other resources for addressing our internal control over financial reporting. Our management has not completed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. We have identified certain material weakness in our internal control over financial reporting. As defined in the standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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The material weaknesses identified related to the lack of sufficient competent financial reporting and accounting personnel with appropriate understanding of U.S. GAAP and SEC rules and regulations to address complex technical accounting issues and SEC reporting requirements. To remedy the identified material weaknesses, we intend to implement several measures to improve our internal control over financial reporting, including: (i) recruiting additional employees and external consultants with extensive knowledge of U.S. GAAP and SEC financial reporting requirements within our finance and accounting department; (ii) setting up a comprehensive accounting policy, checklists, and procedure manual in accordance with U.S. GAAP and SEC financial reporting requirements; (iii) implementing new closing and reporting procedures to ensure the accuracy and adequacy of financial data for the preparation of financial statements; (iv) conducting regular and continuous U.S. GAAP training programs and webinars for our financial reporting and accounting personnel; (v) improving financial oversight function for handling complex accounting issues under U.S. GAAP; and (vi) continuously developing and enhancing our internal audit function for the financial reporting matters. However, we cannot assure you that these measures may fully address the material weakness in our internal control over financial reporting or that we may not identify additional material weaknesses or significant deficiencies in the future.

We will be subject to the requirement that we maintain internal controls and that management perform periodic evaluation of the effectiveness of our internal controls. Effective internal control over financial reporting is important to prevent fraud. As a result, our business, financial condition, results of operations, and prospects, as well as the market for and trading price of the Shares, may be materially and adversely affected if we do not have effective internal controls. We may not discover any problems in a timely manner, and in such an event, our shareholders could lose confidence in our financial reporting, which would harm our business and the trading price of the Shares. The absence of internal controls over financial reporting may inhibit investors from purchasing the Shares and may make it more difficult for us to raise funds in a debt or equity financing. Additional material weaknesses or significant deficiencies may be identified in the future. If we identify such issues or if we are unable to produce accurate and timely financial statements, our share price may decline and we may be unable to maintain compliance with our financial reporting requirements.

If you purchase the Shares in this offering, you will incur immediate and substantial dilution in the book value of your Ordinary Shares.

If you purchase Shares in this offering, you will pay substantially more than our net tangible book value per Share. As a result, you will experience immediate and substantial dilution of US$1.54 per Share, representing the difference between our pro forma as adjusted net tangible book value per Share of US$0.21 as of November 30, 2025. See “Dilution” for a more complete description of how the value of your investment in our Shares will be diluted upon the completion of this offering.

Purchasers of Ordinary Shares in the secondary offering by the Selling Shareholder may pay more or less than purchasers of Ordinary Shares in our best efforts primary offering, and vice versa.

This prospectus relates to two separate offerings of our Ordinary Shares: (i) a primary offering of 1,500,000 Ordinary Shares by the Company at a price range between $1.50 and $2.00 per Share on a best efforts basis, and (ii) a secondary offering of 1,000,000 Ordinary Shares by the Selling Shareholder at a price range between $1.50 and $2.00 per Ordinary Share until such shares are listed on a national securities exchange or quoted on the OTC Bulletin Board, OTCQX or OTCQB, at which time they may be sold at prevailing market prices or in privately negotiated transactions. Because the offering prices in these two offerings may differ once our Ordinary Shares are listed or quoted on an exchange or market, purchasers of Ordinary Shares in the secondary offering could pay more or less than purchasers in our primary best efforts offering. Investors should be aware that the price paid by purchasers in one offering may not be indicative of the price at which shares may be purchased in the other offering, and that there can be no assurance that purchasers in either offering will be able to sell their Ordinary Shares at or above the price they paid.

There is no minimum amount of Ordinary Shares which have to be sold in this offering for us to close.  If we do not sell enough Shares to implement our business plan, you might lose your entire investment.

There is no required minimum amount of Ordinary Shares that must be sold in this offering. As a result, potential investors will not know how many shares will ultimately be sold nor the minimum amount of proceeds we will receive from the offering, which might be nothing. If we sell only a few Shares, potential investors may end up holding shares in a company that (i) has not received adequate proceeds from this offering to continue ongoing operations and (ii) does not have enough capital to properly implement its business plan.

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Transferability of Shares

The OTCQB is not designated as a “recognized exchange” for the purposes of the Securities and Investment Business Act, any shares in our Company will not benefit from the provisions of the Securities and Investment Business Act which relate to the transferability of shares in our Company while listed on a recognized exchange. As such, any transfer of shares in our Company would need to be made by way of the registration of such shares with a brokerage which would take legal title to such shares and thereby allow the beneficial title in such shares to be transferred in accordance with the rules of the OTC, or, such transfer would be required to be made by a written instrument of transfer signed by the transferor and containing the name and address of the transferee.

Our directors, officers, and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers, and principal shareholders hold in aggregate 100% of our issued Ordinary Shares. Our Controlling Shareholder, Mr. Chung Yan Ngan, will own 13,500,000 of our total issued and outstanding Ordinary Shares through Accurate Goal Ventures Limited, representing 90.0% of the total voting power upon completion of the Offering, assuming we are able to sell all of the Ordinary Shares we are offering through this prospectus; or 12,500,000 Ordinary Shares representing approximately 83.3% of our total voting power upon completion of the Offering assuming we are able to sell all of the Ordinary Shares we are offering through this prospectus and the Selling Shareholder sells all of the shares it is offering in the secondary offering.

The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets and might affect the prevailing market price of our Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The Board of Directors may decline to register the transfer of Ordinary Shares in certain circumstances.

Our board of directors may in its absolute discretion, decline to register any transfer of any Ordinary Share which has not been fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless: (i) the instrument of transfer is lodged with us, accompanied by the share certificate(s) for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do); (ii) the instrument of transfer is in respect of only one class of Ordinary Shares; (iii) the instrument of transfer is properly stamped, if required; and (iv) in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and (v) a fee of such sum as our board of directors may from time to time require is paid to us in respect thereof. If our board of directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged with the Company, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers of shares may, be suspended and the register closed at such times and for such periods (not exceeding thirty (30) days in any year) as our board of directors may from time to time determine. The period of thirty (30) days may be extended for a further period or periods not exceeding thirty (30) days in respect of any year if approved by the shareholders by ordinary resolution.

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Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of the Board of Directors, you must rely on price appreciation of the Shares for return on your investment.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow; our capital requirements and surplus; the amount of distributions, if any, received by us from our subsidiaries; and our financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. Accordingly, the return on your investment in the Ordinary Shares will likely depend entirely upon any future price appreciation of the Ordinary Shares. We cannot assure you that the Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Ordinary Shares. You may not realize a return on your investment in the Ordinary Shares, and you may even lose your entire investment in the Ordinary Shares. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of the Shares.

To the extent (i) we raise more money from this offering than required for the purposes explained in the section entitled “Use of Proceeds,” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from this offering. Our management will have broad discretion in the application of such net proceeds, including working capital, possible acquisitions, and other general corporate purposes, and we may spend or invest these proceeds in a way with which our shareholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

Following the effective date of our registration statement of which this prospectus is a part, we will become subject to the periodic reporting requirements of the Exchange Act. We will design our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. We believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple errors or mistakes. Additionally, controls can be circumvented by the individual acts of a person, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

Securities analysts may not publish favorable research or reports about our business or may publish no information at all, which could cause our Ordinary Share price or trading volume to decline.

If a trading market for our Ordinary Shares develops, the trading market will be influenced to some extent by the research and reports that industry or financial analysts publish about us and our business. We do not control these analysts. As a new public company, we may be slow to attract research coverage and the analysts who publish information about our Ordinary Shares will have had relatively little experience with us or our industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. In the event we obtain securities or industry analyst coverage, if any of the analysts who cover us provide inaccurate or unfavorable research or issue an adverse opinion regarding our Share price, our Share price could decline. If one or more of these analysts cease coverage of us or fail to publish reports covering us regularly, we could lose visibility in the market, which in turn could cause our Share price or trading volume to decline and result in the loss of all or a part of your investment in us.

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Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Hong Kong, or other relevant jurisdictions may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the U.S. federal securities laws or securities law of any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the U.S. federal securities laws or the securities laws of any U.S. state. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

CFN Lawyers LLP, our counsel as to the laws of Hong Kong has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States. See “Enforceability of Civil Liabilities.”

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by the provisions of our Amended and Restated Memorandum and Articles, and by the provisions of the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders, and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands.

The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in some jurisdictions in the United States, and some states (such as Delaware) have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

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Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by our management and members of the board of directors than they would as shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (2024 Revision) (the “ES Act”) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the Cayman Islands ES Act, if a company is considered to be a “relevant entity” (as defined in the ES Act) and is conducting one or more of the nine “relevant activities” (as defined in the ES Act), then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. As we are a Cayman Islands company, compliance obligations include making an annual notification in the Cayman Islands confirming whether or not the Company is carrying on any relevant activities and if it is, it must satisfy an economic substance test. Uncertainties over the interpretation and implementation of the ES Act may have an adverse impact on our business and operations. We may need to allocate additional resources and may have to make changes to our operations in order to comply with all applicable requirements under the ES Act. Failure to satisfy these requirements may subject us to penalties under the ES Act.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

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As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters. These practices may afford less protection to shareholders than they would enjoy if we were a U.S. domestic company.

As a foreign private issuer, we are permitted to follow our home country practices for certain governance matters. Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. Currently, we do not intend to rely on home country practices with respect to our corporate governance after we complete this offering. However, if we choose to follow home country practices in the future, our shareholders may be afforded less protection than they would otherwise enjoy if we were a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our issued Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the OTCQB Market rules and regulations. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of the Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of the Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of the Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds the Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

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We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an emerging growth company, as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley for so long as we remain an emerging growth company. As a result, if we elect not to comply with such attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We do not plan to opt out of such exemptions afforded to an emerging growth company. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective data.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an “emerging growth company.”

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), as well as rules subsequently implemented by the SEC, impose various requirements on the corporate governance practices of public companies. We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least US$1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of the Shares that is held by non-affiliates exceeds US$700 million as of the end of any second fiscal quarter before that time; and (2) the date on which we have issued more than US$1 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay the adoption of new or revised accounting standards until such time as those standards apply to private companies.

Compliance with these rules and regulations increases our legal and financial compliance costs and makes some corporate activities more time consuming and costly. After we are no longer an “emerging growth company,” or until five years following the completion of our IPO, whichever is earlier, we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of Sarbanes-Oxley and the other rules and regulations of the SEC. For example, as a public company, we will be required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We will incur additional costs in obtaining director and officer liability insurance. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on the board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

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We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, which may make it difficult for prospective investors to assess the value of our Ordinary Shares.

In addition to the risks addressed above in “The trading price of the Shares may be volatile, which could result in substantial losses to you,” our Ordinary Shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recent public offerings especially among those with relatively smaller public floats have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our Ordinary Shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Ordinary Shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Ordinary Shares. In addition, investors of our Ordinary Shares may experience losses, which may be material, if the price of our Ordinary Shares declines after this offering or if such investors purchase our Ordinary Shares prior to any price decline.

Holders of our Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Ordinary Shares. As a result of this volatility, investors may experience losses on their investment in our Ordinary Shares. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our Company’s financial performance and public image and negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “goal,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based upon information available to us as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements include statements about:

●	timing of the development of future business;

●	capabilities of our business operations;

●	expected future economic performance;

●	competition in our market;

●	continued market acceptance of our services;

●	changes in the laws that affect our operations;

●	inflation and fluctuations in foreign currency exchange rates;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	continued development of a public trading market for our securities;

●	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;

●	managing our growth effectively;

●	projections of revenue, earnings, capital structure, and other financial items;

●	fluctuations in operating results;

●	dependence on our senior management and key employees; and

●	other factors set forth under “Risk Factors.”

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus forms a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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INDUSTRY AND MARKET DATA

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys, and studies conducted by third parties, as well as estimates by our management based on such data. None of these third parties are affiliated with us, and the information contained in this prospectus has not been reviewed or endorsed by any of them. The market data and estimates used in this prospectus involve a number of assumptions and limitations. Industry publications, research, surveys, studies, and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus.

While we believe that the information from these industry publications, surveys, and studies is reliable, the industry in which our Operating Subsidiary operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Overview of the Civil Engineering Market in Hong Kong

Definition and Segmentation of Civil Engineering

Civil engineering encompasses a wide variety of works that include the design, construction and maintenance of infrastructure, namely roads, bridges, tunnel, dams and power plants. According to Development Bureau, civil engineering works are generally classified into four segments, namely (i) ports works; (ii) roads and drainage; (iii) site formation; and (iv) waterworks. In particular:

—	Roads works are usually grouped into two types, namely (i) construction of new roads, such as expressways, trunk roads, primary distributor roads, district distributor roads and local distributor roads, and (ii) maintenance of existing roads. Drainage and other works refer to construction, improvement and maintenance of sewage treatment facilities, storm water drainage facilities, as well as waste management and power plants.

—	Site formation works include excavations on sloping land, filling, landslip preventive works, landslip remedial works, and ground water drainage works. These works are necessary to prepare a piece of land for foundation works and the subsequent construction of buildings and other structures through preparation of land with required orientation, shape or levels that can accommodate particularly buildings and facilities.

Value Chain Analysis

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Subcontracting is a common practice in civil engineering industry whereby main contractors subcontract the large scale projects to other contractors with specialist licenses or capabilities in certain areas, including road and drainage works and site formation works, based on the track records, business relationship and capital requirements. In public sector, leading main contractors tender for the projects from the Government and government related organizations, which are then assigned to one or more subcontractors.

Joint venture, which refers to a business form that two or more person or entity engaged in a single defined project, is generally adopted by contractors for sizable civil engineering works. Key benefits of joint venture include enhancement of resources (e.g. capital and equipment) and technical expertise, as well as share the risk and costs involved. Establishment of joint venture is required for some large-scaled infrastructure projects by public owners.

Client concentration is a common occurrence within the civil engineering sector, in both public and private sector. The availability of construction works in Hong Kong depends on the Hong Kong Government’s spending on construction and infrastructure in Hong Kong and its land supply policy, the approval of the Legislative Council of Hong Kong, and the investment plans and strategies of property developers.

Gross Value of Civil Engineering Works in Hong Kong

The total gross value of construction works (GVCW) performed by main contractors in the fourth quarter of 2024 increased by 9.4% in nominal terms over a year earlier to $77.8 billion, according to the provisional results of the Quarterly Survey of Construction Output released on March 11, 2025 by the Census and Statistics Department. After discounting the effect of price changes, the provisional results showed that the total GVCW performed by main contractors increased by 7.2% in real terms over the same period. Analyzed by type of construction works, the GVCW performed at private sector sites totaled $22.4 billion in the fourth quarter of 2024, down by 3.6% in nominal terms over a year earlier. In real terms, it decreased by 5.6%. The GVCW performed at public sector sites increased by 32.7% in nominal terms over a year earlier to $32.5 billion in the fourth quarter of 2024. In real terms, it increased by 30.9%.

The Northern Metropolis development will have a significant impact on the civil engineering and construction sector in Hong Kong. In particular, the development of the “Northern Metropolis University Town” will require the construction of new campuses and facilities, with the government reserving more than 60 hectares of land in Hung Shui Kiu/Ha Tsuen, Ngau Tam Mei, and New Territories North New Town for this purpose. The construction of the Hong Kong-Shenzhen Innovation and Technology Park (HSITP) in the Loop and the adjacent Shenzhen I&T Zone will also involve substantial civil engineering work to develop the necessary infrastructure and buildings. Furthermore, the development of the four major zones, namely High-end Professional Services and Logistics Hub, I&T Zone, Boundary Commerce and Industry Zone, and Blue and Green Recreation, Tourism and Conservation Circle will necessitate the construction of various commercial, industrial, and recreational facilities. Lastly, the planned transport infrastructure projects, such as the Hong Kong-Shenzhen Western Rail Link (Hung Shui Kiu — Qianhai), Northern Metropolis Highway, and Route 11, will require extensive civil engineering work, contributing to the growth of the sector. As estimated by the Development Bureau, the total cost of projects in the Northern Metropolis will exceed HK$224 billion.

Growth Drivers

Sustained supply of residential units

The Hong Kong Long Term Housing Strategy was announced in 2014 to be the first long-term strategic document in housing since 1998, with three strategic directions set out to, among other things, stabilize the residential property market through steady land supply and timely demand-side management measures, and to promote good sales and tenancy practices for private residential properties. According to the Long Term Housing Strategy Annual Progress Report 2022, the projected housing demand based on established mechanism for the ten-year period from 2023 – 24 to 2032 – 33 is 421,000 units (rounded up to 430,000 units), and the Hong Kong government has set a target of supplying 301,000 public housing units and 129,000 private housing units.

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Urban Renewal Program

According to the Planning Department of Hong Kong, assuming no demolition, there will be 326,000 private housing units aged 70 or above by 2046, and there is an urgent need to step up the rejuvenation of dilapidated urban areas, especially for those located at densely built urban core, such as Sham Shui Po and Kowloon City. As stated in the Annual Report 2019 – 20 of Urban Renewal Authority, there were more than 10,000 buildings in Hong Kong aged 50 years or above, and the number is forecast to reach 28,000 by 2046. To address the aging problem, the Hong Kong government has increased the three-year target of 10,000 transitional housing units within the next three years to 15,000 units, order to relieve the pressure of families living in unpleasant living conditions. Moreover, with a growing emphasis on the preservation of these aged buildings by the means of proper repair and maintenance work under the Integrated Building Rehabilitation Assistance Scheme and Operating Building Bright 2.0, there is a rising demand for building demolition and development, building additions, and alterations work.

Entry barriers

Industry experience

Knowledge of civil engineering, geology, and technical expertise are several of the barriers to enter the foundation industry, given that such industry knowledge can only be accumulated through years of formal education, and vocational, and on-site practical training. Potential players that lack industry experience would encounter difficulties when entering the industry.

Sufficient capital and adequate capital management

Sufficient capital for project initiations and adequate capital management throughout the construction process to finance project operations are two essential factors for new entrants to take into consideration. Before project initiations, contractors have to ensure an abundant amount of cash for procurement of raw materials, leasing specialized machinery, recruitment of skilled labor, and other payment for its suppliers and subcontractors. During the construction process, sufficient capital is also required to guarantee the payment of wages, surety bond, and machinery rental for operation work, as contractors often need to pay for their suppliers and subcontractors before getting paid by their customers.

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USE OF PROCEEDS

Based upon an assumed IPO price of $1.75 per Ordinary Share, we estimate that we will receive net proceeds of approximately $1,787,973 from the sale of 1,500,000 Ordinary Shares after deducting estimated offering expenses, assuming we are able to sell of the Ordinary Shares we are offering through this prospectus.

Our offering is being made on a self-underwritten basis. No minimum number of shares must be sold in order for the offering to proceed. The offering price is assumed to be at $1.75 per Share (being the mid-point of the price range set out on the cover of this prospectus).

The primary purpose of this offering is to create a public market for the Shares for the benefit of all shareholders.

We plan to use the net proceeds of this offering, in order of priority, as follows:

●	Approximately 80% for general working capital purposes; and

●	Approximately 20% for the acquisition of additional machinery.

The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by us.

	If 25% of the Shares are sold	If 50% of the Shares are sold	If 75% of the Shares are sold	If 100% of the Shares are sold
	US$	US$	US$	US$
Gross Proceeds	656,250	1,312,500	1,968,750	2,625,000
Estimated Offering Expenses	(837,027)	(837,027)	(837,027)	(837,027)
Estimated Net Proceeds	(180,777)	475,473	1,131,723	1,787,973

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this registration statement. We reserve the right to change the use of proceeds that we presently anticipate and describe in this prospectus.

Changes in business conditions that could cause us to modify our use of proceeds include, but are not limited to:

●	Significant changes in market conditions affecting our industry;

●	Material adverse changes in our financial condition;

●	Unexpected operational challenges requiring additional working capital; and

●	Changes in government regulations affecting our planned use of proceeds.

To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

We will not receive any of the proceeds from the sale of the Shares by the Selling Shareholder pursuant to this prospectus. The Selling Shareholder will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses that they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus and any prospectus supplement.

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DIVIDEND POLICY

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business, and we do not anticipate declaring or paying any dividends in the foreseeable future.

For the years ended May 31, 2025, and 2024 and the six months ended November 30, 2025, AJVG did not declare or pay any dividends and there was no transfer of assets among AJVG and its subsidiaries.

For the years ended May 31, 2025, and 2024 and the six months ended November 30, 2025, our Operating Subsidiary did not declare or pay any dividends.

Subject to Cayman Islands laws and our Amended and Restated Articles of Association, our board of directors may, by resolution of directors, authorize and declare a dividend to our shareholders at such time as they think fit. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Please see the section entitled “Material Income Tax Considerations — Cayman Islands Taxation” of this prospectus for information on the potential tax consequences of any cash dividends declared.

As we are a holding company incorporated in the Cayman Islands, we rely on dividends paid to us by our subsidiaries for our cash requirements, including funds to pay any dividends and other cash distributions to our shareholders, service any debt we may incur, and pay our operating expenses. Our ability to pay dividends to our shareholders will depend on, among other things, the availability of dividends from our subsidiaries. According to the BVI Business Companies Act 2004 (as amended), a BVI company may make dividends distribution to the extent that immediately after the distribution, the value of the company’s assets exceeds its liabilities and that such company is able to pay its debts as they fall due. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect to dividends paid by us.

Cash dividends, if any, on the Shares will be paid in U.S. dollars.

51

CAPITALIZATION

The following table sets forth our capitalization as of November 30, 2025, on:

●	an actual basis; and

●	a pro forma as adjusted basis to give effect to the sale of 1,500,000 of the Ordinary Shares in this offering at the assumed price of $1.75 (the midpoint of the price range set forth on the cover page of this prospectus) per Ordinary Share, after deducting estimated offering expenses.

You should read this information together with our audited consolidated financial statements appearing elsewhere in this prospectus and the information set forth under the sections titled “Exchange Rate Information,” “Use of Proceeds,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of November 30, 2025
	Actual	Actual	Adjusted(1)
	HK$	US$	US$
Indebtedness
Short-term and Long-term bank borrowings	19,626,695	2,521,156	2,521,156
Operating lease liabilities – non-current	1,419,541	182,348	182,348

Equity
Ordinary Shares, US$0.0001 par value per share: 500,000,000 Ordinary Shares authorized; 13,500,000 Ordinary Shares issued and outstanding; 15,000,000 Ordinary Shares issued and outstanding pro forma	10,509	1,350	1,500
Subscription receivable	(10,509)	(1,350)	(1,350)
Additional paid-in capital	101	13	1,787,836
Retained earnings	10,559,317	1,341,402	1,341,402
Accumulated other comprehensive income (loss)		559	559
Total shareholders’ equity	10,559,418	1,341,979	3,129,947
Total capitalization	31,605,654	4,045,478	5,833,451

(1)	Reflects the sale of Ordinary Shares in this offering at an assumed price of $1.75 per Ordinary Share (being the midpoint of the price range set forth on the cover page of this prospectus), after deducting the estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only.

52

DILUTION

If you invest in the Shares in this offering, your interest will be immediately diluted to the extent of the difference between the offering price per Ordinary Share in this offering and the net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share. As of November 30, 2025, we had a historical net tangible book value of US$867,850, or US$0.06 per Ordinary Share. Our net tangible book value per Ordinary Share represents total tangible assets less intangible assets, all divided by the number of Ordinary Shares issued and outstanding as of November 30, 2025.

After giving effect to the sale of Ordinary Shares in this offering at the assumed offering price of US$1.75 per Ordinary Share (being the midpoint of the price range set forth on the cover page of this prospectus), we will have 15,000,000 Ordinary Shares issued and outstanding, and after deducting the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value at November 30, 2025, would have been US$3,129,947, or US$0.21 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.15 per Ordinary Share to existing investors and immediate dilution of US$1.54 per Ordinary Share to new investors. The following table illustrates this dilution to new investors purchasing Ordinary Shares in this offering:

Post-Offering(1)
Assumed Offering price per Ordinary Share, $1.75 per Share	$1.75
Net tangible book value per Ordinary Share as of November 30, 2025	$0.06
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Ordinary Shares in this offering	$0.15
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.21
Dilution per Ordinary Share to new investors in this offering	$1.54

Each US$0.25 increase (decrease) in the assumed offering price of US$1.75 per Ordinary Share, would increase (decrease) our pro forma as adjusted net tangible book value as of November 30, 2025, after this offering by approximately US$0.03 per Ordinary Share, and would increase (decrease) dilution to new investors by US$0.23 per Ordinary Share, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting the estimated offering expenses payable by us.

To the extent that we issue additional Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

The following table summarizes, on a pro forma basis as of November 30, 2025, the differences between the existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us in this offering, the total consideration paid, and the average price per Ordinary Share paid at the assumed offering price of US$1.75 per Ordinary Share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated offering expenses.

	Ordinary Shares purchased		Total consideration		Average price per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	13,500,000	90.00%	$1,350	0.05%	$0.00
New investors	1,500,000	10.00%	$2,625,000	99.95%	$1.75
Total	15,000,000	100.00%	$2,626,350	100.00%	$0.175

53

EXCHANGE RATE INFORMATION

AJVG is a holding company with operations conducted in Hong Kong through our Operating Subsidiary using Hong Kong dollars. Our Operating Subsidiary’s reporting currency is Hong Kong dollars. Translations of amounts from HK$ into US$ are solely for the convenience of the reader and were calculated at the rate of US$1 = HK$7.8, with reference to the pegged rate within the band of HK$7.75-HK$7.85 to US$1 as determined by the Linked Exchange Rate System in Hong Kong. No representation is made that the HK$ amount represents or could have been, or could be converted, realized or settled into US$ at that rate, or at any other rate.

54

CORPORATE HISTORY AND STRUCTURE

Corporate History and Structure

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, Advance JV Construction Limited. Our Operating Subsidiary HK has been operating principally as a subcontractor in the Hong Kong construction industry since 2021.

Our Operating Subsidiary was incorporated as a company with limited liability under the laws of Hong Kong on January 5, 2021.

AJVG was incorporated as an exempted company with limited liability under the laws of the Cayman Islands on July 29, 2025. AJVG’s direct subsidiary is AJV BVI, a company incorporated under the laws of the BVI on August 7, 2025, and the holding company of our Operating Subsidiary.

As part of our reorganization for the purpose of this offering, the following share transactions have taken place:

1)	On July 29, 2025, one (1) Ordinary Share was allotted and issued as fully paid to Quality Corporate Services Ltd., an initial subscriber and an independent third party, and the one (1) Ordinary Share was subsequently transferred on the same day to Accurate Goal Ventures Limited, a company incorporated under the laws of the BVI and wholly owned by our Controlling Shareholder. On the same date, an additional 9,999 Ordinary Shares were allotted and issued by AJVG to Accurate Goal Ventures Limited at par value per Ordinary Share.

(2)	On September 29, 2025, our Controlling Shareholder entered into a sale and purchase agreement with AJV BVI, pursuant to which our Controlling Shareholder transferred 100 ordinary shares in our Operating Subsidiary, representing its entire issued share capital to AJV BVI.

3)	On October 18, 2025, AJVG allotted and issued 13,490,000 Ordinary Shares to Accurate Goal Ventures Limited at par value per Ordinary Share.

4)

On October 31, 2025, Accurate Goal Ventures Limited entered into individual sale and purchase agreements with Distinctive Idea Investments Limited, Expert Win International Limited, Wise Blaze Ventures Limited, and Grand Coral Management Limited, pursuant to which Accurate Goal Ventures Limited transferred (i) 661,500 Shares to each of Distinctive Idea Investments Limited, Expert Win International Limited, and Wise Blaze Ventures Limited at a consideration of US$49,934 each and (ii) 526,500 Shares to Grand Coral Management Limited at a consideration of US$39,743.

On March 3, 2026, Accurate Goal Ventures Limited repurchased 661,500 Ordinary Shares from each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 respectively, and 526,500 Ordinary Shares from Grand Coral Management Limited at a consideration of US$39,743.

55

We are offering for sale up to [1,500,000] Ordinary Shares of AJVG, our Cayman Islands holding company in a “best-efforts” direct public offering without any involvement of underwriters, at a fixed price of $1.00 per Share.

Upon the completion of this offering, assuming we are able to sell all of the Ordinary Shares being offered, 15,000,000 Ordinary Shares will be issued and outstanding. Immediately after the completion of this offering, the Controlling Shareholder of AJVG will own 13,500,000 of the total issued and outstanding Ordinary Shares through Accurate Goal Ventures Limited, representing 90.0% of the total voting power or 12,500,000 Ordinary Shares representing approximately 83.3% of our total voting power, if the Selling Shareholder sells all of the shares it is offering in the secondary offering.

Our principal office is located at Unit 1105, 11/F, Tower A, New Mandarin Plaza, No. 14 Science Museum Road, Tsim Sha Tsui East, Hong Kong. Our telephone number is (+852) 3611 9382. Our registered office in the Cayman Islands is located at the office of Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town Grand Cayman, KY1-9006 Cayman Islands. Our corporate website is https://www.advancejv.com/. Information contained on our website does not constitute part of this prospectus.

Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

The chart below illustrates our corporate structure and identifies our subsidiaries as of the date of this prospectus:

Mr. Chung Yan Ngan

100%
Accurate Goal Ventures Limited
(BVI)
100%
Advance JV Group Limited
(Cayman Islands)
100%
Advance JV Limited
(BVI)
100%
Advance JV Construction Limited
(Hong Kong)

Name	Background		Ownership
Advance JV Limited	– – – –	A BVI company Incorporated on August 7, 2025 Issued share capital of US$1.00 Investment holding company	100% owned by AJVG

Advance JV Construction Limited	– – – –	A Hong Kong company Incorporated on January 5, 2021 Issued share capital of HK$100 Provision of construction engineering works	100% owned by AJV BVI

We are offering for sale up to 1,500,000 Ordinary Shares of AJVG, our Cayman Islands holding company in a “best-efforts” direct public offering without any involvement of underwriters, at a price range between $1.50 to $2.00 per Share.

Upon completion of this offering, our Controlling Shareholder will own 13,500,000 of our total issued and outstanding Shares, representing approximately 90.0% of the total voting power or 12,500,000 Ordinary Shares representing approximately 83.3% of our total voting power, if the Selling Shareholder sells all of the shares it is offering in the secondary offering. As a result, they have substantial influence over our business, including significant corporate actions such as mergers, consolidations, sales of all or substantially all of our assets, election of directors and other significant corporate actions.

At each general meeting, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each Ordinary Share that such shareholder holds. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands, but our Amended and Restated Memorandum and Articles do not provide for cumulative voting.

56

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

AJV HK is currently a registered subcontractor in the foundation and pilings sub-categories of sheet piles, micro-piles and socketed H-piles and in the general civil works sub-categories of earthwork, road drainage and sewer, geotechnical works, marine works and ground investigation with the Construction Industry Council of Hong Kong and AJV HK was awarded registered specialist contractor status in foundation works, ground investigation field works and site formation works with the Buildings Department of Hong Kong

We are a specialized construction contractor in Hong Kong which focuses mainly on providing foundation, site formation and ground investigation works and ancillary services. We began our business in 2021 and are currently a registered subcontractor in the foundation and pilings sub-categories of sheet piles, micro-piles and socketed H-piles and in the general civil works sub-categories of earthwork, road drainage and sewer, geotechnical works, marine works and ground investigation with the Construction Industry Council of Hong Kong. In addition, we are also a registered specialist contractor status in foundation works, ground investigation field works and site formation works with the Buildings Department of Hong Kong, allowing us to undertake projects from the Hong Kong government.

Our direct customers are generally main contractors or subcontractors of various building and infrastructure construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include various Hong Kong governmental departments or organizations such as schools or elderly caring house. Our project portfolio consists of a mix of public and private sectors projects, which include infrastructure, public facility developments, as well as a number of commercial, industrial and residential buildings.

Key Factors that Affect Results of Operations

Our results of operations have been and will continue to be affected by various factors, including those set out below:

Market demand

The demand for foundation, site formation and ground investigation services is driven by the development of the construction industry in Hong Kong, where development of residential, commercial, industrial and infrastructure projects are the main drivers of demand. The nature, extent and timing of these projects will be determined by a number of factors such as the Hong Kong government’s spending budget and policy on construction projects, the investment of property developers and the general conditions and prospects of Hong Kong economy.

Political condition and laws and regulations in Hong Kong

Our principal business activities are carried on in Hong Kong only. Hong Kong is a Special Administrative Region of the PRC, which is governed under a principle of “One Country, Two Systems” and has the Hong Kong Basic Law as the constitutional documents setting out PRC’s policies regarding Hong Kong, which essentially allow Hong Kong people administer Hong Kong with a high degree of autonomy. However, due to the long-arm provisions under the current PRC laws and regulations, the PRC government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares. Accordingly, our business, prospects, financial condition, and results of operations may be influenced to a significant degree by the political, economic, and social conditions in the PRC generally and by the continued economic growth in the PRC as a whole. Accordingly, our results of operations and prospects are, to a significant degree, subject to economic, political, and legal developments in the PRC.

Competition from other players in the market

We generally secure our foundation works projects through tendering. We submit a quotation or tender price for a project that is based on our project cost estimate and a mark-up margin. The construction industry in Hong Kong is highly competitive, and our prospective clients generally look for quotations from multiple service providers alongside us to make comparison and negotiation. We thus strategically scale down our mark-up margin for tenders when competition for a project is perceived to be intense, and hence, the operating profit margin and our results of operation may be adversely affected.

Cost control and management

Our cost of revenues mainly comprised of labor costs, consultancy fees, machinery rental costs, material costs, depreciation and amortization. Although we determine our project prices based on a cost-plus method with reference to estimated time and cost to be involved in a project, the actual time and costs incurred in completing our foundation and related projects may be adversely changed when market conditions change or there are adverse weather conditions, staff and labor shortage, project delay or unforeseeable adverse site conditions. Therefore, any failure to control and manage the cost and time involved in a project may give rise to delays in completion of work and/or cost overruns, which in turn may materially and adversely affect our financial condition, profitability, and liquidity.

Our ability to attract new customers and secure new projects

Our continuing growth depends in large part on the recognition of our reliability, quality, safety, and timeliness by our customers. In order to attract new customers and continue to expand our customer base, we must maintain our brand image and attract customers with our reputation and work quality. In addition, our projects are non-recurrent in nature, and our future success depends in part on our ability to increase our project backlog over time. If we are unable to replenish our project backlog when existing projects are completed, our turnover and, hence, results of operations may be materially and adversely impacted.

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Income and profits taxes

Cayman Islands

The Company is incorporated in the Cayman Islands. The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

BVI

We own Advance JV Limited, which is incorporated in the BVI and is not subject to tax on income or capital gains under current BVI law. In addition, upon payments of dividends by these entities to their shareholders, no BVI withholding tax will be imposed.

Hong Kong

We own AJV HK, our operating subsidiary, through Advance JV Limited. AJV HK is incorporated in Hong Kong and is subject to Hong Kong profits tax at a two-tiered rate of 8.25% for the assessable profits of first HK$2 million and 16.5% for the remaining assessable profits. Under Hong Kong tax law, AJV HK is exempted from income tax on its foreign-derived income, and there is no withholding tax in Hong Kong on remittance of dividends.

New accounting standards

See the discussion of the changes of accounting standards contained in Note 2 to the consolidated financial statements, “Recent Accounting Pronouncements”.

Results of Operations

Six months ended November 30, 2025, compared to the six months ended November 30, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of year-on-year growth.

	For the six months ended November 30,
	2025	2024	% of change
	US$	US$
Contract revenues	5,635,685	5,591,178	0.8%
Contract revenues – a related party	—	694,629	N/A
Cost of contract revenues	(4,368,583)	(5,076,911)	(14.0)%
Gross profit	1,267,102	1,208,896	4.8%

Operating expenses
General and administrative expenses	(816,073)	(321,510)	153.8%
Total operating expenses	(816,073)	(321,510)	153.8%

Operating income	451,029	887,386	(49.2)%

Other (expense)/income, net
Other income	39,513	37,809	4.5%
Interest expenses	(69,772)	(62,731)	11.2%
Total other expense, net	(30,259)	(24,922)	21.4%

Income before income taxes	420,770	862,464	(51.2)%
Provision for income taxes	(50,681)	(117,394)	(56.8)%
Net income	370,089	745,070	(50.3)%

Contract revenues

Our contract revenues declined by 10.3% to US$5,635,685 (of which none were generated from related parties) for the six months ended November 30, 2025, from US$6,285,807 (of which US$694,629 were generated from related parties) for the six months ended November 30, 2024. The decline was due to less projects on the back of a macroeconomic downturn in Hong Kong and intensifying competition from peers. That said, the decline in contract revenues was slightly offset by increased revenues from foundation works consultation services.

58

The following table sets out our contract revenues generated from different services during the six months ended November 30, 2025 and 2024:

	For the six months ended November 30,
	2025	2024	% of change
	US$	US$
Contract revenues
Foundation works services – fixed price contracts	4,878,484	6,284,524	(22.4)%
Foundation works services – unit price contracts	370,739	—	N/A
Foundation works consultation services	386,462	1,283	30,021.7%
Total	5,635,685	6,285,807	(10.3)%

Contract revenues from foundation works services slowed down during the six months ended November 30, 2025, which represented 93.1% of our total contract revenues during the period, as compared to 100.0% of total revenues during the six months ended November 30, 2024. Revenues from foundation works services decreased by 16.5% to US$5,249,223 for the six months ended November 30, 2025, from US$6,284,524 for the six months ended November 30, 2024. The decrease was due to less foundation projects on the back of a macroeconomic downturn in Hong Kong and intensifying competition from peers but partially offset by the new unit price contracts entered into during this six-month period.

Foundation works consultancy services saw higher contribution to our contract revenues. This segment contributed 6.9% and 0.0% of our contract revenues for the six months ended November 30, 2025, and 2024, respectively. Revenues from foundation works consultancy services grew by 30,021.7% to US$386,462 for the six months ended November 30, 2025, from US$1,283 for the six months ended November 30, 2024. Given the challenges facing our core revenue driver – foundation works services, we pushed for more consultation services during the period to lessen the financial impact of the slowdown in foundation works services.

Cost of revenues

Our total cost of contract revenues decreased by 14.0% to US$4,368,583 for the six months ended November 30, 2025, from US$5,076,911 for the six months ended November 30, 2024. The decrease was largely in line with the decline in contract revenues. The cost of contract revenues mainly represented the costs for performing foundation works services as we booked a decline of contract revenues in the sector during the six months ended November 30, 2025. Our cost of contract revenues primarily comprised of labor costs, consultancy fees, machinery rental, amortization, depreciation and material costs that are directly attributable to services provided.

The following table depicts our cost of contract revenues generated from different services during the six months ended November 30, 2025 and 2024:

	For the six months ended November 30,
	2025	2024	% of change
	US$	US$
Cost of contract revenues
Foundation works services – fixed price contracts	3,961,967	5,076,013	(21.9)%
Foundation works services – unit price contracts	319,241	—	N/A
Foundation works consultancy services	87,375	898	9,630.0%
Total	4,368,583	5,076,911	(14.0)%

Gross profit and gross profit margin

Our gross profit increased by 4.8% to US$1,267,102 for the six months ended November 30, 2025, from US$1,208,896 for the six months ended November 30, 2024. Our gross profit margin slightly expanded to 22.5% for the six months ended November 30, 2025, from the 19.2% for the six months ended November 30, 2024. The following table summarizes the gross profit and gross profit margin of different segments for the periods indicated:

	For the six months ended November 30,
	2025		2024
	Gross profit	Gross margin	Gross profit	Gross margin
	US$	%	US$	%
Gross profit and margin
Foundation works services – fixed price contracts	916,517	18.8%	1,208,511	19.2%
Foundation works services – unit price contracts	51,498	13.9%	—	N/A
Foundation works consultancy services	299,087	77.4%	385	30.0%
Total/Overall	1,267,102	22.5%	1,208,896	19.2%

The higher gross profit margin was primarily due to higher revenue contribution for the period from the higher margin foundation works consultancy services segment.

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General and administrative expenses

For the six months ended November 30, 2025, and 2024, our general and administrative expenses consisted primarily of staff cost, professional fees, repairs and maintenance, office supplies, depreciation and expenses related to general operations.

Our general and administrative expenses increased by 153.8% to US$816,073 for the six months ended November 30, 2025, from US$321,510 for the six months ended November 30, 2024, mainly due to audit fees and professional fees arising from the IPO process.

Interest expenses

Our interest expense is mainly related to our interest expenses incurred by finance leases of machinery, bank loans and other loans. Our interest expense increased by 11.2% to US$69,772 for the six months ended November 30, 2025, from US$62,731 for the six months ended November 30, 2024. The interest expenses increased because of the Company taking out additional bank borrowings during the six months ended November 30, 2025.

Provision for income taxes

The Group is not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our major operating subsidiary, AJV HK, is subject to Hong Kong profits tax. Provision for income taxes was US$50,681 for the six months ended November 30, 2025, decreased by 56.8% from US$117,394 for the six months ended November 30, 2024, which was largely in line with the decline in Income before taxes. Effective tax rate for the six months ended November 30, 2024 and 2025 were 13.6% and 12.0%, respectively.

Net income

Our net income declined by 50.3% to US$370,089 for the six months ended November 30, 2025, as compared to US$745,070 for the six months ended November 30, 2024. Net profit margins were 6.6% and 11.9% for the six months ended November 30, 2025, and 2024, respectively. The decrease in net income was mainly due to i) higher general and administrative expenses driven by audit fees and professional fees for IPO, and ii) slowdown in gross profit growth on the back of a decline in foundation works services contract revenue which was offset by the growth in higher margin foundation works consultation services.

Year ended May 31, 2025, compared to year ended May 31, 2024

The following table sets forth a summary of the consolidated results of operations of us for the periods indicated, both in absolute amount and as a percentage of year-on-year growth.

	For the year ended May 31,
	2025	2024	% of change
	US$	US$
Contract revenues	9,841,313	3,433,602	186.6%
Contract revenues – a related party	828,277	711,465	16.4%
Cost of contract revenues	(8,647,199)	(3,401,961)	154.2%
Gross profit	2,022,391	743,106	172.2%

Operating expenses
General and administrative expenses	(748,076)	(508,494)	47.1%
Total operating expenses	(748,076)	(508,494)	47.1%

Operating income	1,274,315	234,612	443.2%

Other (expense)/income, net
Other income	37,932	124,435	(69.5)%
Interest expenses	(122,383)	(66,175)	84.9%
Total other (expense)/income, net	(84,451)	58,260	(245.0)%

Income before taxes	1,189,864	292,872	306.3%
Provision for income taxes	(171,379)	(44,988)	280.9%
Net income	1,018,485	247,884	310.9%

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Contract Revenues

Our contract revenues increased by 157.4% to US$10,669,590 (of which US$828,277 were generated from related parties) for the year ended May 31, 2025, from US$4,145,067 (of which US$711,465 were generated from related parties) for the year ended May 31, 2024. The contract revenues increase was principally due to our involvement in more projects with higher contract sum.

The following table sets out our contract revenues generated from different services during the two years ended May 31, 2025:

	For the year ended May 31,
	2025	2024	% of change
	US$	US$
Contract revenues
Foundation works services – fixed price contracts	10,553,999	3,829,720	175.6%
Foundation works consultancy services	115,591	315,347	(63.3)%
Total	10,669,590	4,145,067	157.4%

Foundation works services as a source of our contract revenues gained traction during the year ended May 31, 2025, which represented 98.9% of our contract revenues during the fiscal year 2025, as compared to 92.4% of total revenues during fiscal year 2024. Revenues from foundation works services grew by 175.6% to US$10,553,999 for the year ended May 31, 2025, from US$3,829,720 for the year ended May 31, 2024. The increase was due to the Company taking on more projects with higher contract sum in fiscal year 2025 as compared to fiscal year 2024 while the total number of projects that we performed services slightly declined the same for fiscal year 2025 vs. fiscal year 2024.

Foundation works consultancy services, on the other hand, saw less contribution to our contract revenues. This segment contributed 1.1% and 7.6% of our contract revenues for the year ended May 31, 2025, and 2024, respectively. Revenues from foundation works consultancy services decreased by 63.3% to US$115,591 for the year ended May 31, 2025, from US$315,347 for the year ended May 31, 2024. We had 4 foundation consultation projects in fiscal year 2025 in comparison to 7 foundation consultation projects in fiscal year 2024.

Cost of contract revenues

Our total cost of contract revenues increased by 154.2% to US$8,647,199 for the year ended May 31, 2025, from US$3,401,961 for the year ended May 31, 2024. The increase was largely in line with the growth in contract revenues. The cost of contract revenues represented the costs for performing foundation engineering works as we recorded significant growth of revenues in the sector during fiscal year 2025. Our cost of contract revenues primarily comprised of labor costs, consultancy fees, machinery rental, amortization, depreciation and material costs that are directly attributable to services provided.

The following table depicts our cost of contract revenues generated from different services during the two years ended May 31, 2025:

	For the year ended May 31,
	2025	2024	% of change
	US$	US$
Cost of contract revenues
Foundation works services – fixed price contracts	8,603,986	3,322,942	158.9%
Foundation works consultancy services	43,213	79,019	(45.3)%
Total	8,647,199	3,401,961	154.2%

Gross profit and gross profit margin

Our gross profit increased by 172.2% to US$2,022,391 for the year ended May 31, 2025, from US$743,106 for the year ended May 31, 2024. Our gross profit margin slightly expanded to 19.0% for the year ended May 31, 2025, from the 17.9% for the year ended May 31, 2024. The following table summarizes the gross profit and gross profit margin of different segments for the periods indicated:

	For the year ended May 31,
	2025		2024
	Gross profit	Gross margin	Gross profit	Gross margin
	US$	%	US$	%
Gross profit and margin
Foundation works services – fixed price contracts	1,950,013	18.5%	506,778	13.2%
Foundation works consultancy services	72,378	62.6%	236,328	74.9%
Total/Overall	2,022,391	19.0%	743,106	17.9%

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General and administrative expenses

For the years ended May 31, 2025, and 2024, our general and administrative expenses consisted primarily of staff cost, professional fees, repairs and maintenance, office supplies, depreciation and expenses related to general operations.

Our general and administrative expenses increased by 47.1% to US$748,076 for the year ended May 31, 2025, from US$508,494 for the year ended May 31, 2024, mainly due to i) higher administrative staff salary; ii) the increase of insurance fees on the back of larger size projects requiring additional on-site staff; and iii) higher provision for expected credit losses in-line with the growing contract revenues.

Interest expenses

Our interest expense is mainly related to our interest expenses incurred by finance leases of machinery, bank loans and other loan. Our interest expense increased by 84.9% to US$122,383 for the year ended May 31, 2025, from US$66,175 for the year ended May 31, 2024. The interest expenses increased because of the Company taking out two additional bank and other borrowings during fiscal year 2025.

Provision for income taxes

The Group is not subject to any income tax in the Cayman Islands and the BVI pursuant to the rules and regulations in those jurisdictions, but our major operating subsidiary, AJV HK, is subject to Hong Kong profits tax. Provision for income taxes was US$171,379 for the year ended May 31, 2025, increased by 280.9% from US$44,988 for the year ended May 31, 2024, which was largely in line with the growth in Income before taxes. Effective tax rate for the years ended May 31, 2024 and 2025 were 15.4% and 14.4%, respectively.

Net income

Our net income rose by 310.9% to US$1,018,485 for the year ended May 31, 2025, as compared to US$247,884 for the year ended May 31, 2024. Net profit margins were 9.5% and 6.0% for the year ended May 31, 2025, and 2024, respectively. The increase in net income was mainly due to i) strong revenue growth on the back of higher average contract sum from construction projects during the fiscal year, ii) gross profit margin expansion, and iii) better cost control on general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

Cash Flows

Our use of cash was primarily related to operating activities and purchase of property, plant and equipment and entering into finance leases. We have historically financed our operations primarily through our cash flow generated from our operations, bank loans and funds advanced from related parties.

We believe we have sufficient cash generated from operations to meet our regular working capital requirements based on the contracts on hand and cashflow projection for the next 12 months from November 30, 2025, which is also based on our management’s experience and the financial data available.

We have prudently formulated future strategic plans to develop our business after obtaining funding from the IPO, which will enable us to undertake more construction projects. We plan to deploy IPO proceeds in acquiring additional machinery and expanding our workforce. In addition, in the event of insufficient liquidity to meet our current obligations, the Company may consider plans to raise capital by offering additional shares or tapping into an appropriate capital market.

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Six months ended November 30, 2025 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	For the six months ended November 30,
	2025	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	288,590	346,728
Net cash (used in) provided by operating activities	(971,847)	237,751
Net cash used in investing activities	(174,495)	(556,854)
Net cash provided by financing activities	944,003	23,834
Effect of foreign currency translation	7,229	(1,842)
Cash and cash equivalents at the end of the year	93,480	49,617

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for subcontracting fees, staff costs, and administrative and other operating expenses.

The net cash used in operating activities for the six months ended November 30, 2025 of US$971,847 was attributable to the net income from US$370,089 for the period, and the following non-cash adjustments and changes of working capital items: (i) depreciation of property and equipment of US$145,293; (ii) increase in total contract receivable of US$806,993; (iii) increase of total retention receivable of US$255,580; (iv) increase of total contract assets of US$283,314; (v) increase in accounts payable of US$121,278; (vi) increase in accrued liabilities and other payables of US$199,264; (vii) decrease in total contract liabilities of US$396,416; and (viii) decrease of income tax payable of US$117,413.

The net cash provided by operating activities for the six months ended November 30, 2024 of US$237,751 was attributable to the net income from US$745,070 for the period, and the following non-cash adjustments and changes of working capital items: (i) depreciation of property and equipment of US$104,076; (ii) increase in total contract receivable of US$436,416; (iii) increase of total retention receivable of US$401,303; (iv) decrease in accounts payable of US$174,090; (v) increase in accrued liabilities and other payables of US$162,052; (vi) increase in total contract liabilities of US$220,463; and (vii) increase in amount due from a shareholder of US$237,016.

Investing activities

For the six months ended November 30, 2025, cash used in investing activities was US$174,495. Cash used in investment activities was for the acquisition of property, plant and equipment of US$75,373 and purchase of a life insurance policy of US$99,122.

For the six months ended November 30, 2024, cash used in investing activities was US$556,854. Cash used in investment activities was vastly for the acquisition of property, plant and equipment to support our business needs, which are highly dependent on the use of heavy machinery and vehicles.

Financing activities

For the six months ended November 30, 2025, net cash provided by financing activities was US$944,003. Cash provided by financing activities of US$747,080 and US$1,276,195 respectively were from bank loans and advances from a shareholder during the period, while cash used in financing activities included (i) repayment of bank loans of US$75,767, (ii) repayment of other loans of US$179,244, (iii) repayment to a shareholder of US$258,090, (iv) principal payments of finance lease liabilities of US$93,613, and (v) deferred IPO costs of US$472,558.

For the six months ended November 30, 2024, net cash provided by financing activities was US$23,834. Cash provided by financing activities of US$320,809 were from bank loans taken out during the period, while cash used in financing activities included repayment of bank loans of US$90,905 and principal payments of finance lease liabilities of US$206,070.

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Years ended May 31, 2025 and 2024

The following table sets forth a summary of our cash flows information for the years indicated:

	For the year ended May 31,
	2025	2024
	US$	US$
Cash and cash equivalents at the beginning of the year	346,728	72,612
Net cash provided by operating activities	529,450	53,624
Net cash used in investing activities	(659,985)	(287,965)
Net cash provided by financing activities	78,427	509,669
Effect of foreign currency translation	(6,030)	(1,212)
Cash and cash equivalents at the end of the year	288,590	346,728

Operating activities

Our cash inflow from operating activities was principally receipt of payments from customers. Our cash outflows from operating activities were principally due to payments for subcontracting fees, staff costs, and administrative and other operating expenses.

The net cash provided by operating activities for the year ended May 31, 2025 of US$529,450 was attributable to the net income from US$1,018,485 for the year, and the following non-cash adjustments and changes of working capital items: (i) depreciation of property and equipment of US$226,510; (ii) depreciation of property and equipment under finance lease of US$104,134; (iii) increase in total contract receivable of US$1,643,987; (iv) increase of total retention receivable of US$733,928; (v) decrease of total contract assets of US$193,661; (vi) increase in accounts payable of US$442,938; (vii) increase in accrued liabilities and other payables of US$138,961; (viii) increase in total contract liabilities of US$379,996; (ix) decrease in amount due from a shareholder of US$162,725; (x) increase in amount due to a shareholder of US$910; (xi) increase of income tax payable of US$127,532.

The net cash provided by operating activities for the year ended May 31, 2024 of US$53,624 was attributable to the net income of US$247,884 for the year, and the following non-cash adjustments and changes of working capital items: (i) depreciation of property and equipment of US$99,237; (ii) depreciation of property and equipment under finance lease of US$49,382; (iii) increase in total contract receivable of US$476,759; (iv) increase of total retention receivable of US$283,888; (v) increase of total contract assets of US$50,095; (vi) increase in accounts payable of US$194,320; (vii) decrease in amount due from a shareholder of US$140,244.

Investing activities

For the years ended May 31, 2025, and 2024, cash used in investing activities was US$659,985 and US$287,965 respectively. Cash used in investment activities was vastly for the acquisition of property, plant and equipment to support our business needs, which are highly dependent on the use of heavy machinery and vehicles.

Financing activities

For the year ended May 31, 2025, net cash provided by financing activities was US$78,427. Cash provided by financing activities of US$321,085 and US$179,808 were respectively the bank loan and other loan taken out during the year, while cash used in financing activities included repayment of bank loans of US$159,152, and principal payments of finance lease liabilities of US$263,314.

For the year ended May 31, 2024, net cash provided by financing activities was US$509,669. Cash provided by financing activities of US$690,458 was bank loan taken out during the year while the cash used in financing activities was principal payment of finance lease liabilities of US$145,308 and repayment of bank loans of US$35,481.

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Contractual Obligations

The following table summarized our contractual obligations, which include operating leases, finance leases and bank loans, as of November 30, 2025:

		Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual obligations:
Operating leases	127,020	156,228	40,463	—	323,711
Finance leases	59,706	—	—	—	59,706
Bank loans	546,356	1,070,909	639,972	658,737	2,915,974
Total	733,082	1,227,137	680,435	658,737	3,299,391

The following table summarized our contractual obligations, which include operating leases, finance leases, bank loans and other loans, as of May 31, 2025:

		Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual obligations:
Operating leases	57,241	47,522	—	—	104,763
Finance leases	137,948	19,760	—	—	157,708
Bank loans	272,594	824,863	435,909	598,698	2,132,064
Other loans	181,804	—	—	—	181,804
Total	649,587	892,145	435,909	598,698	2,576,339

The following table summarized our contractual obligations, which include operating leases and finance leases, bank loans and other loans, as of May 31, 2024:

		Payment due by period
	Less than 1 year	1 to 3 years	3 to 5 years	More than 5 years	Total
	US$	US$	US$	US$	US$
Contractual obligations:
Operating leases	38,981	68,216	—	—	107,197
Finance leases	180,585	144,794	—	—	325,379
Bank loans	199,082	531,598	503,336	787,771	2,021,787
Other loans	—	—	—	—	—
Total	418,648	744,608	503,336	787,771	2,454,363

Finance lease obligations

We in general purchase plant and equipment under finance leases. All of our finance leases were denominated in Hong Kong dollars and the interest rates of our obligations under finance leases are specified explicitly or implicitly in the leases of 10.4%. The obligations under finance leases were secured by the lessor’s charge over the relevant machinery, equipment or motor vehicles and may also be guaranteed by a related party. As of November 30, 2025, there was only 1 finance lease for machinery. The finance leases provided for the period of hire, monthly instalment amount and the option fee for purchasing the vehicles upon expiry of the leases.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, credit risk support, or other benefits.

Quantitative and Qualitative Disclosure About Market Risk

Credit risk

Assets that potentially subject us to a significant concentration of credit risk primarily consist of cash, contract receivable, retention receivable and other current assets. We believe that there is no significant credit risk associated with cash, which was held by reputable financial institutions in the jurisdictions where the Company and its subsidiaries are located. The Hong Kong Deposit Protection Board pays compensation up to a limit of HK$800,000 (approximately US$102,764) if the bank with which an individual/company holds its eligible deposit fails. As of November 30, 2025, cash balance of US$93,480 was maintained at financial institutions in Hong Kong and approximately HK$800,000 were insured by the Hong Kong Deposit Protection Board.

We have designed our credit policies with the objective of minimizing exposure to credit risk. Other than retention receivable which may be held by our customers for more than a year, our “contract receivables” are very short term, generally granted by us at 30 to 45 days, which may be longer depending on our customer’s reputation and the transaction history with us, in nature and the associated risk is minimal. We conduct credit evaluations of our customers and generally do not require collateral or other security from such customers. We periodically evaluate the creditworthiness of the existing customers to ascertain receivables value at credit risk. In particular, we estimate allowance for credit loss the details of which are discussed in Note 2 to the financial statements.

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Foreign currency risk

Our monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, we consider the currency risk of US$ is insignificant. We currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, we monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

Interest rate risk

We are exposed to cash flow interest rate risk through the changes in interest rates related mainly to bank loans and bank balances and we do not have an interest rate hedging policy to hedge against the risk of fluctuating interest rates. However, our management closely monitors interest rate exposures and will consider hedging the interest rate should the need arises.

During the two years ended May 31, 2025 and six months ended November 30, 2025, we took out 8 bank loans to finance our operation. The 8 bank loans had principal amounts of HK$6.9 million, HK$1.1 million, HK$2.4 million, HK$3.0 million, HK$2.5 million, HK$3.0 million, HK$0.6 million and HK$2.3 million, and had an annual interest rate of 2.8-3.6%, 2.8-3.6%, 7.9-8.2%, 7.6%, 6.0-7.0%, 5.9%, 4.8% and 4.9% per annum, respectively, throughout their tenor. Our management would consider the impact of changing interest rates in the future when evaluating taking out or rolling over existing bank loans that would have either a fixed or floating interest rate in order to minimize interest expenses or exposure to interest rate risk.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and contingencies at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. As a result, management is required to routinely make judgments and estimates about the effects of matters that are inherently uncertain. Actual results may differ from these estimates under different conditions or assumptions.

Critical accounting policy is both material to the presentation of consolidated financial statements and requires management to make difficult, subjective or complex judgments that could have a material effect on financial condition or results of operations. We assessed that revenue recognition is a critical accounting policy which is also described in Note 2 to the financial statements.

Critical accounting estimates are estimates that require us to make assumptions about matters that were highly uncertain at the time the accounting estimate were made and if different estimates that we reasonably could have used in the current period, or changes in the accounting estimate that are reasonably likely occur from period to period, have a material impact on the presentation of our financial condition, changes in financial condition or results of operations. We assessed that allowance for expected credit losses is a critical accounting estimate.

Allowance for Expected Credit Losses

We adopted the new standard ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments effective June 1, 2023, the first day of our fiscal year and applied to contract receivable, retention receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the financial position, results of operations or cash flows. ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. The Current Expected Credit Loss model could result in earlier recognition of credit losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures.

As of May 31, 2025, and 2024, and November 30, 2025, the Company made allowance for expected credit loss for investment in life insurance policy, contract receivable, retention receivable, contract assets, and deposits and other receivable. The following table summarizes our credit loss allowances for May 31, 2025 and 2024, and November 30, 2025:

	As of November 30,	As of May 31,
	2025	2025	2024
	US$	US$	US$
Allowance for expected credit loss for:
Contract receivable	89,577	81,698	8,584
Contract receivable – a related party	—	—	2,693
Retention receivable	25,814	17,387	4,212
Retention receivable – a related party	—	3,091	1,406
Contract assets	6,625	867	1,995
Contract assets – a related party	—	—	2,675
Deposits and other receivables	3,544	1,125	528
Investment in life insurance policy	128	—	—

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BUSINESS

Overview

We are a holding company incorporated in the Cayman Islands with operations conducted in Hong Kong by our Operating Subsidiary, AJV HK. We commenced our business in 2021 mainly undertaking foundation works as a subcontractor. Since then, we have established ourselves as a specialized construction works contractor providing foundation, site formation and ground investigation works and ancillary services. We are currently a registered subcontractor in the foundation and sub-categories of sheet piles, micro-piles and socketed H-piles and in the general civil works sub-categories of earthwork, road drainage and sewer, geotechnical works, marine works and ground investigation with the Construction Industry Council of Hong Kong and was recently awarded registered specialist contractor status in foundation works, ground investigation field works and site formation works with the Buildings Department of Hong Kong.

Our direct customers are generally main contractors or subcontractors of various building and infrastructure construction projects in Hong Kong and the ultimate owners of the projects undertaken by us mainly include various Hong Kong governmental departments and property developers. Our project portfolio consists of a mix of public and private sectors projects, which include infrastructure, public facility developments, as well as a number of commercial, industrial and residential buildings.

We are experienced in undertaking different kinds of foundation works, including (i) piling works, (ii) excavation and lateral support (“ELS”) works, (iii) construction of pile caps, (iv) site formation works, (v) ground investigation field works, and ancillary services. Given our specialist contractor status, we have expertise in providing non-percussive piling solutions in mini pile and rock socketed H-pile installations.

During the six months ended November 30, 2025 and the fiscal years ended May 31, 2025, and 2024, we undertook a total of 24 projects, of which 4, 4 and 7 projects have been completed during the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024. As of November 30, 2025, we had 9 projects in progress with a total outstanding contract sum of approximately HK$14,018,328 (US$1,800,731).

Our Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

We have an established track record in the construction industry in Hong Kong

Since the inception of our Operating Subsidiary in 2021, we have been striving to provide comprehensive foundation works solutions to our customers. We have built up our expertise and reputation as a dedicated foundation works subcontractor in Hong Kong. Our ability to consistently achieve customer satisfaction has earned returning customers, which in turn also bring new project opportunities to us by way of referrals. Over the years, we have been awarded by our customers, some of which are leading property developers, with medium to large scale construction work projects of various nature in both the public and private sectors. Leveraging our proven track record and our growing customer network, we are confident that the demand for our services will continue to grow in the future and we will be able to achieve consistent business growth which will in turn strengthen our competitiveness in the construction industry in Hong Kong.

Implementation of stringent quality assurance system

We have implemented a stringent quality control system to regulate our work quality, safety and environmental management standard which ensures that we consistently deliver high quality services to our customers. Our dedicated project management team actively monitors the progress of each project and maintains an open dialogue with our customers and subcontractors to ensure that our various work standards are being complied with and implements corrective measures immediately if any instance of non-compliance is identified. For the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024 and as at the date of this prospectus, we have not encountered any material disputes and legal proceedings initiated by our customers, and no punitive actions have been taken by any local authorities against our Operating Subsidiary for the violation of any applicable regulations. We believe that our stringent quality control system helps separate us from other competitors and solidifies our position as a dedicated construction works subcontractor, which is crucial to our customer retention and business growth.

Experienced and professional management team

Our management members bring with them extensive experience in the construction industry. In particular, Mr. Chung Yan Ngan, our chief executive officer, director and chairman of the board, has been in the construction industry in Hong Kong for over 10 years and has amassed experience in the foundation industry. Mr. Chung has extensive technical knowledge and a Chartered Professional Engineer (CPEng), APEC Engineer and International Professional Engineer (IntPE) in Australia, and a Registered Professional Engineer Overseas (RPEO) registered in Hong Kong. His experience and extensive knowledge of the foundation industry in Hong Kong provides us with a keen understanding of market trends in the foundation works space. Mr. Chung is in charge of formulation of business strategies, project management and day-to-day management of our Company and has wide business network in the industry that enables. In addition, we also count on the contribution and professionalism of our project management team, of whom a number of team members have either completed tertiary education or above or have obtained recognized professional qualifications such as chartered engineer. Their technical know-how and industry knowledge acquired and accumulated over the years have also assisted us in carrying out efficient management of project work and in coping with uncertainties encountered during the projects’ operation. We believe that our experienced and professional management team is an invaluable asset and will continue to contribute to our business development and future prospects.

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Our Strategies

Our primary business objective is to further solidify our market position and increase our market share in the construction industry in Hong Kong. We intend to achieve our business objective by expanding our scale of operation through the implementation of the following strategies:

Expand our workforce

We intend to expand our workforce by employing additional staff in each functional department at our Operating Subsidiary. If we do not possess sufficient manpower, our project capacity may be limited and we may not be able to submit tender for additional projects until our projects on hands are completed when our project management and execution resources are released. This, however, may severely affect our competitiveness and is not a sustainable solution in the long run. Additionally, our failure to respond to our customer’s tender invitation may be perceived negatively by our customers. As such, in order for us to expand our market share, we need to employ additional staff to increase our project capacity such that we could adopt a more proactive approach in our tender submission strategy. In particular, we believe the employment of additional project management staff to be imperative as the increase in projects generally means an increase in number of project worksites. If we intend to take up more projects without recruiting additional project management staff, we may fail to maintain our service quality because such staff may not be able to closely monitor the work quality of each project and address issues of non-compliance immediately due to their increased workload. As such the employment of additional project management staff is one of our priorities and is critical to the continued success of our business.

Acquisition of additional machinery

Along with the hiring of additional manpower, we believe it is equally important for us to acquire additional machinery such as drilling riggs, ground investigation drill rigs, excavators, crawler cranes, air compressors and generators as our project capacity also depends largely on the availability of machinery. We believe that possessing our own machinery is more cost effective than leasing or relying on the provision of machinery by third parties, such as our customers and subcontractors, because (i) we can ensure that the machinery is optimally serviced and exercise greater control over the deployment of our machinery, (ii) we will not be affected by fluctuation in the leasing costs of machineries, (iii) our reliance on available machinery and equipment from third parties is reduced, and (iv) the accuracy of our project cost estimation will be enhanced, thus enabling us to prepare tenders more accurately and competitively. As such, it is imperative for us to continue to acquire additional machinery to ensure that we maintain an optimal level of machinery to cope with the increase in number of projects as our business expands.

Compete for sizeable and profitable construction projects

The number and size of foundation work projects that can be executed by us concurrently at any given time is limited by our resources, including the capacity of our machinery and the availability and experience of our manpower. In other words, the bottleneck of our profitability would be caused by the insufficiency or the inability to locate machinery and skilled labor during the operation period of a project. As such, we believe that we should focus on deploying our resources toward competing for sizeable and profitable foundation work projects in Hong Kong. We will also sharpen our efforts in securing new projects; to this end, we will proactively maintain relationships with property developers, main contractors and subcontractors in Hong Kong and submit more quotations in an effort to expand our project pipeline. We consider that these measures have to be adopted concurrently, so as to minimize the idling time of machinery or avoid costs incurred for excessive manpower.

Tender for higher value projects as main contractor and expand ground investigation field works as a core competency

We intend to leverage our existing capabilities and newly acquired Registered Specialist Contractor designation with the Buildings Department to capture higher value contracts by taking on projects as a main contractor. This poses a shift from our business during the fiscal years ended May 31, 2025 and 2024 where we acted exclusively in projects as a subcontractor. We believe this will allow us to focus on our core competency of project management, while delegating labor intensive trades to subcontractors under our supervision. At the same time, we intend to expand by taking on more ground investigation field works projects, being a specialized area requiring high technical expertise, and with it carrying higher margins.

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OUR BUSINESS OPERATIONS

Types of works undertaken

We through our Operating Subsidiary are principally engaged in the provision of (i) foundation engineering works, and (ii) foundation works related consultancy services. Set forth below is a brief overview of the construction related solutions we offer:

(i)	Foundation Engineering Works

We act primarily as a subcontractor providing foundation works and other civil engineering works, which we do either on a design and build basis or in accordance with the instructions, drawings and specifications provided by our customers. Civil engineering in Hong Kong commonly refers to the construction of various infrastructures, construction of foundations, landslip prevention and slope works, site formation, roads and drainage works, waterworks and port works.

Foundation works are substructure works performed to provide ground or base for construction structures and an essential for most construction projects as the foundations of buildings or other types of structures are designed and constructed to withstand different types of loads. The scope of work for a foundation contractor typically covers design, supply and installation of registered piling systems on land. Land piling categories covers 11 kinds of piling systems: barrette pile, hand dug caisson, precast concrete pile, large diameter bored pile, mini-pile, non-percussion cast-in-situ concrete pile, percussion cast-in-situ concrete pile, precast prestressed tubular pile, rock socketed steel H-pile in pre-bored hole, steel H-pile and steel tubular pile. We are a specialist subcontractor with expertise in mini-pile construction, being a kind of non-percussive replacement piling work, which can be implemented with low noise and vibration causing less disturbance to the surrounding area. Mini-piles usually consists of one or more steel bars encased by grout inside a borehole not exceeding 610mm in diameter. They are normally designed to be socketed into rock and are mainly used to resist compression or tension loads on sites with difficult access. We also provide rock socketed steel H-piles, which are another form of non-percussive pile with low noise and vibration. These rock socketed steel H-piles have the added benefit of being stronger in flexural strength than mini-piles, and can be designed to resist horizontal loads by utilizing their bending stiffness. The main advantage being the speed of the piling method as mini-piles and rock socketed steel H-piles can typically be completed relatively quickly compared to other pile construction methods. It is also suitable for small work sites or other sites with difficult access.

Site formation works are performed to prepare a safe and firm piece of land in order to (i) accommodate buildings or other facilities which will be constructed within the area of the land; (ii) form the land to the required orientation, shape or levels; and (iii) provide the required support infrastructures, including access roadways, drainage and related services. Our site formation works generally involve the reduction and stabilization of existing slopes, and associated works such as construction of roads and drainage network.

We are also able to provide ground investigation field works as part of our services. The principal types of ground investigation field works we engage in include: (i) ground investigation and geological field works; (ii) instrumentation design, supply and monitoring; and (iii) installation of geotechnical and structural instrumentation. Ground investigation field works is also an integral process in preparing for slope works projects as the results generated are essential to assist contractors to verify design assumptions. Our ground investigation field works are for large-scale road works contracts and building development contracts managed by other main contractors or other subcontractors.

(ii)	Foundation Works related Consultancy Services

We may also be engaged to provide consultancy services for ongoing projects related to foundation works, given our expertise in the area. These may include provision of geotechnical consultancy services in connection with geotechnical engineering works; as well as slope design services for other foundation, pile cap and ELS works.

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BUSINESS OPERATION FLOW

The following diagram illustrates the general steps of our business operations:

(i)	Project identification and invitation by tender

Our projects are typically secured through invitation-based tendering. Our customers, who are primarily subcontractors of different types of building and infrastructure construction projects in Hong Kong, usually invite us to submit a quotation as a subcontractor. This invitation can be extended through invitation letters, phone calls, or verbal invitations. Additionally, we are provided with preliminary information regarding the project’s specifications, site conditions, and relevant drawings.

(ii)	Tender analysis and preparation of tenders

Upon receiving the tender or quotation details, our directors would conduct an initial assessment and consider various factors to determine whether to bid for the tender based on a number of factors. These factors taken into consideration include the deployment of our then available resources including machinery and equipment, construction materials and labor cost, complexity and length of the project, and other potential risk factors associated with the project. If necessary, we may also conduct on-site inspections to gain a better understanding of the site conditions. Once our directors deem a potential project acceptable based on our assessment, our management or quantity surveyor takes responsibility for preparing a tender proposal which is reviewed by our directors before it is submitted to the customer for consideration. The tender document will contain a detailed bill of quantities which itemizes the specific tasks and materials required for the services, and stipulate key terms and conditions that define the responsibilities of the employer and us as the subcontractor. Generally, the employer will be responsible for providing major materials, site access, utilities, and excavation, while our role will be limited to the providing the specialist works engaged and specialist machinery and equipment. Payment is usually due upon submission of an application for payment, with credit terms generally 30 days. All quantities included in the tender are subject to re-measurement, where the final contract value is adjusted based on actual measured work completed.

(iii)	Analysis, approval and decision-making by customer

Upon receiving our tender or quotation, our customer may seek clarification on the details of our submission through interviews or inquiries. Once our customer decides to engage our services, they will typically inform us of their acceptance of our tender through written confirmation, and will countersign our tender document to indicate their acceptance.

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(iv)	Formation of project management team and preparation

Project management team composition and responsibilities

We will then form a project management team consisting of the following key personnel:

Site agent — responsible for inspecting fieldwork, including monitoring the work progress and communicating with our foreman about each project’s daily operations.

Site engineer – responsible for assisting our project management/site agent to oversee engineering and technical aspects of the project, including planning site operations and procedures.

Site foreman — responsible for coordinating, providing guidance to, and supervising our workers and subcontractors on site. Our foreman is also required to act as a safety supervisor.

Quantity surveyor — responsible for conducting cost estimation, determining and procuring the required quantity of materials and tools for the project, monitoring their usage, managing project implementation costs, and handling payment applications to our customers.

Safety supervisor — responsible for setting up safety plans for our subcontractors, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records.

Our project management team is generally tasked with a wide range of responsibilities, including, but not limited to the following: (i) formulating work schedules and plans, (ii) engaging and supervising subcontractors where necessary, (iii) procurement of construction materials and the arranging machinery logistics (iv) overseeing work progress, monitoring the budget, and ensuring compliance with all applicable laws and regulations, (v) preparing progress reports, (vi) maintaining an open dialogue with our customers to ensure that the quality of work performed meets their requirements.

We are generally responsible for purchasing and providing the required materials for our foundation projects. Our quantity surveyor will place orders with our list of pre-approved suppliers and purchase the required materials. The major types of materials we purchase include cement and concrete, and steel reinforcement. In some projects, certain construction materials might be purchased by our customer on our behalf.

(v)	Project execution

The construction works are carried out by our site workers, who work under the supervision of our onsite project teams and representatives of our customers. Throughout the execution phase, our site agents regularly meet with our customers to review the progress of the work and address any issues that may arise during the project execution phase.

(vi)	Project management and supervision

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers and subcontractors. Such monthly progress records are passed to our quantity surveyors for review.

(vii)	Variation orders

During the project execution, it is possible for our customers to request additional work or changes to certain aspects of the project. These orders are commonly known as variation orders. Variation orders can involve various types of modifications, including additions, omissions, substitutions, alterations, changes in quality, form, character, kind, position, or dimension. To address variation orders, we engage in discussions with our customers to reach mutual agreement on the cost implications. This involves determining the amount to be added or deducted from the contract sum, primarily based on the rates established in the original contract. Typically, we receive notification of a variation order through a formal letter from our customer, providing detailed instructions regarding the specific work resulting from the variation order. If necessary, we seek quotations from our subcontractors and prepare a rate proposal for the variation order, which is then submitted to our customer for approval.

(viii)	Customer inspection and application for interim payment

During the course of the project execution phase, our customer or their representatives would also inspect our work done from time to time in order to monitor our work quality and confirm completion of the relevant works done before our interim payment applications are certified. Upon completion of such inspection, our customer may issue a report identifying the defects (if any) that need to be rectified.

We are generally entitled to interim payments from our customers on a monthly basis based on the work completed in the previous month. To receive such payment, we are required to prepare payment applications following the instructions of our customers which normally include details of work completed and variation orders (if any). Once our customer has approved our payment application, the interim payment will be paid to us within 30 days or on an agreed credit term. Our customers usually retain up to 10% of each interim payment and up to a maximum limit of 5% of the contract sum as retention money. Generally, the retention money will be withheld by our customers for 12 months and released after the defects liability period described below expires.

(ix)	Project completion

A project is generally considered to be completed once we have completed our work as specified in the contract. Our customers conduct thorough inspections and examinations of the work we have completed to ensure compliance with their quality standards, requirements, and specifications. Upon completion and passing of the inspection, we will generally receive a completion certificate from our customer. We are then required to submit a detailed project settlement report to our customer within a specified period of time for the purpose of settling the final account, pursuant to which we are required to set out, among others, a detailed breakdown of the project costs including labor, materials, subcontractor expenses and other related expenses.

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(x)	Defects liability period

Subject to the requirements of our customers, a defects liability period of up to 12 months from the date of completion of the project may be provided by us. During the defects liability period, we are responsible for remedial work that may arise from the defective work or materials used.

OUR PROJECTS

Our project portfolio consists mainly of public sector projects initiated by the Government of Hong Kong with a few smaller private sector projects. For the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, we have participated mainly in public construction projects in Hong Kong, which includes a re-development of correctional services department’s staff training facilities, development of a residential care home, infrastructure projects, etc.

As of the date of this prospectus, we currently have 7 ongoing projects at various stages of completion, consisting of a backlog of 3 projects existing as at May 31, 2025 and 4 projects awarded after May 31, 2025 and up to the date of this prospectus. During the period from December 1, 2025 up to the date of this prospectus, we completed 5 projects.

Below is a summary of the ongoing projects as at the date of this prospectus:

No.	Project Location in Hong Kong	Nature of works	Project Status as of date of this prospectus	Estimated Time of Completion	Remaining Contract value as of November 30, 2025 (1)	Contract value as of date of this prospectus(2)	Fixed price / Unit price contract(3)
1.	Footbridges, elevated walkways and subways across multiple pints in Tuen Mun, Sheung Shui and Sha Tin District	Piling works	Ongoing	December 31, 2026	HK$571,112	HK$20,540,220	Fixed price
2.	Wong Yi Au, Tai Po	Site formation and ELS works	Ongoing	December 31, 2026	HK$3,100,340	HK$32,751,829	Fixed price
3.	Footbridges, elevated walkways and subways across multiple points in Tsuen Wan and Tuen Mun District	Piling works – mini-piles	Ongoing	December 31, 2026	HK$110,670	HK$13,301,869	Fixed price
4.	1 Fung Sau Road, Sai Kung	Piling works and substructure, site formation, ELS works,	Ongoing	July 31, 2026	HK$2,115,426	HK$6,970,278	Fixed price
5.	Proposed pai lau near junction of Chung Yan Rand and Tung Chung Road	Mini-piling foundation works	Ongoing	September 30, 2026	HK$1,755,806	HK$1,963,563	Fixed price
6	Hung Shui Kiu	Site formation and ELS works	Ongoing	January 31, 2027	N/A	HK$10,097,853	Fixed Price
7	West Net Territories (WENT) Landfill	Piling works	Ongoing	August 31, 2026	N/A	HK$1,780,000	Fixed Price

Notes:

1.	Project Nos. 4, 5, 6 and 7 were awarded between the period from June 1, 2025 and up to the date of this prospectus.
2.	The contract value represents the entirety of the contract sum for each project as at the date of this prospectus.
3.	Fixed price contracts involves contracts where a single pre-determined fixed sum is agreed for the entire scope of work, regardless of actual costs incurred. Unit price contracts sets a fixed price per defined unit of work, so that the final total price is calculated based on the actual quantities of work completed.

OUR CUSTOMERS

For the years ended May 31, 2025, and 2024 and the six months ended November 30, 2025, our Operating Subsidiary’s customers are primarily main contractors or subcontractors of civil engineering and property development projects in Hong Kong.

Our five largest customers accounted for 76.1%, 93.5% and 85.5% of our total revenue for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024. The following tables set out the contribution of our top customers to our total revenues for the years ended May 31, 2025 and 2024 and the six months ended November 30, 2025.

	For the years ended May 31,
	2025		2024
Customers	Amount $	%	Amount $	%
A	5,180,936	48.6%	225,289	5.4%
B	1,447,254	13.6%	866,217	20.9%
C	1,364,578	12.8%	-	-
D	1,139,811	10.7%	-	-
E	828,277	7.8%	711,465	17.2%
F	87,607	0.8%	1,587,543	38.3%
G	-	-	153,435	3.7%
Total	10,048,463	94.3%	3,543,949	85.5%

	For the six months period ended November 30
	2025
Customers	Amount $	%
A	2,083,930	37.0%
B	616,906	10.9%
C	545,246	9.7%
D	524,512	9.3%
E	516,724	9.2%
Total	4,287,318	76.1%

Of these, Customer E, one of the five largest customers for the six months ended November 30, 2025 and the years ended May 31, 2025 and 2024 was our related party, Shing Long Construction Limited (“Shing Long”), which is a company incorporated in Hong Kong that, before July 25, 2025, was previously wholly-owned and controlled by our Controlling Shareholder, Mr. Chung Yan Ngan. On July 25, 2025, Shing Long ceased to be a related party of the Company as it was no longer controlled by Mr. Chung Yan Ngan. For the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, we recorded income of US$516,724, US$828,277 and US$711,465 from Shing Long for a project involving a subcontract for foundation works related to the construction of a flyover from Kwai Tsing Interchange up-ramp to Kwai Chung Road in Hong Kong. Revenue from Shing Long, represented approximately 9.2%, 7.8% and 17.2% of our total revenue for the periods, respectively.

Our Operating Subsidiary undertakes work on a project-by-project basis and does not enter into long-term recurring contracts with its customers. Our customers are primarily other foundation works and site formation subcontractors operating in both public and private sector projects in Hong Kong.

PRICING STRATEGY

Our pricing is determined on a cost-plus basis with emphasis on factors that include: (i) the difficulties and methodology of the project with references made to other similar projects, (ii) the estimated number and types of workers required, (iii) the estimated number and types of machinery required, (iv) the completion time requested by customer, (v) the payment terms and financial strength of the customers, (vi) the prospect of obtaining future contracts from the customer, (vii) the likelihood of any significant fluctuation of the actual cost from our estimated cost having regard to the types and amount of labor, machinery, materials and other resources involved in our cost estimation, and (viii) the prevailing market conditions.

We consider that it is of utmost importance to estimate project cost accurately, as most of our construction projects in the private sector are a lump-sum contract or fixed unit price, which is based on estimated costs plus a mark-up margin, such that unexpected adverse fluctuation in price, budget, or time overrun may result in diminished project return or even a loss. Despite the contracts we enter into with our customers normally being lump-sum contracts, the total contract sum is normally based on the sum of individual rates and quantities listed in a set of schedules typically known as the bills of quantities. When there are changes in the quantities or scope of work, the bills of quantities are generally referred to for agreeing the price of the variations.

For the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024, our average gross profit margin from fixed price contracts were 18.8%, 18.5% and 13.2%, respectively. For the six months ended November 30, 2025, our average gross profit margin from unit price contracts were 13.9%. For the fiscal year ended May 31, 2025 and 2024, we did not engage in any unit price contracts. We recorded one loss making minor construction service which contributed to approximately 1% of our total revenue during the fiscal year ended May 31, 2025. The project resulted in an insignificant gross loss of less than US$50,000. We encountered minor cost variances and delays in a project due to unexpected site conditions, additional resources have been deployed to maintain the quality of our work and safeguard our reputation. To avoid and minimize future loss making project or cost overruns, we have strengthened our project management team with enhanced labour resources to improve cost monitoring and control. Any unexpected costs incurred or material discrepancies with budget plan will be highlighted and escalated to the Director for review and appropriate action. Save for the aforementioned project, we have not experienced any material cost overruns or delays that resulted in loss-making projects or materially adverse effects on our profitability for any individual project since commencement of our business in 2021. Generally, the cost overruns or delays encountered were within the margin of our allowances factored into our pricing strategy, or recovered through variation orders without having a material impact on our financial performance.

SALES AND MARKETING

Our business opportunities arose mainly from invitation for quotation by our existing customers. We currently do not have a dedicated sales and marketing team. We strive to maintain an open dialogue with our customers as it not only helps ensure that we understand their latest business needs, but also allows us to collect vital market information, thereby allowing us to keep track of the latest market demand on pricing, product range and quality. We would also receive tender invitations through referral from our existing suppliers or customers, which we believe is attributable to our well-established presence in the construction industry in Hong Kong and our good customer and supplier relationships.

SUPPLIERS

Our Operating Subsidiary’s suppliers typically supply us with materials such as concrete and fuel, as well as services such as machinery rental, transportation, and inspection services. During the six months ended November 30, 2025 and the fiscal years ended May 31, 2025, and 2024, our five largest suppliers accounted for approximately 68.5%, 57.4% and 75.0% of our total purchases, respectively. During the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024, our largest supplier accounted for approximately 22.9%, 26.6% and 54.1% of our total purchases.

We do not enter into any long term supply agreements with our suppliers, as we consider that our comprehensive list of approved suppliers assures a reasonably diversified base of reliable suppliers to obtain the materials and services we require at competitive prices. In the event our major suppliers are unable to meet our requirements, we believe the market for our required materials and services is sufficiently competitive to allow for replacement of any major supplier without material disruption to our operations.

We typically order on an as-needed basis and the terms of our supply contracts include the type of materials, price, quantity, and payment terms. We select suppliers mainly based on: (i) quality of materials, (ii) timeliness of delivery, (iii) previous experience and length of partnership with the supplier, (iv) competitiveness of the price offered, and (v) reputation of the supplier. Unless otherwise stated in our agreement with the customer, we usually provide construction materials for our projects. As we are provided with the standard requirements of the materials and we are liable for the quality of our projects, except in the case that we are provided with materials by our customer, as subcontractor, we are able to choose our own suppliers for our projects.

We generally place orders with our suppliers through purchase orders and together with the supplier’s invoice constitutes our contracts with our suppliers.

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MACHINERY AND VEHICLES

We rely on the use of specialized machinery and equipment for our foundation projects. Given the variety of work involved based on the type of foundation project we are engaged in, we may or may not have the available machinery readily available, in which case we turn to our suppliers for certain specialized equipment. We generally maintain a broad range of machinery and equipment specifically catered to our foundation projects.

As at November 30, 2025, we have in our possession, 3 generators, 8 excavators, 9 air compressors, 3 drilling rigs, 4 drilling machines, 4 telescopic jib cranes, 1 grout pump, 1 dredge machine and oil pump, 1 crawler crane and 1 hydraulic pile jacking machine. We typically acquire our machinery through finance lease arrangements with financial institutions. As at November 30, 2025, we had a finance lease over a drilling rig, with a term of three years, and carrying interest at a rate of 10.5% per annum.

The machinery and equipment we utilize in our projects include:

Photo	Description of machinery
100 ton crawler crane

65 ton telescopic jib crane drill rig

60 ton telescopic jib crane drill rig

By owning the vast majority of the machinery and equipment for our foundation works, we gain added flexibility in our ability to deploy resources, while helping to reduce our machinery and equipment rental costs. Any idle machinery and equipment are stored at our leased storage lot, or rented out to other contractors on short term leases. We believe that investment in machinery and equipment is crucial for us to have greater control and will allow us to cater to projects of larger scale and increase our tender success rate in the future.

As there may be idle time between construction projects where certain pieces of our equipment and machinery are under-utilized, we also provide construction machinery rental services on a short-term lease basis for other construction contractors. This assists to minimize idle time and maximize the utilization rates of our equipment and machinery.

SEASONALITY

We believe that the construction industry in Hong Kong does not exhibit any significant seasonality.

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MAJOR LICENSES AND CERTIFICATIONS

As of the date of this prospectus, our Operating Subsidiary, AJV HK holds the following licenses and registrations with respect to its operations:

Relevant authority/organization	Type of registration/qualification	Registered Trade	Expiry date
Construction Industry Council	Registered Subcontractor	01.02 Foundation and Piling — Micro piles — Sheet piles — Socketed H-Piles 01.09 General Civil Works — Earthwork — Road drainage and sewer — Geotechnical works — Marin works — Ground investigation	April 8, 2029
Buildings Department	Registered Specialist Contractor	Foundation works	April 25, 2028
Buildings Department	Registered Specialist Contractor	Site Formation	July 17, 2028
Buildings Department	Registered Specialist Contractor	Ground Investigation Field Works	May 9, 2028

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QUALITY CONTROL

We adopt stringent quality standards pursuant to which our project team is required to complete the construction work on time, avoid poor workmanship, and minimize defects. To maintain consistent quality of services for our customers, we have established a quality management system that is certified to be in compliance with the requirements of ISO 9001:2015. Our site agents and foreman peruse our customer’s project specifications carefully and maintains constant dialogue with our customers so as to understand the acceptance standard before the completed work is to be inspected by our customer. Our site agents are also required to prepare monthly progress records on the works performed by our workers. Such monthly progress records are passed to our quantity surveyors for review.

As of the date of this prospectus, we obtained the following certifications in recognition of our quality control system:

Certification	Issuing authority	Description	Holder	Expiry date
ISO 9001:2015	Accredited Certification International Limited

Quality management system standard, applicable to: design and construction of foundation, site formation, ground investigation works and piling systems including mini pile, pre-bored socketed H pile and socketed H pile

			Advance JV Construction Limited	December 21, 2028

COMPETITION

The construction industry in Hong Kong is considered relatively fragmented in terms of number of market participants. For instance, as at the date of this prospectus, according to Construction Industry Council, there were approximately 457 contractors registered under the subcontractor trade group of “Structural and Civil Works – Foundation and Piling” who engage in similar construction civil engineering works as our Operating Subsidiary. Nevertheless, there are market entry barriers to the construction industry in Hong Kong that hinder new subcontractors from entry and such entry barriers include, but is not limited to, the following: (i) reputation and industry experience, (ii) customer and supplier connections, (iii) sufficiency of working capital, and (iv) technical know-how and experienced management team. Our main competitors include both private and listed companies in Hong Kong who are engaged in the provision of construction works as subcontractors. We believe that our proven track record shows that we are able to compete against our competitors and even if the competition within the construction industry in Hong Kong intensifies in the future, we are confident that we are able to withstand the intense competition with our competitive strengths.

INTELLECTUAL PROPERTY

As of the date of this prospectus, we have one registered trademark in Hong Kong.

Trademark	Trademark number	Owner	Class	Expiry Date
	306822432	AJV HK	37	February 27, 2035

We have registered our domain name and website. You can find our website at https://www.advancejv.com/. Information contained on our website does not constitute part of this prospectus.

INSURANCE AND SURETY

For the six months ended November 30, 2025 and the two years ended May 31, 2025, and 2024, we undertook projects in the role of subcontractor. Our construction works were covered by employees’ compensation insurance, third party liability insurance and contractor’s all risks insurance taken out by the main contractors who are responsible for the entire construction project. Such insurance policies covered and protected all employees of main contractors and subcontractors of all tiers working in the relevant construction site and works performed by them in the relevant construction site.

We also maintained employees’ compensation insurance for our executive director and employees at our office. In addition, we have taken out third-party liability insurance regarding the use of our motor vehicles. We believe that our insurance coverage is adequate and consistent with the industry norm having regard to our current operations and the prevailing industry practice.

FACILITIES

We do not own any real property.

As of the date of this prospectus, we entered into the following lease agreements:

Location	Term of lease	Usage	Size	Rental Fee
Unit 1105, 11/F, Tower A New Mandarin Plaza No.14 Science Museum Road Tsim Sha Tsui East, Hong Kong	March 8, 2026 to March 7, 2028	Office	901 sq. ft.	HK$24,425 (approximately US$3,131) per month
1/F, No. 326 Sha Kong Wai, Yuen Long, New Territories	May 7, 2025 to May 6, 2027	Staff Accommodation	700 sq. ft	HK$12,000 (approximately US$1,538) per month
5th Floor, Nairn Court, No.8 Princess Margaret Road, Ho Man Tin, Kowloon	July 18, 2025 to July 17, 2029	Director’s quarters	1,500 sq. ft	HK$45,000 (approximately US$5,769) per month

We believe that our facilities are adequate to meet our needs for the immediate future and that, should it be needed, suitable additional space will be available on commercially reasonable terms to accommodate any expansion of our operations.

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EMPLOYEES

As at November 30, 2025, our Operating Subsidiary employed a total number of 63 full time employees in Hong Kong. All of our employees were stationed in Hong Kong. The following table sets out a breakdown of our employees by function:

As of November 30, 2025
Management	2
Project Department	52
Safety Department	4
Accounting and Administration	5
Total	63

We believe that our Operating Subsidiary maintains a good working relationship with its employees, and it has not experienced any significant problems with our employees or any disruption to our operations due to labor disputes, nor have we experienced any material difficulties in the recruitment and retention of experienced core staff or skilled personnel for the six months ended November 30, 2025 and the two years ended May 31, 2025 and 2024. There has not been any trade union set up for our employees.

We also emphasize the continuing education and quality training of our staff to enhance its work performance. Our employees also receive in-house training on a regular basis to enhance their technical knowledge on industry quality standards, safety standards, site management, and operation of tools. We consider our training program to be only used as a platform to upgrade the skills of our employees regularly, but also used to encourage greater cohesion. These measures increase overall efficiency and loyalty, and they also serve as a means of retaining quality employees. We review the performance of our employees from time to time in order to determine salary adjustments and promotion appraisals.

OCCUPATIONAL HEALTH AND WORK SAFETY

We are committed to providing a safe and healthy working environment and we have adopted an occupational health and safety system as required by relevant occupational health and safety laws, rules, and regulations for the benefit of our employees and our subcontractors’ employees. Staff handbook is given to our employees to ensure that they are familiar with our occupational health and safety policy. It is also our concern not to put the general public in danger. Our site agent and foremen are responsible for setting up safety plans for workers before carrying out their work on construction sites, inspecting machinery and equipment to ensure they are safe to be used, conducting regular safe walks to maintain a safe working environment and site tidiness, handling safety incidents, and keeping safety records. In addition, we will conduct regular internal safety audits and regular safety training with our staff.

As of the date of this prospectus, we obtained the following certifications in recognition of our occupational health and safety management system:

Certification	Issuing authority	Description	Holder	Expiry date
ISO 45001:2018	Accredited Certification International Limited	OHS management System standard, applicable to: design and construction of foundation, site formation, ground investigation works and piling systems including mini pile, pre-bored socketed H pile and socketed H pile	Advance JV Construction Limited	September 27, 2028

LEGAL PROCEEDINGS

We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business. For the fiscal years ended May 31, 2025 and 2024 and as of the date of this prospectus, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition, or operations.

ENVIRONMENTAL PROTECTION

Our operations at project sites are subject to certain environmental requirements pursuant to the laws in Hong Kong, including primarily those in relation to air pollution control, water pollution control, noise control and waste disposal for six months ended November 30, 2025 and the years ended May 31, 2025 and 2024. For details of the regulatory requirements, please refer to the section headed “Regulation” in this prospectus.

As of the date of this prospectus, we obtained the following certifications in recognition of our environmental management system:

Certification	Issuing authority	Description	Holder	Expiry date
ISO 14001:2015	Accredited Certification International Limited	Environmental management system standard, applicable to: design and construction of foundation, site formation, ground investigation works and piling systems including mini pile, pre-bored socketed H pile and socketed H pile	Advance JV Construction Limited	September 21, 2028

For the six months ended November 30, 2025 and the years ended May 31, 2025, and 2024, and up to the date of this prospectus, we did not record any material non-compliance with the applicable environmental requirements that resulted in prosecution, conviction or penalty being brought against us.

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REGULATIONS

Regulations Related to Our Business Operations in Hong Kong

Hong Kong Regulations Related to Service Providers

Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong)

The Business Registration Ordinance requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and, as soon as practicable after the prescribed business registration fee and levy are paid, issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, our Operating Subsidiary holds a valid business registration certificate.

Hong Kong Regulations Related to the Construction Industry

Construction Workers Registration Ordinance (Chapter 583 of the Laws of Hong Kong)

The Construction Workers Registration Ordinance provides, among others, for registration and regulation of construction workers. The principal object of the Construction Workers Registration Ordinance is to establish a system for registration of construction workers and to regulate construction workers who personally carry out construction work on construction site.

Under Sections 3(1) and 5 of the Construction Workers Registration Ordinance, the principal contractors/subcontractors/employers/controllers of construction sites are required to employ only registered construction workers to personally carry out construction work on construction sites.

Factories and Industrial Undertakings Ordinance (Chapter 59 of the Laws of Hong Kong)

The Factories and Industrial Undertakings Ordinance provides for the safety and health protection of workers in an industrial undertaking. Under the Factories and Industrial Undertakings Ordinance, it is the duty of a proprietor (including a person for the time being having the management or control of the business carried on in such industrial undertaking and also the occupier of any industrial undertaking) of an industrial undertaking to take care of, so far as is reasonably practicable, the health and safety at work of all persons employed by it at the industrial undertaking.

A proprietor who contravenes any of its duties under the Factories and Industrial Undertakings Ordinance commits an offense and is liable to a fine of HK$500,000. A proprietor who contravenes any of these requirements willfully and without reasonable excuse commits an offense and is liable to a fine of HK$500,000 and to imprisonment for six months.

Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong)

According to Section 32 of the Construction Industry Council Ordinance, a construction industry levy (“CIL”) is imposed in respect of all construction works/operations carried out in Hong Kong with a total value exceeding HK$3,000,000. A contractor executing construction operations is responsible for paying the CIL to the Construction Industry Council (“CIC”), “Construction operation” is exhaustively defined under Schedule 1 of the Construction Industry Council Ordinance, which includes among other things, building works, construction, alteration, repair, maintenance, extension, demolition or dismantling, external or internal cleaning. and painting or decorating any external or internal surfaces or parts of any buildings or other temporary or permanent structures forming part of land.

The CIL chargeable is 0.5% of the total value of the construction operations (as defined under Section 53 of the Construction Industry Council Ordinance) concerned. Pursuant to Section 32 and Schedule 5 of the Construction Industry Council Ordinance, no CIL is chargeable for any construction operations not exceeding HK$3,000,000.

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According to Section 34 of the Construction Industry Council Ordinance, the contractor and authorized person each is required to inform the CIC in a specified form (Form 1) in respect to the construction operations within 14 days after its commencement. Failure to give such notice without reasonable excuse may be liable to a fine at Level 1, which is fixed at HK$2,000. Notice is only required for term contracts or if the reasonable estimation of the total value of construction operations exceed HK$3,000,000.

Pursuant to Section 35 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Payment (“NOP”) in a specified form (Form 2) to the CIC within 14 days after the contractor receives a payment in respect to the construction operation. Failure to give the NOP without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

Pursuant to Section 36 of the Construction Industry Council Ordinance, a contractor is required to give a Notice of Completion (“NOC”) in a specified form (Form 3) to the CIC within 14 days after the completion of the construction operation. Failure to give the NOC without reasonable excuse may be liable to a fine at Level 3, which is fixed at HK$10,000.

The CIC shall assess the CIL payable upon receiving the NOP or NOC and give a Notice of Assessment in writing specifying the amount of CIL. The CIC can also make the assessment notwithstanding if a NOP or NOC has been given. According to Section 41 of the Construction Industry Council Ordinance, if a contractor fails to give the NOP or NOC, a surcharge not exceeding twice the amount of the CIL payable may be imposed and a Notice of Surcharge in writing shall be given by the CIC.

Regulations Related to Employment and Labor Protection

Occupational Safety and Health Ordinance (Chapter 509 of the Laws of Hong Kong)

The Occupational Safety and Health Ordinance provides for the safety and health protection to employees in workplaces, both industrial and non-industrial. Employers must, as far as reasonably practicable, ensure the safety and health in their workplaces. Failure to comply with the above constitutes an offense, and the employer is liable on conviction to a fine of HK$200,000. An employer who fails to do so intentionally, knowingly or recklessly commits an offense and is liable on conviction to a fine of HK$200,000 and to imprisonment for 6 months.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance is an ordinance enacted for, among other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the Employment Ordinance, an employee is generally entitled to, among other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance establishes a no-fault and non-contributory employee compensation system for work injuries and lays down the rights and obligations of employers and employees in respect to injuries or death caused by accidents arising out of and in the course of employment or by prescribed occupational diseases.

Under the Employees’ Compensation Ordinance, if an employee sustains an injury or dies as a result of an accident arising out of and in the course of his or her employment, his or her employer is in general liable to pay compensation even if the employee might have committed acts of fault or negligence when the accident occurred. Similarly, an employee who suffers incapacity arising from an occupational disease is entitled to receive the same compensation as that payable to employees injured in occupational accidents.

According to Section 24 of the Employees’ Compensation Ordinance, a principal contractor shall be liable to pay compensation to subcontractors’ employees who are injured in the course of their employment to the subcontractor. The principal contractor is, nonetheless, entitled to be indemnified by the subcontractor who would have been liable to pay compensation to the injured employee independently of this section. The employees in question are required to serve a notice in writing on the principal contractor before making any claim or application against such principal contractor.

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Pursuant to Section 40 of the Employees’ Compensation Ordinance, all employers (including contractors and subcontractors) are required to take out insurance policies to cover their liabilities both under the Employees’ Compensation Ordinance and at common law for injuries at work in respect to all their employees (including full-time and part-time employees). Under Section 40(1B) of the Employees’ Compensation Ordinance, where a principal contractor has undertaken to perform any construction work, it may take out an insurance policy for an amount not less than HK$200 million per event to cover its liability and that of its subcontractor(s) under the Employees’ Compensation Ordinance and at common law. Where a principal contractor has taken out a policy of insurance under Section 40(1B) of the Employees’ Compensation Ordinance, the principal contractor and a subcontractor insured under the policy shall be regarded as having complied with Section 40(1) of the Employees’ Compensation Ordinance.

An employer who fails to comply with the Employees’ Compensation Ordinance to secure an insurance cover is liable (i) on conviction upon indictment to a fine at Level 6 (currently at HK$100,000) and imprisonment for two years, and (ii) on summary conviction to a fine at Level 6 and imprisonment for one year.

According to Section 15 of the Employees’ Compensation Ordinance, an employer must notify the Commissioner for Labor of any work accident by submitting Form 2 or Form 2B (within 14 days for general work accidents and within seven days for fatal accidents), irrespective of whether the accident gives rise to any liability to pay compensation. If the happening of such accident was not brought to the notice of the employer or did not otherwise come to its knowledge within such periods of seven and 14 days, respectively, then such notice shall be given not later than seven days or, as may be appropriate, 14 days, after the happening of the accident was first brought to the notice of the employer or otherwise came to its knowledge.

As of the date of this prospectus, employee compensation insurance has been obtained for all employees of our Operating Subsidiary.

Immigration Ordinance (Chapter 115 of the Laws of Hong Kong)

Pursuant to Section 38A of the Immigration Ordinance, a construction site controller (i.e., the principal or main contractor, which includes a subcontractor, owner, occupier, or other person who has control over or is in charge of a construction site) should take all practicable steps to prevent having illegal immigrants from being on the construction site and should prevent illegal workers who are not lawfully employable from taking employment on the construction site.

Where it is proved that an illegal immigrant was on a construction site, or such illegal worker, who is not lawfully employable, took employment on a construction site, the construction site controller commits an offense and is liable to a fine of HK$350,000.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Immigration Ordinance.

Minimum Wage Ordinance (Chapter 608 of the Laws of Hong Kong)

The Minimum Wage Ordinance provides for a prescribed minimum hourly wage rate (currently at HK$43.1 per hour) during the wage period for every employee engaged under a contract of employment under the Employment Ordinance.

Any provision of the employment contract that purports to extinguish or reduce the right, benefit, or protection conferred on the employee by the Minimum Wage Ordinance is void.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Minimum Wage Ordinance.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (“MPFSO”) is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes (each, a “MPF Scheme”). The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offense and is liable on conviction to a fine and imprisonment.

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As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations Related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (“PDPO”) imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense that may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data the individual considers to be inaccurate.

The PDPO criminalizes, including, but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request, and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, our Operating Subsidiary is in compliance with the provisions of the PDPO.

Regulations Related to Environmental Protection

Waste Disposal Ordinance (Chapter 354 of the Laws of Hong Kong)

The Waste Disposal Ordinance controls the production, storage, collection, treatment, reprocessing, recycling, and disposal of wastes. At present, livestock waste and chemical waste are subject to specific controls, while unlawful deposition of waste is prohibited. Import and export of waste is generally controlled through a permit system.

A contractor shall observe and comply with the Waste Disposal Ordinance and its subsidiary regulations, including, without limitation, the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Chapter 354N of the Laws of Hong Kong) and the Waste Disposal (Chemical Waste) (General) Regulation (Chapter 354C of the Laws of Hong Kong).

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Under the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, construction waste can only be disposed at designated prescribed facilities, and a main contractor who undertakes construction work with a value of HK$1,000,000 or above will be required, within 21 days after being awarded the contract, to establish a billing account in respect to that particular contract with the director of the Environmental Protection Department to pay any disposal charges for the construction waste generated from the construction work under that contract. The construction waste disposal charge imposed on each construction waste producer is dependent upon the proportion of inert construction waste.

Under Schedule 5 of the Waste Disposal (Charges for Disposal of Construction Waste) Regulation, inert construction waste means rock, rubble, boulder, earth, soil, sand, concrete, asphalt, brick, tile, masonry or used bentonite. The charge imposed by the government on disposal of construction waste ranges from HK$71 to HK$200 per ton, with HK$71 charged per ton of public fill disposed of at public fill reception facilities, HK$175 per ton of construction waste at sorting facilities and HK$200 per ton of construction waste at landfills. Pursuant to the Waste Disposal (Charges for Disposal of Construction Waste) Regulation (Amendment of Schedules) Notice 2023, as of April 1, 2024, the relevant charges will be increased to HK$87 per ton, HK$340 per ton and HK$365 per ton for disposal at public fill reception facilities, sorting facilities and landfills, respectively.

Under the Waste Disposal Ordinance, a person shall not use, or permit to be used, any land or premises for the disposal of waste unless he has a license from the director of the Environmental Protection Department. A person who, except under and in accordance with a permit or authorization, does, causes, or allows another person to do anything for which such a permit or authorization is required commits an offense and is liable to a fine of HK$200,000 and to imprisonment for six months for the first offense and to a fine of HK$500,000 and to imprisonment for two years for a second or subsequent offense.

As of the date of this prospectus, our Operating Subsidiary is in compliance with the provisions of the Waste Disposal Ordinance.

Water Pollution Control Ordinance (Chapter 358 of the Laws of Hong Kong)

The Water Pollution Control Ordinance controls the effluent discharged from all types of industrial, manufacturing, commercial, institutional, and construction activities into public sewers and public drains. For any industry/trade generating wastewater discharge (except domestic sewage that is discharged into communal sewers or unpolluted water to communal sewers or drains), they are subject to licensing control by the director of the Environmental Protection Department.

All discharges, other than domestic sewage to a communal sewer or drain or unpolluted water to a communal sewer or drain, must be covered by an effluent discharge license. The license specifies the permitted physical, chemical, and microbial quality of the effluent. The general guidelines are that the effluent does not damage sewers or pollute inland or inshore marine waters.

According to the Water Pollution Control Ordinance, unless being licensed under the Water Pollution Control Ordinance, a person who discharges any waste or polluting matter into the waters of Hong Kong in a water control zone or discharges any matter, other than domestic sewage and unpolluted water, into a communal sewer or communal drain in a water control zone commits an offense and is liable to imprisonment for six months and (a) for a first offense, a fine of HK$200,000; (b) for a second or subsequent offense, a fine of HK$400,000; and (c) in addition, if the offense is a continuing offense, a fine of HK$10,000 for each day during which it is proved to the satisfaction of the court that the offense has continued.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Water Pollution Control Ordinance.

Air Pollution Control Ordinance (Chapter 311 of the Laws of Hong Kong)

The Air Pollution Control Ordinance is the principal legislation in Hong Kong for controlling emission of air pollutants and noxious odor from construction, industrial, and commercial activities, as well as other polluting sources. Subsidiary regulations of the Air Pollution Control Ordinance impose control on air pollutant emissions from certain operations through the issue of licenses and permits.

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A contractor shall observe and comply with the Air Pollution Control Ordinance and its subsidiary regulations, including, without limitation, the Air Pollution Control (Open Burning) Regulation (Chapter 311O of the Laws of Hong Kong), the Air Pollution Control (Construction Dust) Regulation (Chapter 311R of the Laws of Hong Kong), and the Air Pollution Control (Smoke) Regulations (Chapter 311C of the Laws of Hong Kong). The contractor responsible for a construction site shall devise, arrange methods of working, and carry out the work in such a manner so as to minimize dust impacts on the surrounding environment, and it shall provide experienced personnel with suitable training to ensure that these methods are implemented. Asbestos control provisions in the Air Pollution Control Ordinance require that building work involving asbestos must be conducted only by registered qualified personnel and under the supervision of a registered consultant.

Further, the Air Pollution Control (Motor Vehicle Fuel) Regulation (Chapter 311N of the Laws of Hong Kong) stipulates specifications of motor vehicle fuel and prohibits the supply, distribution and sale of motor vehicle fuels (including motor vehicle diesel and motor vehicle biodiesel) that do not meet the specifications.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Air Pollution Control Ordinance.

Noise Control Ordinance (Chapter 400 of the Laws of Hong Kong)

The Noise Control Ordinance controls, among others, the noise from construction, industrial, and commercial activities. A contractor shall comply with the Noise Control Ordinance and its subsidiary regulations in carrying out construction work. For construction activities that are to be carried out during the restricted hours and for percussive piling during the daytime, not being a general holiday, construction noise permits are required from the director of the Environmental Protection Department of Hong Kong in advance.

Under the Noise Control Ordinance, construction work that produces noise and the use of powered mechanical equipment (other than percussive piling) in populated areas are not allowed between 7:00 p.m. and 7:00 a.m. or at any time on general holidays, unless prior approval has been granted by the director of the Environmental Protection Department of Hong Kong through the construction noise permit system. The use of certain equipment is also subject to restrictions. Hand-held percussive breakers and air compressors must comply with noise emissions standards and be issued with a noise emission label from the director of the Environmental Protection Department of Hong Kong. Any person who carries out any construction work except as permitted is liable on first conviction to a fine of HK$200,000 and on subsequent convictions to a fine of HK$200,000, and in any case to a fine of HK$20,000 for each day during which the offense continues.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Noise Control Ordinance.

Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation (Chapter 311Z of the Laws of Hong Kong)

The Air Pollution Control (Non-road Mobile Machinery) (Emission) Regulation introduces regulatory control on the emission of non-road mobile machinery (“NRMMs”), including non-road vehicles and regulated machines such as crawler cranes, excavators, and air compressors.

Unless exempted, NRMMs that are regulated under this provision are required to comply with the emission standards prescribed under the regulation. From September 1, 2015, all regulated machines sold or leased for use in Hong Kong must be approved or exempted with a proper label in a prescribed format issued by the Environmental Protection Department pursuant to Section 4 of the regulation. Under Section 5 of the regulation, starting from December 1, 2015, only approved or exempted NRMMs with a proper label are allowed to be used in specified activities and locations including construction sites. However, existing NRMMs that are already in Hong Kong on or before November 30, 2015, will be exempted from complying with the emission requirements pursuant to Section 11 of the regulation. A period of six months (from June 1, 2015 to November 30, 2015, both dates inclusive) is allowed for existing NRMMs to apply for exemption.

Any person who sells or leases a regulated machine for use in Hong Kong, or uses a regulated machine in specified activities or locations, without (i) exemption or the Environmental Protection Department’s approval is liable to a fine of up to HK$200,000 and imprisonment for up to six months, and (ii) a proper label is liable to a fine of up to HK$50,000 and imprisonment for up to three months.

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As of the date of this prospectus, our Operating Subsidiary has complied with the emission standards for its non-road mobile machinery.

Regulation Related to Competition

Competition Ordinance (Chapter 619 of the Laws of Hong Kong)

The Competition Ordinance prohibits and deters undertakings in all sectors from adopting anticompetitive conduct which has the object or effect of preventing, restricting or distorting competition in Hong Kong. The Competition Ordinance lays down three forms of behavior and imposes three rules which are intended to prevent and discourage anti-competitive conduct: (i) the first conduct rule under the Competition Ordinance prohibits agreements between undertakings that have the object or effect of preventing, restricting or distorting competition in Hong Kong; (ii) the second conduct rule under the Competition Ordinance prohibits undertakings with a substantial degree of market power in a market from abusing that power by engaging in conduct that has the object or effect of preventing, restricting or distorting competition in Hong Kong; and (iii) the merger rule under the Competition Ordinance prohibits mergers that have or are likely to have the effect of substantially lessening competition in Hong Kong. Currently, the merger rule only applies to the telecommunications sector. Each of the aforesaid rules is however subject to a number of exclusions and exemptions.

Pursuant to section 82 of the Competition Ordinance, if the Competition Commission has reasonable cause to believe that (a) a contravention of the first conduct rule has occurred; and (b) the contravention does not involve serious anti-competitive conduct, it must, before bringing proceedings in the Competition Tribunal against the undertaking whose conduct is alleged to constitute the contravention, issue a notice to the undertaking.

However, under section 67 of the Competition Ordinance, where a contravention of the first conduct rule has occurred and the contravention involves serious anti-competitive conduct or a contravention of the second conduct rule has occurred, the Competition Commission may, instead of bringing proceedings in the Competition Tribunal in the first instance, issue a notice (an “infringement notice”) to the person against whom it proposes to bring proceedings, offering not to bring those proceedings on condition that the person makes a commitment to comply with requirements of the infringement notice. “Serious anti-competitive conduct” means any conduct that consists of any of the following or any combination of the following — (a) fixing, maintaining, increasing or controlling the price for the supply of goods or services; (b) allocating sales, territories, customers or markets for the production or supply of goods or services; (c) fixing, maintaining, controlling, preventing, limiting or eliminating the production or supply of goods or services; (d) bid-rigging.

In the event of breaches of the Competition Ordinance, the Competition Tribunal may make orders including: imposing a pecuniary penalty if satisfied that an entity has contravened a competition rule; disqualifying a person from acting as a director of a company or taking part in the management of a company; prohibiting an entity from making or giving effect to an agreement; modifying or terminating an agreement; and requiring the payment of damages to a person who has suffered loss or damage.

As of the date of this prospectus, our Operating Subsidiary has complied with the provisions under the Competition Ordinance.

Regulations in Relation to Contractor Licensing Regime and Operation

Registered Specialist Trade Contractors Scheme

Subcontractors which are involved in, among others, civil engineering works in Hong Kong may apply for registration under the Registered Specialist Trade Contractors Scheme managed by the Construction Industry Council, a body corporate established under the Construction Industry Council Ordinance (Chapter 587 of the Laws of Hong Kong) in February 2007.

The Subcontractor Registration Scheme (substituted by the Registered Specialist Trade Contractors Scheme on 1 April 2019) was formerly known as the Voluntary Subcontractor Registration Scheme (the “VSRS”), which was introduced by the Provisional Construction Industry Co-ordination Board (the “PCICB”). The PCICB was formed in September 2001 to spearhead industry reform and to pave way for the early formation of the statutory industry coordinating body.

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A technical circular issued by the Works Branch of the Development Bureau (then the Environment, Transport and Works Bureau) (“WBDB”) on 14 June 2004 (now subsumed into the Project Administration Handbook for Civil Engineering Works by the Civil Engineering and Development Department) requires that all public works contractors with tenders to be invited on or after 15 August 2004 to employ all subcontractors (whether nominated, specialist or domestic) registered from the respective trades available under the VSRS.

After the Construction Industry Council took over the work of the PCICB in February 2007 and the VSRS in January 2010, the Construction Industry Council launched stage two of the VSRS in January 2013. VSRS was also then renamed Subcontractor Registration Scheme. All subcontractors registered under the VSRS have automatically become registered subcontractors under the Subcontractor Registration Scheme.

With effect from 1 April 2019, the Registered Specialist Trade Contractors Scheme replaced the Subcontractor Registration Scheme. The Registered Specialist Trade Contractors Scheme comprises of two registers: the Register of Specialist Trade Contractors (“RSTC”) and the Register of Subcontractors (“RS”).

Categories of registration

Subcontractors may apply for registration on the Subcontractor Registration Scheme in one or more of 52 trades covering common structural, civil, finishing, electrical and mechanical works and supporting services. The 52 trades further branch out into around 94 specialties, including general demolition, and others (concrete coring and saw cutting) etc. Since 1 April 2019, subcontractors may apply for registration on the RSTC in one or more of the seven designated trades including demolition, reinforcement bar fixing, erection of concrete precast component, concreting formwork, concreting, scaffolding and curtain wall and on the RS in other common civil, building, electrical and mechanical trades.

Where a contractor is to subcontract/sub-let part of the public works involving trades available under the Primary Register (a list of companies registered in accordance with the Rules and Procedures for the Primary Register of the Registered Specialist Trade Contractors Scheme) of the Registered Specialist Trade Contractors Scheme, it shall engage all subcontractors (whether nominated, specialist or domestic) who are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme. Should the subcontractors further subcontract (irrespective of any tier) any part of the public works subcontracted to them involving trades available under the Primary Register of the Registered Specialist Trade Contractors Scheme, the contractor shall ensure that all subcontractors (irrespective of any tier) are registered under the relevant trades in the Primary Register of the Registered Specialist Trade Contractors Scheme.

Requirements for registration under the Registered Specialist Trade Contractors Scheme

Applications for registration under the RS are subject to the following entry requirements:

(a)	completion of at least one job within the last five years as a main contractor/subcontractor in the trades and specialties for which registration is applied or to have acquired comparable experience by itself/its proprietors, partners or directors within the last five years;

(b)	listings on one or more government registration schemes operated by policy bureaus or departments of the Hong Kong Government relevant to the trades and specialties for which registration is sought; and

(c)	the proprietor, partner or director having been employed by a registered subcontractor for at least five years with experience in the trade/specialty applying for and having completed all the modules of the Project Management Training Series for Subcontractors (or equivalent) conducted by the Construction Industry Council; or the company’s proprietor, partner or director having registered as Registered Skilled Worker under the Construction Workers Registration Ordinance for the relevant trade/specialty with at least five years’ experience in the trade/specialty applying for and having completed the Senior Construction Workers Trade Management Course (or equivalent) conducted by the Construction Industry Council.

Applications for registration under the RSTC are subject to a number of requirements based on the relevant trade category and tender limits as detailed in Schedule 2 of the Rules and Procedures for the Register of Specialist Trade Contractors issued by the Construction Industry Council in January 2021.

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Validity period of registration and renewal of registration

A registered subcontractor shall apply for renewal within three months before the expiry date of its registration whereas a registered specialist trade contractor shall apply for renewal not earlier than six months but not later than three months before the expiry date of its registration by submitting an application to the Construction Industry Council in a specified format providing information and supporting documents as required to show compliance with the entry requirements. An application for renewal shall be subject to approval by the committee on Registered Specialist Trade Contractors Scheme which oversees the Registered Specialist Trade Contractors Scheme (the “Committee”). If some of the entry requirements covered in an application can no longer be satisfied, the Committee of the Construction Industry Council may give approval for renewal based on those trades and specialties where the requirements are met. An approved renewal as a registered subcontractor shall be valid for three or five years from the expiry of the current registration whereas the approved renewal for a registered specialist trade contractor shall be valid for not less than 36 months after the decision date for that application for renewal.

Codes of Conduct

A registered subcontractor and a registered specialist trade contractor shall observe the Codes of Conduct for Registered Subcontractor (Schedule 8 of the Rules and Procedures for the Primary Register of the Subcontractor Registration Scheme) (the “Codes of Conduct”). Failure to comply with the Codes of Conduct may result in regulatory actions taken by the Committee.

The circumstances pertaining to a registered subcontractor that may call for regulatory actions include, but are not limited to:

(a)	supply of false information when making an application for registration, renewal of registration or inclusion of additional trades;

(b)	failure to give timely notification of changes to the registration particulars;

(c)	serious violations of the registration rules and procedures;

(d)	convictions of senior management staff (including but not limited to proprietors, partners or directors) for bribery or corruption under the Prevention of Bribery Ordinance (Chapter 201 of the Laws of Hong Kong);

(e)	convictions for failure to pay wages on time to workers in accordance with the relevant provisions contained in the Employment Ordinance;

(f)	willful misconducts that may bring the Subcontractor Registration Scheme (and since 1 April 2019, the Registered Specialist Trade Contractors Scheme) into serious disrepute;

(g)	civil awards/judgments in connection with the violation of or convictions under the relevant sections of the Mandatory Provident Fund Schemes Ordinance;

(h)	convictions under the Factories and Industrial Undertakings Ordinance or Occupational Safety and Health Ordinance in relation to serious construction site safety incidents resulting in one or more of the following consequence: (i) loss of life; or (ii) serious bodily injury resulting in loss or amputation of a limb or had caused or was likely to cause permanent total disability

(i)	conviction of five or more offences under the Factories and Industrial Undertakings Ordinance and/or Occupational Safety and Health Ordinance each arising out of separate incidents in any six months period (according to the date of committing the offence but not the date of conviction), committed by the Registered Subcontractor at each of a construction site under a contract;

(j)	convictions for employment of illegal worker under the Immigration Ordinance; or

(k)	late payment of workers’ wages and/or late payment of contribution under the Mandatory Provident Fund Schemes Ordinance over ten days with solid proof of such late payment of wages and/or contribution.

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The circumstances that may lead to regulatory actions be taken against a registered specialist trade contractor include, but are not limited to (a) a petition for winding-up or bankruptcy has been filed against the registered specialist trade contractor or other financial problems; (b) registered specialist trade contractor’s failure to answer queries or provide information relevant to the registration within the prescribed time specified by the committee of the Construction Industry Council; (c) misconduct or suspected misconduct of the registered specialist trade contractor; (d) court conviction or violation of any law by the registered specialist trade contractor, including but not limited to the Factories and Industrial Undertakings Ordinance, Occupational Safety and Health Ordinance, Employment Ordinance, Mandatory Provident Fund Schemes Ordinance, Immigration Ordinance, Prevention of Bribery Ordinance, Construction Industry Council Ordinance, Construction Workers Registration Ordinance; (e) matters of public interest; (f) serious or suspected serious poor performance or other serious causes in any public or private sector works contract; and (g) the registered specialist trade contractor’s failure to comply with any provisions of the Rules and Procedures for the Registered Specialist Trade Contractors Scheme.

Regulatory actions

The Committee may instigate regulatory actions against a registered subcontractor by directing that: (a) written strong direction and/or warning be given to a registered subcontractor; (b) a registered subcontractor to submit an improvement plan with the contents as specified and within a specified period; (c) a registered subcontractor be suspended from registration for a specified duration; or (d) the registration of a registered subcontractor be revoked. The Committee may instigate regulatory actions against a registered specialist trade contractor by directing that: (a) written warning be given to the registered specialist trade contractor; (b) the registered specialist trade contractor be suspended from registration for a specified period; (c) the grouping of a registered specialist trade contractor be changed; or (d) the registration of the registered specialist trade contractor be revoked.

Others

Proposed Security of Payment Legislation (“SOPL”)

The Government has conducted a public consultation on the SOPL for the construction industry to promote fair payment and help main contractors, subcontractors, consultants, sub-consultants and suppliers to receive payment on time for work done and services provided, so as to improve payment practices and provide rapid dispute resolution.

The SOPL will, among others:

●	prohibit “pay when paid” and similar terms in contracts, which refer to provisions in contracts that make payment contingent or conditional on the operation of other contracts or agreements, meaning that payment is conditional on the payer receiving payment from a third party;

●	prohibit payment periods of more than 60 calendar days for interim payments and 120 calendar days for final payments;

●	enable parties who are entitled to progress payments under the terms of a contract covered by the SOPL to claim such payments as statutory payment claims, upon receipt of which the payer has 30 calendar days to serve a payment response, and parties who are entitled to payments under statutory payment claims will be entitled to pursue adjudication if the statutory payment claims are disputed or ignored; and

●	grant parties the right to suspend or reduce the rate of progress of works after either non-payment of an adjudicator’s decision or non-payment of amounts admitted as due.

All contracts and sub-contracts, whether in written or oral form, for (i) government works, under which the Government and specified public entities procure construction and maintenance activities or related services, materials or plant; and (ii) private sector works, under which private entities procure construction activities for new buildings (as defined in the Buildings Ordinance) with a main contract value of over HK$5 million or procure related services, material or plant or supply-only contracts with a contract value of over HK$500,000, will be governed by the SOPL. Where the main contract is covered by the SOPL, all subcontracts (irrespective of tier) will be covered by the SOPL regardless of value. The legislation will not apply to private sector construction works relating to new buildings with a main contract value of less than HK$5 million or related services, material or plant supply-only contracts with a contract value of less than HK$500,000.

The proposed legislation will not apply retrospectively but will apply only to contracts entered on or after a date to be set by or pursuant to the legislation.

The SOPL is designed to assist contractors throughout the contractual chain to ensure cash-flow and access to a swift dispute resolution process. However, there are still uncertainties on the final legislative framework to be submitted to the Legislative Council for consideration and approval.

The Government released a Technical Circular on the Implementation of the Spirit of Security of Payment Legislation in Public Works Contracts (the “Technical Circular”) in October 2021. The Technical Circular sets out the policy on the implementation of the spirit of the SOPL in public works contracts with a view to facilitating timely processing of contract payments and providing an interim mechanism for speedy resolution of payment disputes before the enactment of the SOPL. The scope of contracts covered by the Technical Circular includes public works contracts, term contracts and related subcontracts tendered (i) on or after December 31, 2021, for tenders to be invited from Group B or Group C contractors on the List of Approved Contractors for Public Works; and (ii) on or after April 1, 2022, for tenders to be invited from other contractors on the List of Approved Contractors for Public Works or the List of Approved Suppliers of Materials and Specialist Contractors for Public Works.

The implementation date of the proposed SOPL has not been announced, and therefore does not affect our Operating Subsidiary.

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MANAGEMENT

Directors and Executive officers	Age	Position
Mr. Chung Yan Ngan	34	Chief Executive Officer, Director, Chairman of the Board
Ms. Chan Hung Kuen	34	Director
Mr. Leung Chi Lung	36	Chief Financial Officer

Mr. Chung Yan Ngan (“Mr. Chung”) is our chief executive officer and has served as the chairman of the board of directors since July 29, 2025. Mr. Chung is the founder of our Operating Subsidiary and he has served as the director of our Operating Subsidiary since its inception in 2021. Mr. Chung is the spouse of Ms. Chan Hung Kuen. Mr. Chung is responsible for the overall management, formulation of business strategies, project management and day-to-day management of the operations of our Group. Mr. Chung has over 10 years of experience in the construction industry in Hong Kong and has overseen a number of significant projects involving piling, grout curtain installation and other specialist foundation works for major public works projects. Prior to the formation of our Operating Subsidiary, Mr. Chung worked at Wing Lee Construction Limited from April 2015 to January 2021 with his last position as senior site agent. During his time at Wing Lee Constructed Limited, he took on roles in a variety of prominent construction projects, including as site agent for a project at the Hong Kong Airport Third Runway, where he planned and supervised foundation, site formation and superstructure works as part of his duties. From January 2014 to April 2015, he was site engineer at Leighton Asia, where he worked on major infrastructure projects including the Hong Kong-Zhuhai-Macao bridge boundary crossing facilities.

Mr. Chung obtained a Bachelor of Engineering in Building Engineering (Structural and Geotechnical) from the City University of Hong Kong in 2014. He is a Chartered Professional Engineer registered with The Institution of Engineers Australia in civil engineering (CPEng) in 2021, a European Engineer registered with Engineers Europe (EUR ING) in 2023, Chartered Engineer with The Institution of Engineers of Ireland (Ceng MIEI) in 2023, and a Registered Professional Engineer (civil) registered with the Engineers Registration Board of Hong Kong and member of The Hong Kong Institution of Engineers since 2023.

Ms. Chan Hung Kuen (“Ms. Chan”) has been our director since November 3, 2025. Ms. Chan is the spouse of Mr. Chung Yan Ngan. Ms. Chan started her career at Tai Shan Engineering & Construction Limited, where she worked as accounting manager from September 2016 to September 2020. Ms. Chan joined AJV HK in June 2022, where she served as accounting manager until April 2024. From May 2024 to July 2025, Ms. Chan worked at Shing Long Construction Limited (an affiliate company previously owned by Mr. Chung) as accounting manager. Since August 2025, Ms. Chan has rejoined AJV HK as accounting manager. Ms. Chan obtained a Bachelor of Business Administration from the Hong Kong Shue Yan University in 2014.

Mr. Leung Chi Lung (“Mr. Leung”) has been our chief financial officer since July 2, 2025. Mr. Leung is a seasoned finance professional with over 13 years of experience in the fields of auditing, financial control, and corporate management. Mr. Leung served as the Deputy Financial Controller and Director of the Overseas Platform Group at Eternal Asia (HK) Limited (a company listed on the Shenzhen Stock Exchange (Stock Code: SZ.002183) since April 2023. Prior to that, he was the Financial Controller at Bamboos Holdings Limited, a company listed on the main board of The Stock Exchange of Hong Kong Limited (“Hong Kong Stock Exchange”) (Stock Code: 2293.hk) from June 2022 to March 2023. In these roles, he was responsible for overseeing the daily financial operations in Hong Kong, Mainland China, and overseas, managing group budgeting, addressing audit and legal issues, and fulfilling the listing rules requirements of both the Hong Kong and Shenzhen stock exchanges. Mr. Leung served as an Audit Senior / Manager at Deloitte Touche Tohmatsu from January 2017 to June 2022, and as an Audit Junior / Senior at RSM Hong Kong from August 2012 to January 2017. Mr. Leung has extensive experience serving Hong Kong listed companies across various industries such as manufacturing, shipping logistics, energy, and real estate.

Mr. Leung obtained a Bachelor of Business Administration in Accounting and Finance from The Hong Kong Polytechnic University in 2012.

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Family Relationships

Save for the spousal relationship between Mr. Chung Yan Ngan and Ms. Chan Hung Kuen as disclosed above, none of our directors or executive officers have a family relationship as defined in Item 401 of Regulation S-K.

Employment Agreements and Indemnification Agreements

We intend to enter into employment agreements with each of our executive officers that will become effective upon the completion of this offering. Under these agreements, each of our executive officers will be employed for a specified time period — typically for one year. We may terminate employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate an executive officer’s employment without cause upon 30 days’ advance written notice. In such case of termination by us, we will provide severance payments to the executive officer as expressly required by applicable law of the jurisdiction where the executive officer is based. The executive officer may resign at any time with 30 days’ advance written notice.

Each executive officer has agreed to hold, at all times during and after the termination or expiry of his or her employment agreement, in strict confidence and not to use, except as required in the performance of his or her duties in connection with the employment or pursuant to applicable law, any of our confidential information, or the confidential or proprietary information disclosed to the executive officer by or obtained by the executive officer from us either directly or indirectly in writing, orally, or otherwise, if specifically indicated to be confidential or reasonably expected to be confidential.

We intend to enter into agreements with all directors whose service will begin upon the effectiveness of the registration statement of which this prospectus forms a part. Pursuant to the agreements, each director has agreed to attend and participate in such number of meetings of the Board of Directors and of the committees of which he or she may become a member as regularly or specially called and will agree to serve as a director for a year and be up for re-election each year at our annual shareholder meeting. The directors’ services will be compensated by cash under the agreement in an amount determined by the board of directors.

We intend to enter into indemnification agreements with each of our executive directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our Company. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

Board of Directors

The board of directors will consist of not less than one director or such number in excess thereof as the directors may determine. A director is not required to hold any shares in our Company to qualify to serve as a director. Subject to making appropriate disclosures to the board of directors in accordance with our Amended and Restated Articles of Association, a director may vote with respect to any contract or proposed contract in which he or she is directly or indirectly interested; in voting in respect to any such matter, such director should take into account his or her directors’ duties. Our board of directors may exercise all the powers of the Company to borrow money and to mortgage or charge the undertaking, property, assets and uncalled capital of the Company and, subject to the Companies Act, to issue debentures, bonds and other securities, whether outright or as security for any debt, liability or obligation of the Company or of any third party.

Board Diversity

We seek to achieve board diversity through the consideration of a number of factors when selecting the candidates to our board of directors, including, but not limited to, gender, skills, age, professional experience, knowledge, cultural, education background, ethnicity, and length of service. The ultimate decision of the appointment will be based on merit and the contribution that the selected candidates will bring to our board of directors.

Our directors have a balanced mix of knowledge and skills. Our board of directors is well balanced and diversified in alignment with our business development and strategy.

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Board Oversight of Cybersecurity Risks

The board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks, including in connection with our clients, service suppliers and other service providers. While the board of directors oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e., software companies who provide software and antivirus support to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, we are exempt from certain provisions applicable to United States domestic public companies. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. Generally Accepted Accounting Principles (“U.S. GAAP”)

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Terms of Directors and Officers

Our officers are elected by and serve at the discretion of our board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected or until his or her office is otherwise vacated in accordance with our Amended and Restated Articles of Association.

Under our Amended and Restated Articles of Association, the office of a director will be vacated if, among other things, the director (i) is removed from office pursuant to the laws of the Cayman Islands or the Amended and Restated Articles of Association, (ii) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally, (iii) is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies, (iv) resigns his office by notice to the Company, (v) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board of directors and our board of directors resolves that his office be vacated, or (vi) is prohibited by applicable law, rules or regulations from being a director.

Interested Transactions

Interested director transactions are governed by the terms of our Amended and Restated Memorandum and Articles.

A director may vote, attend a board meeting or sign a document on our behalf with respect to any contract or transaction in which he or she is directly or indirectly interested. A director shall forthwith disclose the nature of such interest to all other directors after becoming aware of the fact that he or she is interested in a transaction we have entered into or are to enter into. A general notice or disclosure to all other directors that a director is a member, director, or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure in relation to that transaction.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Articles of Association that will become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers and their personal representatives (each an “Indemnified Person”) against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Person shall be answerable for the acts, receipts, neglects or defaults of the others of them, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to our Company which may attach to any of the Indemnified Persons.

Compensation of Directors and Executive Officers

For so long as we qualify as a foreign private issuer, we are not required to comply with the proxy rules applicable to U.S. domestic companies, including the requirement applicable to emerging growth companies to disclose the compensation of our directors and executive officers on an individual, rather than an aggregate, basis. The Company (i) is incorporated in the Cayman Islands; (ii) is not required under Cayman Islands law to disclose such compensation on an individual basis; and (iii) has not otherwise publicly disclosed this information elsewhere. For the fiscal years ended May 31, 2026, 2025 and 2024, we paid an aggregate of HK$220,500 (approximately US$28,224), HK$400,000, HK$300,000, respectively, in cash (including salaries and mandatory provident fund) to our directors and executive officers. The Operating Subsidiary is required by law to contribute amounts equal to certain percentages of each employee’s salary for his or her mandatory provident fund. We have not made any agreements with our directors or executive officers to provide benefits upon termination of employment. We do not have a share incentive program to provide for grants of awards to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Equity Compensation Plan Information

We have not adopted any equity compensation plans.

Outstanding Equity Awards at Fiscal Year-End

As of May 31, 2026, 2025, and 2024, we had no outstanding equity awards.

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RELATED-PARTY TRANSACTIONS

Set forth below are the related party transactions of our company that occurred during the past three fiscal years up to the date of this prospectus.

List of Related Parties

Name of Related Party	Background
Mr. Chung Yan Ngan	Chief Executive Officer, Chairman of the Board, Director, the Controlling Shareholder
Shing Long Construction Limited (“Shing Long”)	Company owned by Mr. Chung(1)

Note:	Shing Long is a company incorporated in Hong Kong with limited liability that was wholly-owned and controlled by Mr. Chung, until July 25, 2025 when Mr. Chung disposed of his shares in Shing Long to a third party and on July 25, 2025 resigned as its sole director.

Balances with related parties:

The following table sets forth the breakdown of our balances due to/from related parties as of the dates indicated:

	As of May 31,			As of November 30,
	2025	2024	2023	2025
	USD	USD	USD	USD
Amount due (to) from:
Mr. Chung Yan Ngan	(903)	159,951	326,551	(1,035,924)
Amount due to:
Shing Long – contract liabilities, net	315,888	-	-	-
Amount due from:
Shing Long – contract receivable, net	-	133,410	-	-
Shing Long – contract assets, net	-	132,486	-	-
Shing Long – retention receivable, net	149,651	69,660	-	-

As of May 31, 2025, 2024 and 2023, and November 30, 2025, the amount due (to) from Mr. Chung Yan Ngan was non-trade nature, interest free with no specific repayment terms. During the fiscal years ended May 31, 2025, 2024 and 2023, the largest amount due from Mr. Chung Yan Ngan was HK$3,808,948 (US$485,779), HK$3,420,679 and HK$2,557,021, respectively. During the six months ended November 30, 2025, the largest amount due to Mr. Chung Yan Ngan was HK$8,064,464 (US$1,035,924). As at the date of this prospectus, the balance due to Mr. Chung is US$1,035,924.

As of May 31, 2025, 2024 and 2023, the amount due from Shing Long resulted from our provision of foundation works. During the fiscal years ended May 31, 2025, 2024 and 2023, the largest amount due from Shing Long was HK$3,200,000 (US$408,116), HK$1,632,306 and Nil, respectively. As of May 31, 2025, the amount due to Shing Long resulted from payments received in excess of revenue recognized on construction contracts. As at the date of this prospectus, the balance due from Shing Long is Nil.

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Transactions with related parties:

Related party transactions during the fiscal years ended May 31, 2025, 2024 and 2023

		For the years ended May 31,
Name	Nature	2025	2024	2023
		USD	USD	USD
Shing Long	Provision of foundation works and consultation services	828,277	711,465	-
Shing Long	Cost of contract revenues paid to Shing Long	101,837	41,300	-
Shing Long	General and administrative expenses paid to Shing Long	-	23,198	-

Related party transactions during the six months ended November 30, 2025 and 2024

		For the six months ended November 30,
Name	Nature	2025	2024
		USD	USD
Shing Long	Provision of foundation works and consultation services	-	694,629
Shing Long	Cost of contract revenues paid to Shing Long	-	88,928

Guarantees

Our related parties, from time to time provides guarantees for our benefit. Mr. Chung Yan Ngan provided guarantees to secure our Operating Subsidiary’s bank loans during the six months ended November 30, 2025 and the fiscal years ended May 31, 2025 and 2024 and up to the date of this prospectus. As of November 30, 2025, May 31, 2025, and 2024, the principal amount of the loans guaranteed under personal guarantees provided by Mr. Chung were HK$21,735,142 (approximately US$2,792,000), HK$15,900,000 (approximately US$2,030,000) and HK$15,900,000, respectively, and the carrying amounts of the said bank loans were US$2,521,156, US$1,834,398 and US$1,678,091, respectively.

Mr. Chung also provided a personal guarantee for a hire purchase agreement dated October 13, 2023 with OCBC Bank (Hong Kong) Limited, in the amount of HK$397,260 (US$50,931) which was terminated in October 2024.

Policies and Procedures for Related-Party Transactions

Our board of directors has created an audit committee in connection with this offering that will be tasked with review and approval of all related-party transactions.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of our Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our issued Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the Over-Allotment Option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law or our Amended and Restated Memorandum and Articles.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares beneficially owned prior to this offering		Ordinary Shares beneficially held immediately after this offering
Name of Beneficial Owner	Number of Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares	Number of Ordinary Shares	Approximate percentage of issued and outstanding Ordinary Shares(3)
Directors and executive officers
Mr. Chung Yan Ngan(1)(2)	13,500,000	100.00%	13,500,000	90.00%
Ms. Chan Hung Kuen(1)	—	—	—	—
Mr. Leung Chi Lung(1)	—	—	—	—

5% or greater shareholders
Accurate Goal Ventures Limited(1)(3)	13,500,000	100.00%	13,500,000	90.00%

(1)	Except as otherwise indicated below, the business address for our directors and executive officers is Unit 1105, 11/F, Tower A, New Mandarin Plaza, No.14 Science Museum Road, Tsim Sha Tsui East, Hong Kong.
(2)	Mr. Chung owns 100% of the equity interests in Accurate Goal Ventures Limited. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. Chung may be deemed to have voting and investment power with respect to the 13,500,000 Ordinary Shares held by Accurate Goal Ventures Limited. The registered address of Accurate Goal Ventures Limited is situated at Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.
(3)	Based on the number of Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming all of the Shares offered by us are sold.

As of the date of this prospectus, none of our issued and outstanding Ordinary Shares are held by record holders in the United States. None of our major shareholders have different voting rights from other shareholders. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

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SELLING SHAREHOLDER

This prospectus covers the public resale of the Ordinary Shares owned by the Selling Shareholder named below. The Selling Shareholder may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares owned by them. The Selling Shareholder, however, makes no representations that the Ordinary Shares will be offered for sale. The table below presents information regarding the Selling Shareholder and the Ordinary Shares that such selling shareholder may offer and sell from time to time under this prospectus.

The following table sets forth:

● the name of the Selling Shareholder;

● the number of Ordinary Shares beneficially owned by the Selling Shareholder prior to the sale of the Ordinary Shares covered by this prospectus;

● the number of Ordinary Shares that may be offered by the Selling Shareholder pursuant to this prospectus;

● the number of Ordinary Shares to be beneficially owned by the Selling Shareholder following the sale of any Ordinary Shares covered by this prospectus; and

● the percentage of our issued and outstanding Ordinary Shares to be owned by the Selling Shareholder before and after the sale of the Ordinary Shares covered by this prospectus (based on 13,500,000 Ordinary Shares issued and outstanding as of the date of this prospectus).

The Selling Shareholder acquired the 13,500,000 Ordinary Shares originally in connection with the Reorganization on completed in October 2025. On October 31, 2025, the Selling Shareholder disposed of an aggregate of 2,511,000 Ordinary Shares to four purchasers at a total aggregate consideration of $189,545 (approximately $0.075 per Ordinary Share). On March 3, 2026, the Selling Shareholder repurchased the aggregate of 2,511,000 Ordinary Shares from the four investors at the same price ($189,545 in total, or approximately $0.075 per Ordinary Share).

All information with respect to ownership of the Ordinary Shares by the Selling Shareholder has been furnished by or on behalf of the Selling Shareholder and, unless otherwise indicated, is as of the date of this prospectus. We believe, based on information supplied by the Selling Shareholder, that except as may otherwise be indicated in the footnotes to the table below, the Selling Shareholder have sole voting and dispositive power with respect to the Ordinary Shares reported as beneficially owned by it. Because the Selling Shareholder identified in the table may sell some or all of the Ordinary Shares owned by it which are included in this prospectus, and because, except as set forth herein, there are currently no agreements, arrangements or understandings with respect to the sale of any of the Ordinary Shares, no estimate can be given as to the number of Ordinary Shares available for resale hereby that will be held by the Selling Shareholders upon termination of this Offering. In addition, the Selling Shareholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares it holds in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Shareholder will sell all of the Ordinary Shares owned beneficially by it that are covered by this prospectus. Unless otherwise indicated in the footnotes, shares in the table refer to our Ordinary Shares.

Name of Selling Shareholder	Number of Ordinary Shares Beneficially Owned Prior to this Offering	Percent of issued and outstanding Ordinary Shares Beneficially Owned Before Sale of Shares	Number of Ordinary Shares to be Offered	Number of Ordinary Shares Beneficially Owned After Sale of Shares	Percentage of issued and outstanding Beneficially Owned After Sale of Shares
Accurate Goal Ventures Limited (1,2)	13,500,000	100%	1,000,000	12,500,000	83.33%

(1)	The registered address of Accurate Goal Ventures Limited is situated at Keyway Chambers, 3rd Floor, Quastisky Building, Road Town, Tortola, British Virgin Islands.
(2)	Mr. Chung Yan Ngan owns 100% of the equity interests in Accurate Goal Ventures Limited. Pursuant to Section 13(d) of the Exchange Act and the rules promulgated thereunder, Mr. Chung may be deemed to have voting and investment power with respect to the 13,500,000 Ordinary Shares held by Accurate Goal Ventures Limited.

Beneficial ownership for the purposes of this table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Except as disclosed in the footnotes to this table, we believe that the shareholder identified in the table above possesses sole voting and investment power over all the Ordinary Shares shown as beneficially owned by the shareholder.

The Selling Shareholder and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act with respect to the Ordinary Shares offered by this prospectus, and any profits realized or commissions received may be deemed underwriting compensation.

Additional Selling Shareholders not named in this prospectus will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. Transferees, successors and donees of identified Selling Shareholder will not be able to use this prospectus for resales until they are named in the table above by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its Ordinary Shares from holders named in this prospectus after the effective date of this prospectus.

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PLAN OF DISTRIBUTION

Shares Offered by us

We are offering for sale up to 1,500,000 Ordinary Shares in a “best-efforts” direct public offering without any involvement of underwriters price range between $1.50 to $2.00 per share.

Terms of the Offering

We are offering for sale up to 1,500,000 Ordinary Shares in a “best-efforts” direct public offering without any involvement of underwriters. We are offering the shares through a “self-underwritten” offering. The shares will be offered at a price range between $1.50 to $2.00 per share for a period not to exceed 270 days from the date of this prospectus, unless extended by our board of directors for an additional 90 days. There is no minimum number of shares required to be purchased. The intended methods of communication include, without limitations, telephone, and personal contact.

The offering shall terminate on the earlier of (i) the date when the sale of all of the shares being offered is completed or (ii) 270 days from the date of this prospectus. We may, at our discretion, extend the offering for an additional 90 days. In the event we extend the offering for an additional 90 days, we will notify investors by filing a post-effective amendment to our registration statement.

There can be no assurance that any of the shares will be sold. We have not entered into any agreements or arrangements for the sale of the shares with any broker-dealer or sales agent, nor do we intend to enter into any such agreement or arrangement with any broker-dealer or sales agent.

In order to comply with the applicable securities laws of certain states, the Ordinary Shares will be offered or sold only in those states if they have been registered or qualified for sale or an exemption from such registration or qualification requirement is available and with which we have complied.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must: (i) execute and deliver a subscription agreement; and (ii) pay the full subscription amount payable by wire transfer or deliver a check or certified funds to us for acceptance or rejection.  All checks for subscriptions must be made payable to Advance JV Group Limited.

There are no arrangements or plans to place the proceeds from this offering into an escrow, trust, or similar account.  Because this is a best efforts offering, once a subscription is accepted by us, we will have immediate availability to use the subscription proceeds, regardless of whether we are able to place the entire offering.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason.  All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for Ordinary Shares will be accepted or rejected within two (2) business days after we receive them.

Shares Offered by the Selling Shareholder

The Selling Shareholder, and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately- negotiated transactions;
●	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	broker-dealers may agree with the Selling Shareholder to sell a specified number of such Ordinary Shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The Selling Shareholder may, from time to time, pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer the Ordinary Shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of their Ordinary Shares or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such Ordinary Shares in the course of hedging the positions they assume. The Selling Shareholder may also sell Ordinary Shares short and deliver these securities to close out its short positions, or loan or pledge the Ordinary Shares to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Ordinary Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Shareholder from the sale of the Ordinary Shares offered by it will be the purchase price of such Ordinary Shares, less discounts or commissions, if any. The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of ordinary shares to be made directly or through agents. We will not receive any of the proceeds from the resale of the Ordinary Shares by the Selling Shareholder.

Once we have been subject to public company reporting requirements for at least 90 days, the Selling Shareholder also may resell all or a portion of their Ordinary Shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the Ordinary Shares therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the Shares may be underwriting discounts and commissions under the Securities Act. Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the Ordinary Shares to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Ordinary Shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Ordinary Shares in the market and to the activities of the Selling Shareholder and its affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Shareholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

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DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs will be governed by our Amended and Restated Memorandum and Articles, as amended from time to time, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 Ordinary Shares, par value US$0.0001 each.

As of the date of this prospectus, 13,500,000 Ordinary Shares of par value US$0.0001 per share were issued, fully paid and outstanding.

Our Amended and Restated Memorandum and Articles

We have on 17 July 2026 conditionally adopted the Amended and Restated Memorandum and Articles, which will become effective and replace our current memorandum and articles of association in its entirety immediately prior to the completion of this offering. The following are summaries of certain material provisions of the Amended and Restated Memorandum and Articles and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares. Capitalized terms used below but are not otherwise defined in this prospectus shall have the respective meanings ascribed to such terms in the Amended and Restated Memorandum and Articles filed as Exhibit 3.2 to the registration statement of which this prospectus is a part.

Objects of Our Company

Under our Amended and Restated Memorandum and Articles, the objects of our Company are unrestricted and we have the full power and authority to carry out any object not prohibited by the law of the Cayman Islands.

Ordinary Shares

Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Amended and Restated Memorandum and Articles provide that dividends may be declared and paid out of profits of our Company, realized or unrealized, or from any reserve set aside from profits which our board of directors determines is no longer needed, or not in the same amount. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act. Under the laws of the Cayman Islands, our Company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business.

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No dividend payable by our Company on or in respect of any share shall bear interest against our Company.

Voting Rights. Voting at any meeting of shareholders is by poll save that the chairman of the meeting of shareholders may allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands. Notwithstanding the foregoing, a poll may be demanded by at least one shareholder. At each meeting of shareholders, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) will have one vote for each share held by the relevant shareholder.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the Ordinary Shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding Ordinary Shares at a meeting. A special resolution will be required for important matters such as a change of name, making changes to our Amended and Restated Memorandum and Articles, a reduction of our share capital and a voluntary winding up of our Company (unless our company is unable to pay its debts in which case such voluntary winding up can be authorized by an ordinary resolution). Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Amended and Restated Memorandum and Articles of Association provide that we may in each year hold a general meeting as our annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting may be held at such time and place as the chairman of our Company (if there is one) or any two directors or any director and the secretary or our board of directors shall appoint. Shareholders may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

Shareholders’ general meetings may be convened by the chairman of our board of directors of the Company, any two directors or any director and the secretary of our Company or our board of directors. Advance notice of at least five days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A general meeting shall, notwithstanding that it is called on shorter notice than that specified in our Amended and Restated Articles of Association, be deemed to have been properly called if it is so agreed by (i) all the shareholders entitled to attend and vote thereat in the case of an annual general meeting; and (ii) in the case of an extraordinary general meeting, by seventy-five percent of the shareholders entitled to attend and vote thereat. A quorum required for any general meeting of shareholders consists of two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights in our Company present throughout the meeting.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting.

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Transfer of Ordinary Shares. Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her Ordinary Shares by an instrument of transfer in the usual or common form or in a form prescribed by the relevant stock exchange or any other form approved by our board of directors. As referenced in the “Risks Factors”, the OTCQB is not designated as a “recognized exchange” for these purposes and so any transfer of shares must be made in this manner.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any Ordinary Share unless:

●	the instrument of transfer is lodged with us, accompanied by the share certificate(s) for the Ordinary Shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer (and, if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do);

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four; and

●	a fee of such maximum sum as the relevant stock exchange may determine to be payable or such lesser sum as our board of directors may from time to time require is paid to us in respect thereof.

If our board of directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged with us, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required in accordance with the rules of the relevant stock exchange, be suspended and the register closed at such times and for such periods (not exceeding thirty (30) days in any year) as our board of directors may from time to time determine.

Liquidation. Subject to the Companies Act, our Company may be voluntarily wound-up by a special resolution. If our Company is wound up, the liquidator may, with the sanction of a special resolution, divide amongst the shareholders in specie or in kind the whole or any part of the assets of our Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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Calls on Shares and Forfeiture of Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid (whether in respect of nominal value or premium) on their shares. If a call is not paid on or before the day appointed for payment thereof, the shareholder may at the discretion of our board of directors be liable to pay our Company interest on the amount of such call at such rate as our board of directors may determine, from the date when such call was payable up to the actual date of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Shares. Subject to the Companies Act, we may issue shares on terms that such shares, which are to be redeemed or are liable to be redeemed at the option of our Company or a shareholder and may make payments in respect of such redemption in accordance with the Companies Act. Our company is authorized to purchase any share in our Company (including a redeemable share) by agreement with the holder and may make payments in respect of such purchase in accordance with the Companies Act. Our board of directors may determine the manner or any of the terms of any redemption or purchase. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits, share premium account or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our Company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, there would no longer be any issued shares of our Company other than shares held as treasury shares.

Variations of Rights of Shares. If, at any time, our share capital is divided into different classes of shares, the rights attached to any such class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not our Company is being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares. Under our Amended and Restated Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Issuance of Additional Shares. Our Amended and Restated Memorandum and Articles authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares, and any shares or class of shares (including the issue or grant of options, warrants and other rights, renounceable or otherwise in respect of shares) may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise. Issuance of these shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. Under our Amended and Restated Memorandum and Articles no shareholder (not being a director) shall have any right of inspecting any account or book or document of our Company except as conferred by applicable law and regulations, the Articles or authorized by the board of directors. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Amended and Restated Memorandum and Articles may discourage, delay or prevent a change of control of our Company or management that shareholders may consider favorable, including provisions that:

●	authorize our board of directors to issue any unissued shares on such terms and conditions as it may determine, including any shares or class of shares with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital, or otherwise, without any further vote or action by our shareholders; and

●	the inability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Amended and Restated Memorandum and Articles for a proper purpose and for what they believe in good faith to be in the best interests of our Company.

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Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware in the United States and their shareholders.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

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Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by seventy-five per cent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and a majority in number of the creditors or class of creditors with whom the arrangement is to be made, and who must in addition represent seventy-five per cent in value of the creditors or each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of a dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, a dissenting shareholder would have no rights comparable to appraisal rights, save that objectors to a takeover offer may apply to the Grand Court of the Cayman Islands for various orders that the Grand Court of the Cayman Islands has a broad discretion to make, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

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Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than the number of votes which have actually been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Our Amended and Restated Articles of Association contain a provision by which our shareholders waive any claim or right of action that they may have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer in the performance of his or her duties with or for our Company or any subsidiary thereof, except in respect of any fraud or dishonesty of such director or officer of the Company.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles provide that we shall indemnify our directors and officers and their personal representatives (each an “Indemnified Person”) against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Person shall be answerable for the acts, receipts, neglects or defaults of the others of them, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to our Company which may attach to any of the Indemnified Persons.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company - a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

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Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law permits us to eliminate the right of shareholders to act by written consent and our Amended and Restated Articles of Association provide that any action required or permitted to be taken at any general meetings may be taken upon the vote of shareholders at a general meeting duly noticed and convened in accordance with our Amended and Restated Articles of Association and may not be taken by written consent of the shareholders without a meeting.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. Our Amended and Restated Articles of Association also do not provide our shareholders with any right to requisition any general meeting or put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Amended and Restated Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Act, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders. An appointment of a director may be on terms that the director shall automatically retire from office (unless he has sooner vacated office) at the next or a subsequent annual general meeting or upon any specified event or after any specified period in a written agreement between the company and the director, if any; but no such term shall be implied in the absence of express provision. Under our Amended and Restated Articles of Association, a director’s office shall be vacated if the director (i) is removed from office pursuant to the laws of the Cayman Islands or our Amended and Restated Articles of Association; (ii) dies or becomes bankrupt, or makes any arrangement or composition with his creditors generally; (iii) is or becomes of unsound mind or an order for his detention is made under the Mental Health Act of the Cayman Islands or any analogous law of a jurisdiction outside the Cayman Islands, or dies; (iv) resigns his office by notice to the Company; (v) without special leave of absence from our board of directors, is absent from three consecutive meetings of the board of directors and our board of directors resolves that his office be vacated; or (vi) is prohibited by applicable law, rules or regulations from being a director.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

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Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Amended and Restated Articles of Association, if our share capital is divided into more than one class of shares, the rights attached to any such class may only be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of votes cast at a separate meeting of the holders of the shares of that class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third of the issued shares of the class. Under our Amended and Restated Memorandum and Articles, only the chairman of our Company or a majority of our board of directors may convene a class meeting of holders of a particular class of shares of our Company.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Cayman Islands law, our Amended and Restated Memorandum and Articles may only be amended with a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we may be required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

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We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Cayman Islands Data Protection

We have certain duties under the Data Protection Act (2021 Revision) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”), and based on internationally accepted principles of data privacy.

Privacy Notice

This privacy notice puts our shareholders on notice that through your investment into us you will provide us with certain personal information which constitutes personal data within the meaning of the DPA, or personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates, delegates and service providers who may receive personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

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We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in us, this will be relevant for those individuals and you should transit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How We May Use a Shareholder’s Personal Data

We may, as the data controller, collect, record, store, transfer and use or otherwise process personal data for lawful purposes, including, in particular: (i) where this is necessary for the performance of our rights and obligations under any agreements; (ii) where this is necessary for compliance with a legal, tax and regulatory obligation to which we are or may be subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or (iii) where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the US, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Contacting the Company

For further information on the collection, use, disclosure, transfer or processing of your personal data or the exercise of any of the rights listed above, please contact us through our website at www.advancejv.com.

Cayman Islands Economic Substance

The Cayman Islands enacted the ES Act together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. Under the ES Act, if a company is considered to be a “relevant entity” (as defined in the ES Act) and is conducting one or more of the nine “relevant activities” (as defined in the ES Act), then that company will be required to comply with the economic substance requirements in relation to the relevant activity from July 1, 2019. A Cayman Islands company is required to make an annual notification in the Cayman Islands confirming whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

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Listing

We intend to apply to have our Ordinary Shares listed on the OTCQB Market. We cannot guarantee that such application for quotation will be approved, and in the absence of a trading market or an active trading market, investors may be unable to liquidate their investment or make any profit from an investment in the Ordinary Shares.

Transfer Agent

The transfer agent of our Ordinary Shares is VStock Transfer, LLC located at 18 Lafayette Pl, Woodmere, NY 11598.

History of Securities Issuance

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Quality Corporate Services Ltd.(1)	July 29, 2025	1	(1)	USD	0.0001	(1)
Accurate Goal Ventures Limited(2)	July 29, 2025	9,999		USD	0.9999
Accurate Goal Ventures Limited(3)	October 18, 2025	13,490,000		USD	1,349.00

(1)	On July 29, 2025, Quality Corporate Services Ltd. transferred 1 Ordinary Share to Accurate Goal Ventures Limited, a company incorporated in the BVI with limited liability and wholly owned by Mr. Chung, our Controlling Shareholder.
(2)	On July 29, 2025, the Company issued and allotted 9,999 Ordinary Shares to Accurate Goal Ventures Limited at par.
(3)	On October 18, 2025, the Company issued and allotted 13,490,000 Ordinary Shares to Accurate Goal Ventures Limited at par.
(4)	On October 31, 2025, Accurate Goal Ventures Limited sold 661,500 Ordinary Shares to each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 each; and 526,500 Ordinary Shares to Grand Coral Management Limited at a consideration of US$39,743.
(5)	On March 3, 2026, Accurate Goal Ventures Limited repurchased 661,500 Ordinary Shares from each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 each, and 526,500 Ordinary Shares from Grand Coral Management Limited at a consideration of US$39,743.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this Offering, we will have 15,000,000 Ordinary Shares issued and outstanding. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our affiliates in the United States without restriction or further registration under the Securities Act unless purchased by one of our affiliates. Ordinary Shares purchased by one of our affiliates may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this Offering, there has been no public market for our Shares. We intend to apply to list the Shares on the OTCQB Market, and the closing of this Offering is conditional upon OTCQB’s final approval of our listing application. We cannot assure you that our application will be approved; if it is not approved, we will not complete the Offering. We cannot assure you that a regular trading market will develop in the Shares, and in the absence of a trading market or an active trading market, investors may be unable to liquidate their investment. In the absence of a regular trading market, the liquidity and value of the Shares may decline. The lack of a market may indicate a lack of bona fide market interest in the security and may impact our continued listing on the OTCQB Market, if approved.

The Ordinary Shares issued and outstanding prior to this offering are restricted securities, as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

In general, persons who have beneficially owned restricted Ordinary Shares for at least six months, and any affiliate of the Company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a seller may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

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Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three months period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Ordinary Shares then issued and outstanding, which will equal approximately Ordinary Shares immediately after this Offering; or

●	the average weekly trading volume of our Ordinary Shares reported through the OTC Markets during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six months holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers, or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until 90 days after the date of this prospectus before selling any such shares. However, the Rule 701 shares would remain subject to lock-up arrangements as described below and would only become eligible for sale when the lock-up period expires.

Regulation S

Regulation S under the Securities Act provides an exemption from registration requirements in the United States for offers and sales of securities that occur outside the United States. Rule 903 of Regulation S provides the conditions to the exemption for a sale by an issuer, a distributor, their respective affiliates, or anyone acting on their behalf. Rule 904 of Regulation S provides the conditions to the exemption for a resale by persons other than those covered by Rule 903. In each case, any sale must be completed in an offshore transaction, as that term is defined in Regulation S, and no directed selling efforts, as that term is defined in Regulation S, may be made in the United States.

We are a foreign issuer as defined in Regulation S. As a foreign issuer, securities that we sell outside the United States pursuant to Regulation S are not considered to be restricted securities under the Securities Act, and, subject to the offering restrictions imposed by Rule 903, are freely tradable without registration or restrictions under the Securities Act, unless the securities are held by our affiliates. We are not claiming the potential exemption offered by Regulation S in connection with the offering of newly issued shares outside the United States and will register all of the newly issued shares under the Securities Act.

Subject to certain limitations, holders of our restricted shares who are not our affiliates or who are our affiliates by virtue of their status as our officer or director of may resell their restricted shares in an “offshore transaction” under Regulation S if:

●	none of the shareholder, its affiliate, nor any person acting on their behalf engages in directed selling efforts in the United States, and

●	in the case of a sale of our restricted shares by an officer or director who is our affiliate solely by virtue of holding such position, no selling commission, fee, or other remuneration is paid in connection with the offer or sale other than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

Additional restrictions are applicable to a holder of our restricted shares who will be our affiliate other than by virtue of his or her status as our officer or director.

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of the material Cayman Islands, Hong Kong and U.S. federal income tax consequences of an investment in the Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Shares, such as the tax consequences under state, local and other tax laws. The discussion is not intended to be, nor should it be construed as, legal or tax advice to any particular prospective purchaser. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Conyers Dill & Pearman Pte. Ltd., our counsel as to Cayman Islands law. To the extent that the discussion relates to matters of Hong Kong tax law, it represents the opinion of CFN Lawyers LLP, our Hong Kong counsel. To the extent that the discussion relates to matters of U.S. Federal Income Taxation, it represents the opinion of CFN Lawyers LLC, our U.S. counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Hong Kong Profits Taxation

Our subsidiary incorporated in Hong Kong was subject to 16.5% Hong Kong profits tax on their taxable income assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2023/2024 and 2022/2023. As from year of assessment of 2020/2021 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiary is exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiary to us are not subject to any tax withholding in Hong Kong.

Certain Mainland China Tax Laws and Regulations Considerations

The Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income (“Double Tax Avoidance Arrangement”)

The National People’s Congress of the PRC enacted the Enterprise Income Tax Law, which became effective on January 1, 2008 and last amended on December 29, 2018. According to Enterprise Income Tax Law and the Regulation on the Implementation of the Enterprise Income Tax Law, or the Implementing Rules, which became effective on January 1, 2008 and further amended on April 23, 2019, dividends generated after January 1, 2008 and payable by a foreign-invested enterprise in Mainland China to its foreign enterprise investors are subject to a 10% withholding tax, unless any such foreign enterprise investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a preferential withholding arrangement. According to the Notice of the SAT on Negotiated Reduction of Dividends and Interest Rates issued on January 29, 2008, revised on February 29, 2008, and the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Prevention of Fiscal Evasion with Respect to Taxes on Income, or Double Tax Avoidance Arrangement, the withholding tax rate in respect of the payment of dividends by a Mainland China enterprise to a Hong Kong enterprise may be reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the Mainland China enterprise and certain other conditions are met, including: (i) the Hong Kong enterprise must directly own the required percentage of equity interests and voting rights in the Mainland China resident enterprise; and (ii) the Hong Kong enterprise must have directly owned such required percentage in the Mainland China resident enterprise throughout the 12 months prior to receiving the dividends. However, based on the Circular on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such Mainland China tax authorities may adjust the preferential tax treatment; and based on the Announcement on Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties issued by the SAT on February 3, 2018 and effective from April 1, 2018, if an applicant’s business activities do not constitute substantive business activities, it could result in the negative determination of the applicant’s status as a “beneficial owner”, and consequently, the applicant could be precluded from enjoying the above-mentioned reduced income tax rate of 5% under the Double Tax Avoidance Arrangement.

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We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Enterprise Income Tax Law

The Enterprise Income Tax Law and the Implementing Rules impose a uniform 25% enterprise income tax rate to both foreign invested enterprises and domestic enterprises in Mainland China, except where tax incentives are granted to special industries and projects. Under the Enterprise Income Tax Law, an enterprise established outside PRC with “de facto management bodies” within Mainland China is considered a “resident enterprise” for Mainland China enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Notice Regarding the Determination of Chinese-Controlled Offshore Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies promulgated by the SAT and last amended on December 29, 2017 and the Announcement of the State Administration of Taxation on Issues concerning the Determination of Resident Enterprises Based on the Standards of Actual Management Institutions promulgated by the SAT on January 29, 2014 set out the standards used to classify certain Chinese invested enterprises controlled by Mainland China enterprises or Mainland China enterprise groups and established outside of China as “resident enterprises”, which also clarified that dividends and other income paid by such Mainland China “resident enterprises” will be considered Mainland China source income and subject to Mainland China withholding tax, currently at a rate of 10%, when paid to non-Mainland China enterprise shareholders. This notice also subjects such Mainland China “resident enterprises” to various reporting requirements with the Mainland China tax authorities. Under the Implementing Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

On October 17, 2017, the SAT issued the Bulletin on Issues Concerning the Withholding of Non-PRC Resident Enterprise Income Tax at Source, or Bulletin 37, which replaced the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, issued by the SAT, on December 10, 2009, and partially replaced and supplemented by the rules under the Bulletin on Issues of Enterprise Income Tax on Indirect Transfers of Assets by Non-PRC Resident Enterprises, or Bulletin 7, issued by the SAT, on February 3, 2015. Under Bulletin 7, an “indirect transfer” of assets, including equity interests in a PRC resident enterprise, by non-PRC resident enterprises may be re-characterized and treated as a direct transfer of PRC taxable assets, if such arrangement does not have a reasonable commercial purpose and was established for the purpose of avoiding payment of PRC enterprise income tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax. In respect of an indirect offshore transfer of assets of a Mainland China establishment, the relevant gain is to be regarded as effectively connected with the Mainland China establishment and therefore included in its enterprise income tax filing, and would consequently be subject to enterprise income tax at a rate of 25%. Where the underlying transfer relates to the immoveable properties in China or to equity investments in a PRC resident enterprise, which is not effectively connected to a Mainland China establishment of a non-resident enterprise, a PRC enterprise income tax at 10% would apply, subject to available preferential tax treatment under applicable tax treaties or similar arrangements, and the party who is obligated to make the transfer payments bears the withholding obligation. Pursuant to Bulletin 37, the withholding party shall declare and pay the withheld tax to the competent tax authority in the place where such withholding party is located within 7 days from the date of occurrence of the withholding obligation. Both Bulletin 37 and Bulletin 7 do not apply to transactions of sale of shares by investors through a public stock exchange where such shares were acquired from a transaction through a public stock exchange.

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We conduct our operations solely in Hong Kong through the Operating Subsidiary incorporated in Hong Kong, without any operation, subsidiary or VIE structure in Mainland China. None of our subsidiaries directly or indirectly holds any interests in any enterprises in Mainland China, and all of our revenues and profits are generated by the Operating Subsidiary in Hong Kong. We believe that, neither the Company, nor its subsidiaries, are subject to Enterprise Income Tax Law, Double Tax Avoidance Arrangement or any Mainland Chinese taxation law and regulations, nor these law and regulations have any impact on our business, operations or this offering.

Material U.S. Federal Income Tax Considerations for U.S. Holders

The following discussion describes the material U.S. federal income tax consequences relating to the ownership and disposition of the Shares by U.S. Holders (as defined below). This discussion applies to U.S. Holders that purchase the Shares pursuant to this offering and hold the Shares as capital assets. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, U.S. Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions; insurance companies; dealers or traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes; tax-exempt entities or governmental organizations; retirement plans; regulated investment companies; real estate investment trusts; grantor trusts; brokers, dealers, or traders in securities, commodities, currencies, or notional principal contracts; certain former citizens or long-term residents of the United States; persons who hold our Ordinary Shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security,” or integrated investment; persons that have a “functional currency” other than the U.S. dollar; persons that own directly, indirectly, or through attribution 10% or more of the voting power of our Ordinary Shares; corporations that accumulate earnings to avoid U.S. federal income tax; partnerships and other pass-through entities; and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift, or alternative minimum tax consequences.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of our Ordinary Shares who is, for U.S. federal income tax purposes, (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all of its substantial decisions, or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Ordinary Shares, the U.S. federal income tax consequences relating to an investment in such Ordinary Shares will depend in part upon the status and activities of such entity and the particular partner. Any such entity should consult its own tax advisor regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership, and disposition of our Ordinary Shares.

Persons considering an investment in the Shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership, and disposition of our Ordinary Shares, including the applicability of U.S. federal, state, and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company (“PFIC”) Consequences

In general, a corporation organized outside the United States will be treated as a PFIC for any taxable year in which either (i) at least 75% of its gross income is “passive income” (“PFIC income test”), or (ii) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income (“PFIC asset test”). Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash (even if held as working capital or raised in a public offering) marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

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Although PFIC status is determined on an annual basis and generally cannot be determined until the end of a taxable year, based on the nature of our current and expected income and the current and expected value and composition of our assets, we do not presently expect to be a PFIC for our current taxable year or the foreseeable future. However, there can be no assurance given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the IRS will agree with our conclusion or that the IRS would not successfully challenge our position.

If we are a PFIC in any taxable year during which a U.S. Holder owns our Ordinary Shares, the U.S. Holder could be liable for additional taxes and interest charges under the “PFIC excess distribution regime” upon (i) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder’s holding period for our Ordinary Shares; and (ii) any gain recognized on a sale, exchange, or other disposition, including a pledge, of our Ordinary Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder’s holding period for our Ordinary Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds our Ordinary Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds such Ordinary Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a “deemed sale” election with respect to our Ordinary Shares. If the election is made, the U.S. Holder will be deemed to sell our Ordinary Shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder’s Ordinary Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and one of our non-U.S. subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Any of our non-U.S. subsidiaries that have elected to be disregarded as entities separate from us or as partnerships for U.S. federal income tax purposes would not be corporations under U.S. federal income tax law and, accordingly, cannot be classified as lower-tier PFICs. However, non-U.S. subsidiaries that have not made the election may be classified as a lower-tier PFIC if we are a PFIC during your holding period and the subsidiary meets the PFIC income test or PFIC asset test. Each U.S. Holder is advised to consult its tax advisors regarding the application of the PFIC rules to any of our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on our Ordinary Shares if a valid “mark-to-market” election is made by the U.S. Holder for our Ordinary Shares. An electing U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of our Ordinary Shares held at the end of such taxable year over the adjusted tax basis of such Ordinary Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Ordinary Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder’s tax basis in our Ordinary Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange, or other disposition of our Ordinary Shares in any taxable year in which we are a PFIC would be treated as ordinary income, and any loss from such sale, exchange, or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss. If, after having been a PFIC for a taxable year, we cease to be classified as a PFIC because we no longer meet the PFIC income test or PFIC asset test, the U.S. Holder would not be required to take into account any latent gain or loss in the manner described above, and any gain or loss recognized on the sale or exchange of the Ordinary Shares would be classified as a capital gain or loss.

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A mark-to-market election is available to a U.S. Holder only for “marketable stock.” Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable U.S. Treasury regulations. A class of stock is regularly traded during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter on a qualified exchange or other market. A “qualified exchange or other market” is defined in applicable U.S. Treasury regulations as a national securities exchange registered with the SEC or a national market system established pursuant to section 11A of the Exchange Act, or a foreign securities exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. The OTCQB Market is a qualified exchange or other market, but we are uncertain as to whether or when listing status will be granted or, if it is granted, as to whether our Ordinary Shares will be regularly traded. If our Ordinary Shares do trade on a qualified OTC market, and if they are “regularly traded”, the mark-to-market election would be available to you were we to be or become a PFIC (and you would not require any information from us in order to make the election). If our Shares do not trade on a qualified OTC market or do not trade regularly on a qualified OTC market, the mark-to-market election would not be available to you were we to be or become a PFIC.

If the mark-to-market election is available and you make a mark-to-market election for the first taxable year which you hold (or are deemed to hold) Shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the Shares as of the close of such taxable year over your adjusted basis in such Shares. Such excess will be treated as ordinary income and not capital gain. Under the mark-to-market rules you are allowed an ordinary loss for the excess, if any, of the adjusted basis of the Shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the Shares included in your income for prior taxable years. Your basis in the Shares will be adjusted to reflect any such income or loss amounts.

In you sell or otherwise dispose of any Ordinary Shares that are subject to a mark-to-market election, any gain on the sale or other disposition is treated as ordinary income. Any loss incurred on such sale or disposition is treated as an ordinary loss, but only to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such Shares.

If you make a valid mark-to-market election and if we subsequently make dividend distributions, the tax rules that apply to distributions by corporations which are not PFICs would apply to such distributions, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our Shares” generally would not apply.

“Purging election.” If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our Shares, then such Shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC.A “purging election” creates a deemed sale of such Shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules, described above, that apply to excess distributions. As long as we are not thereafter a PFIC, dividends distributed by us (or gains from the sale of our Shares) following a purging election will no longer be subject to the rules (described above) that apply to excess distributions. As a result of the purging election, you will have a new basis (equal to the fair market value of the Shares on the last day of the last year in which we are treated as a PFIC) and a new holding period (which new holding period will begin the day after such last day) in your Shares for tax purposes.

A mark-to-market election will not apply to the Ordinary Shares for any taxable year during which we are not a PFIC, but it will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any of our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with respect to any lower-tier PFICs notwithstanding the U.S. Holder’s mark-to-market election for the Ordinary Shares.

Our Company and all distributions, interest, and other amounts paid by us in respect to our shares to persons who are not resident in the Cayman Islands are exempt from all provisions of the Income Tax Ordinance in the Cayman Islands. No estate, inheritance, succession, or gift tax, rate, duty, levy, or other charge is payable by persons who are not resident in the Cayman Islands with respect to any of our shares, debt obligations, or other securities. All instruments relating to transactions in respect to our shares, debt obligations, or other securities and all instruments relating to other transactions relating to our business are exempt from payment of stamp duty in the Cayman Islands, except for those that hold interests in land in the Cayman Islands. There are currently no withholding taxes or exchange control regulations in the Cayman Islands applicable to us or our shareholders.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid qualified electing fund (“QEF”) election. As we do not expect to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, prospective investors should assume that a QEF election will not be available.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership, and disposition of our Ordinary Shares, the consequences to them of an investment in a PFIC, any elections available with respect to the Ordinary Shares, and the IRS information reporting obligations with respect to the purchase, ownership, and disposition of Ordinary Shares of a PFIC.

Distributions

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder that receives a distribution with respect to our Ordinary Shares generally will be required to include the gross amount of such distribution in gross income as a dividend when actually or constructively received to the extent of the U.S. Holder’s pro rata share of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s Ordinary Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s Ordinary Shares, the remainder will be taxed as capital gain. Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends.

Distributions on our Ordinary Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the “dividends received” deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations. Dividends paid by a “qualified foreign corporation” to certain non-corporate U.S. Holders may be eligible for taxation at a reduced capital gains rate rather than the marginal tax rates generally applicable to ordinary income, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. Each U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends to its particular circumstances. However, if we are a PFIC for the taxable year in which the dividend is paid or the preceding taxable year (see discussion above under “PFIC Consequences”), we will not be treated as a qualified foreign corporation, and therefore, the reduced capital gains tax rate described above will not apply.

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Dividends will be included in a U.S. Holder’s income on the date of the depositary’s receipt of the dividend. The amount of any dividend income paid in Cayman Islands dollars will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect to the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt.

A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation with respect to any dividend it pays on Ordinary Shares that are readily tradable on an established securities market in the United States.

Sale, Exchange or Other Disposition of Our Ordinary Shares

Subject to the discussion above under “PFIC Consequences,” a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange, or other disposition of our Ordinary Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange, or other disposition and such U.S. Holder’s adjusted tax basis in the Ordinary Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange, or other disposition, the Ordinary Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized from the sale or other disposition of our Ordinary Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Medicare Tax

Certain U.S. Holders that are individuals, estates, or trusts and whose income exceeds certain thresholds generally are subject to a 3.8% tax on all or a portion of their net investment income, which may include their gross dividend income and net gains from the disposition of our Ordinary Shares. If you are a U.S. person that is an individual, estate, or trust, you are encouraged to consult your tax advisor regarding the applicability of this Medicare tax to your income and gains in respect to your investment in our Ordinary Shares.

Information Reporting and Backup Withholding

U.S. Holders may be required to file certain U.S. information reporting returns with the IRS with respect to an investment in our Ordinary Shares, including, among others, IRS Form 8938 (Statement of Specified Foreign Financial Assets). As described above under “PFIC Consequences,” each U.S. Holder who is a shareholder of a PFIC must file an annual report containing certain information. U.S. Holders paying more than $100,000 for our Ordinary Shares may be required to file IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) reporting this payment. Substantial penalties may be imposed upon a U.S. Holder that fails to comply with the required information reporting.

Dividends on and proceeds from the sale or other disposition of our Ordinary Shares may be reported to the IRS unless the U.S. Holder establishes a basis for exemption. Backup withholding may apply to amounts subject to reporting if the holder (i) fails to provide an accurate U.S. taxpayer identification number or otherwise establish a basis for exemption, or (ii) is described in certain other categories of persons. However, U.S. Holders that are corporations generally are excluded from these information reporting and backup withholding tax rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability if the required information is furnished by the U.S. Holder on a timely basis to the IRS.

U.S. Holders should consult their own tax advisors regarding the backup withholding tax and information reporting rules.

EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding, or selling any Ordinary Shares under the laws of their country of citizenship, residence, or domicile.

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EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred in connection with the sale of Ordinary Shares in this offering. With the exception of the registration fee payable to the SEC, all amounts are estimates.

SEC registration fee	$691
Printing and engraving expenses	$10,000
Legal fees and expenses	$424,231
Accounting fees and expenses	$384,351
Miscellaneous expenses	$12,754
Stock Exchange Market Entry and Listing expenses	$5,000
Total	$837,027

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LEGAL MATTERS

We are being represented by CFN Lawyers LLC with respect to certain legal matters of U.S. federal securities. We may rely upon CFN Lawyers LLP with respect to matters governed by Hong Kong law. The validity of the Ordinary Shares offered hereby and certain other matters of Cayman Islands law will be passed upon for us by Conyers Dill & Pearman Pte. Ltd.

EXPERTS

The consolidated financial statements as of and for the fiscal years ended May 31, 2025, and 2024, included in this prospectus have been so included in reliance on the report of WWC P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The registered business address of WWC P.C. is 2010 Pioneer Ct, San Mateo, CA 94403, United States.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands in order to enjoy the following benefits: (a) political and economic stability; (b) an effective judicial system; (c) a favorable tax system; (d) the absence of exchange control or currency restrictions; and (e) the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.

All of our assets are located outside of the United States, in Hong Kong. In addition, all of our directors and officers are nationals and/or residents of Hong Kong and all or a substantial portion of their assets are located outside the United States. Due to the lack of reciprocity and treaties between the United States and Hong Kong, together with cost and time constraints, it may be difficult for investors to effect service of process within the United States upon us or the persons who are nationals or residents of Hong Kong, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

Our Amended and Restated Memorandum and Articles do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, among us, our officers, directors and shareholders, be arbitrated.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Enforceability

Conyers Dill & Pearman Pte. Ltd., our counsel as to the laws of the Cayman Islands, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of the U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the U.S. federal securities laws or securities law of any U.S. state; or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the U.S. federal securities laws or the securities laws of any U.S. state.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States, the courts of the Cayman Islands may recognize as a valid judgment, a final and conclusive judgment in personam obtained in the federal or state courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and may give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from United States courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

All of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

Name	Position	Nationality	Residence
Mr. Chung Yan Ngan	Chief Executive Officer, Director, Chairman of the Board	Chinese	Hong Kong
Ms. Chan Hung Kuen	Director	Chinese	Hong Kong
Mr. Leung Chi Lung	Chief Financial Officer	Chinese	Hong Kong

All of our directors and officers reside outside the United States in Hong Kong. CFN Lawyers LLP, our counsel as to the laws of Hong Kong, has advised us that there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty), and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud, (b) the proceedings in which the judgment was obtained were opposed to natural justice, (c) its enforcement or recognition would be contrary to the public policy of Hong Kong, (d) the court of the United States was not jurisdictionally competent, or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any state or territory within the United States.

It is also uncertain whether, in the future, the Hong Kong government will implement regulations and policies of the Chinese government or adopt regulations and policies of its own that are substantially similar to those of the Chinese government.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted, and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will be subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors, and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

The registration statements, reports and other information so filed can be obtained electronically by means of the SEC’s website at http://www.sec.gov, as well as on our website, without charge at https://www.advancejv.com/. The information on that website is not a part of this prospectus.

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ADVANCE JV GROUP LIMITED

INDEX TO UNAUDITED INTERIM CONDENSED

CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Shareholders of Advance JV Group Limited

Results of Review of Interim Financial Information

We have reviewed the unaudited interim condensed consolidated balance sheets of Advance JV Group Limited and its subsidiaries (collectively the “Company”) as of November 30, 2025, and the related unaudited interim condensed consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for the six-month periods ended November 30, 2025 and 2024, and the related notes (collectively referred to as the unaudited interim condensed consolidated financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying unaudited interim condensed consolidated financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of May 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity (deficit) and cash flows for the years then ended (not presented herein); and in our report dated November 12, 2025, we expressed an unqualified opinion on those financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of May 31, 2025 and 2024, is fairly stated, in all material respects, in relation to the balance sheet from which it has been derived.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

April 29, 2026

We have served as the Company’s auditor since 2025.

F-2

ADVANCE JV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF NOVEMBER 30, 2025 AND MAY 31, 2025

(Amount in US Dollars, except for share and per share data, or otherwise noted)

	As of
	November 30, 2025	May 31, 2025
		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	93,480	288,590
Contract receivable, net	2,936,298	2,118,653
Contract assets, net	320,785	41,981
Retention receivable, net	178,430	15,690
Prepayments, deposits and other receivables, net	59,270	35,026
Total current assets	3,588,263	2,499,940

Non-current assets:
Property and equipment, net	982,619	851,411
Property and equipment under finance lease, net	140,560	371,015
Operating lease right-of-use assets, net	292,608	95,130
Investment in life insurance policy, net	76,946	-
Deferred initial public offering (“IPO”) costs	474,124	-
Retention receivable, net	1,071,438	826,144
Retention receivable – related parties, net	-	149,651
Deposits, net	26,079	28,278
Total non-current assets	3,064,374	2,321,629
TOTAL ASSETS	6,652,637	4,821,569

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans, current	421,496	186,269
Other loan	-	178,551
Accounts payable	781,751	655,348
Accrued liabilities and other payables	507,676	305,552
Contract liabilities	-	78,996
Contract liabilities – a related party	-	315,888
Amount due to a shareholder	1,035,924	903
Income tax payable	12,715	129,583
Finance lease liabilities, current	57,328	130,725
Operating lease liabilities, current	111,620	52,453
Total current liabilities	2,928,510	2,034,268

Non-current liabilities:
Bank loans, non-current	2,099,660	1,648,129
Deferred tax liabilities, net	100,145	109,964
Finance lease liabilities, non current	-	19,445
Operating lease liabilities, non current	182,348	46,097
Total non-current liabilities	2,382,153	1,823,635
TOTAL LIABILITIES	5,310,663	3,857,903

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares of USD0.0001 par value, 500,000,000 shares authorized, 13,500,000 shares issued and outstanding as of November 30, 2025 and May 31, 2025 respectively*	1,350	1,350
Subscription receivable	(1,350)	(1,350)
Additional paid-in capital	13	13
Retained earnings	1,341,402	971,313
Accumulated other comprehensive income (loss)	559	(7,660)
Total Shareholders’ Equity	1,341,974	963,666
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	6,652,637	4,821,569

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-3

ADVANCE JV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF

OPERATIONS AND COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

(Amount in US Dollars, except for share and per share data, or otherwise noted)

	For the six months ended November 30,
	2025	2024
Contract revenues	5,635,685	5,591,178
Contract revenues – a related party	-	694,629
Cost of contract revenues	(4,368,583)	(5,076,911)
Gross profit	1,267,102	1,208,896

Operating expenses
General and administrative expenses	(816,073)	(321,510)
Total operating expenses	(816,073)	(321,510)

Operating income	451,029	887,386

Other (expense)income, net
Other income	39,513	37,809
Interest expenses	(69,772)	(62,731)
Total other expense, net	(30,259)	(24,922)

Income before income taxes	420,770	862,464
Provision for income taxes	(50,681)	(117,394)
Net income	370,089	745,070

Other comprehensive income
Foreign currency translation adjustment	8,219	935
Total comprehensive income	378,308	746,005

Earning per share – basic and diluted	0.03	0.06
Basic and diluted weighted average number of shares outstanding*	13,500,000	13,500,000

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-4

ADVANCE JV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

(Amount in US Dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Subscription	Additional paid in	Retained Earning (Accumulated	Accumulated other comprehensive
	No. of Shares	Amount	receivable	capital	losses)	income (loss)	Total
Balance as of June 1, 2024	13,500,000	1,350	(1,350)	13	(47,172)	(670)	(47,829)
Net income	—	—	—	—	745,070	—	745,070
Foreign currency translation adjustment	—	—	—	—	—	935	935
Balance as of November 30, 2024	13,500,000	1,350	(1,350)	13	697,898	265	698,176

Balance as of June 1, 2025	13,500,000	1,350	(1,350)	13	971,313	(7,660)	963,666
Net income	—	—	—	—	370,089	—	370,089
Foreign currency translation adjustment	—	—	—	—	—	8,219	8,219
Balance as of November 30, 2025	13,500,000	1,350	(1,350)	13	1,341,402	559	1,341,974

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

ADVANCE JV GROUP LIMITED

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

(Stated in US Dollars)

	For the six months ended November 30,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	370,089	745,070
Adjustment to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	145,293	104,076
Depreciation of property and equipment under finance lease	37,778	53,095
Amortization of operating lease right-of-use assets and interest of lease liabilities	56,997	19,015
Change in cash surrender value on investment in insurance policy	22,302	-
Loss on disposal of property and equipment	-	13,270
Provision for allowance for expected credit losses	20,701	19,568
Changes in assets and liabilities:
Contract receivable, net	(806,993)	(572,993)
Contract receivable – a related party, net	-	136,577
Retention receivable, net	(408,914)	(331,840)
Retention receivable – a related party, net	153,334	(69,463)
Contract assets, net	(283,314)	(39,647)
Contract assets – a related party, net	-	135,631
Prepayment, deposits and other receivables, net	(23,919)	(46,980)
Accounts payable	121,278	(174,090)
Accrued liabilities and other payables	199,264	162,052
Contract liabilities	(79,303)	62,343
Contract liabilities– a related party	(317,113)	158,120
Amount due from a shareholder	-	(237,016)
Income tax payable	(117,413)	59,443
Deferred tax liabilities, net	(10,577)	57,951
Operating lease liabilities	(51,337)	(16,431)
Net cash (used in)/provided by operating activities	(971,847)	237,751

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(75,373)	(588,107)
Proceeds from disposal of property and equipment	-	31,253
Investment in life insurance policy	(99,122)	-
Net cash used in investing activities	(174,495)	(556,854)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans	747,080	320,809
Repayment of bank loans	(75,767)	(90,905)
Repayment of other loans	(179,244)	-
Advances from a shareholder	1,276,195	-
Repayment to a shareholder	(258,090)	-
Principal payments of finance lease liabilities	(93,613)	(206,070)
Deferred IPO costs	(472,558)	-
Net cash provided by financing activities	944,003	23,834

Net decrease in cash and cash equivalents	(202,339)	(295,269)
Effect of foreign currency translation on cash and cash equivalents	7,229	(1,842)
Cash and cash equivalents, beginning of period	288,590	346,728
Cash and cash equivalents, end of period	93,480	49,617

Supplementary cash flow information:
Income tax paid	(178,672)	-
Interest paid	(69,772)	(62,731)
Interest received	21	105

Supplemental non-cash information:
Property and equipment under finance lease obtained in exchange for finance lease liabilities	-	149,496
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	245,400	-

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-6

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Advance JV Group Limited (the “Company”) was incorporated in the Cayman Islands on July 29, 2025 as an investment holding company. The Company conducts its primary operations through its indirectly wholly-owned subsidiary Advance JV Construction Limited (“AJVCL”) which is incorporated and domiciled in Hong Kong SAR (“HKSAR”) on January 5, 2021.

The Company wholly owns Advance JV Limited (“AJVL”) an investment holding company that was incorporated in the British Virgin Islands (“BVI”) on August 7, 2025. The primary purpose of AJVL is to hold AJVCL.

The Company, through its indirectly wholly-owned subsidiary, AJVCL, is a construction works service provider based in HKSAR, providing (i) foundation works services and (ii) foundation works consultancy services. The Company generally provides construction services as a subcontractor to other general construction contractors in Hong Kong.

As of November 30, 2025 and May 31, 2025, the Company and its subsidiaries are detailed in the table as follows:

Name	Date of incorporation	Place of incorporation	Ownership (%)	Principal activities
Advance JV Group Limited	July 29, 2025	Cayman Islands	Parent	Investment holdings
Advance JV Limited	August 7, 2025	The British Virgin Islands	100%	Investment holdings
Advance JV Construction Limited	January 5, 2021	Hong Kong	100%	Provision of construction works services

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company became the holding company of the Group on October 18, 2025. As the Group was under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the unaudited interim condensed consolidated statements of operations and comprehensive income, unaudited interim condensed consolidated statements of changes in shareholders equity and unaudited interim condensed consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the beginning of the period, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

F-7

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (cont.)

The unaudited interim condensed consolidated balance sheets as of November 30, 2025 and May 31, 2025 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 18.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying unaudited interim condensed consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its unaudited interim condensed consolidated financial statements.

Management has prepared the accompanying unaudited interim condensed consolidated financial statements and these notes in accordance with generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the unaudited interim condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates. In particular, the significant accounting estimates include, but not limited to, allowance for expected credit losses, determination of useful life of long-lived assets, impairment of long-lived assets, recognition and measurement of operating lease right-of-use assets and operating lease liabilities, recognition and measurement of property and equipment under finance lease and finance lease liabilities, and estimation of total estimated costs used for revenue recognition over time based upon the cost-to-cost measure of progress method.

Foreign currency translation

The accompanying unaudited interim condensed consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the HKSAR is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

F-8

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Translation of amounts from HKD into USD has been made at the following exchange rates:

	November 30, 2025	May 31, 2025	November 30, 2024
Period-end/year-end $: HK$ exchange rate	US$1:HK$7.78	US$1:HK$7.84	US$1:HK$7.78
Period average/year average $: HK$ exchange rate	US$1:HK$7.81	US$1:HK$7.79	US$1:HK$7.79

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use and which have original maturities less than three months. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Prepayments, deposits and other receivables, net

Prepayments, deposits and other receivables, net are mainly prepaid expenses paid to vendors for future services that have not been provided and rental deposits.

Investment in life insurance policy

The Company invests in corporate-owned life insurance policy in order to insure against the potential loss of a key person of the Company. The Company accounts for the life insurance policy in accordance with ASC 325-30, Investments in Insurance Contracts.

Investment in life insurance policy is reported as assets and subsequently measured at the amounts that could be realized under the policies, i.e., the cash surrender values, as of the year end dates, less an allowance for expected credit losses. The change in cash surrender values during the period is recognized as an expense or income and reported in the consolidated statements of operations and comprehensive income. The Company does not recognize income from death benefits on an actuarially expected basis.

The Company applies ASC 326 to its investment in the life insurance policy. The new credit losses guidance replaces the old model for measuring the allowance for credit losses with a model that is based on the expected losses. Under this accounting guidance, the Company measures expected credit losses on its investments in life insurance policies using the current expected credit loss model under ASC 326.

Deferred initial public offering (“IPO”) costs

Pursuant to ASC 340-10-S99-1, IPO costs directly attributable to an offering of equity securities are deferred and would be charged against the gross proceeds of the offering as a reduction of additional paid-in capital. These costs include legal fees related to the registration drafting and counsel, underwriter’s expense, other professional fees and FINRA filing fee related to the registration preparation.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The estimated useful lives of the property and equipment are as follows:

Machinery	5 years
Computer	3 years
Leasehold improvement	2 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s unaudited interim condensed consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

Impairment of long-lived assets

Long-lived assets, representing property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of November 30, 2025 and May 31, 2025, no impairment of long-lived assets was recognized.

F-9

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Lease

On June 1, 2023, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s unaudited interim condensed consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate of the Hong Kong Prime Rate plus 1.00% p.a. based on the information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of November 30, 2025 and May 31, 2025, the Company did not recognize any impairment loss against its ROU assets.

Bank and other loans

Bank and other loans are recognised initially at fair value less attributable transaction costs. Subsequent to initial recognition, bank and other loans are stated at amortised cost with any difference between the amount initially recognised and redemption value being recognised in profit or loss over the period of the loans, together with any interest and fees payable, using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include salaries payable, other accrual and payable.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

F-10

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principal owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

Revenue Recognition

Effective June 1, 2023, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after June 1, 2023 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to June 1, 2023. The effect from the adoption of ASC Topic 606 was not material to the Company’s unaudited interim condensed consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;

2.	identify its performance obligations under those contracts;

3.	determine the transaction prices of those contracts;

4.	allocate the transaction prices to its performance obligations in those contracts; and

5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company derives its revenue from two sources: (1) foundation works services and (2) foundation works consultancy services.

Revenue from foundation works services

The Company undertakes foundation works such as piling works as a subcontractor. Foundation works services are performed for the sole benefit of customers, whereby the assets being created or maintained are controlled by customers and the services performed do not have alternative benefits for the Company. Revenue is recognized over time as customers simultaneously receive and consume the benefits the Company provides. The Company is the principal in these contracts since it is primarily responsible for the satisfaction of performance obligations and has discretion in establishing the price for the specified services.

F-11

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes revenue over time due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are considered distinct.

The Company’s contracts with customers are generally on fixed price or unit price basis. With respect to fixed price contracts, the contract will specify a contract sum based on the agreed unit rates and quantities of work items. For unit price contracts, only the fixed unit prices are stated in the contracts. The customers measure the actual quantities of work executed on-site and the Company will be paid based on the actual work done.

(i) Fixed price contract

For fixed price construction contracts, the timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceed the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The Company usually has 10% contract sum withheld by customer as retention receivables to make sure all works meet the criteria as specified in the contract. Retention receivables are collected within a 12-month period after completion of works. There are no additional services to customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, therefore such warranty shall not be accounted for as a separate performance obligation. The Company historically incurs a very minimum cost during the retention period, the Company does not expect any significant liability to be incurred and no further provision made in the accounts.

The typical length of foundation work services can range from 6 months to 3 years, depending on the size and complexity of the project. The Company assesses that there is no significant financing component in these contracts.

As of November 30, 2025 and May 31, 2025, the Company had transaction price allocated to remaining performance for foundation works services amounting to $1,800,731 and $3,859,835 using input method, respectively. For November 30, 2025, 95% is expected to be satisfied within the next twelve months and the remainder thereafter. For May 31, 2025, 98% is expected to be satisfied within the next twelve months and the remainder thereafter.

(ii) Unit price contracts

For unit price contracts, the timing of the satisfaction of the Company’s performance obligations is based upon the units performed or delivered by the Company which is a direct measure of the value to the customers of the goods or services transferred to date (an output method) so the portion of revenue earned can be determined. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, materials and other direct costs related to contract performance.

The Company adopts the practical expedient provided under ASC 606-10-55-18. If the Company has a right to consideration from a customer in an amount that corresponds directly with the value to the customer of the Company’s performance completed to date (for example, a contract in which the Company bills a fixed amount for each hour of service provided or for each unit of work performed), the Company will recognize revenue in the amount based on the quantities of construction work executed on-site to which the Company has a right to invoice, which is usually issued on a monthly basis with a credit period of 30 days.

No retention is required to be withheld by customer as retention receivable to ensure the goods and services meet the criteria as specified in the contract. The typical length of foundation work services usually lasts within 1 year, depending on the size and complexity of the project. The Company assesses that there is no significant financing component in these contracts.

F-12

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Revenue from foundation works consultancy services

The Company derives revenue from provision of foundation works consultancy services related to construction sites. These contracts are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on customer’s written acceptance and therefore revenue from provision of foundation works consultancy services is recognized at a point in time when the Company delivers final consultation report to customer; customer has no more modifications and gives a written acceptance to the Company. Typically, the Company collects no deposit upfront and provides 30-day credit period to customers upon delivery of final consultation report.

The following table presents revenue by revenue stream for the six months ended November 30, 2025 and 2024, respectively:

	For the six months ended November 30,
	2025	2024
Foundation works services – Fixed price contracts	4,878,484	6,284,524
Foundation works services – Unit price contracts	370,739	-
Foundation works consultancy services	386,462	1,283
Total	5,635,685	6,285,807

The following table presents revenue recognized over time and at a point in time for the six months period ended November 30, 2025 and 2024, respectively:

	For the six months ended November 30
	2025	2024
Revenue recognized over time	5,249,223	6,284,524
Revenue recognized at a point in time	386,462	1,283
Total	5,635,685	6,285,807

Cost of contracts revenues

The Company’s cost of contract revenues is primarily comprised of labour costs, consultancy fees, machinery rental, material costs, depreciation and amortization that are directly attributable to services provided. These costs are expenses as incurred.

Contract receivable, net

Contract receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued in past due accounts. The Company had $2,936,298 and $2,118,653 as of November 30, 2025 and May 31, 2025 respectively. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of November 30, 2025 and May 31, 2025, the Company made $89,577 and $81,698 allowance for expected credit loss, respectively.

F-13

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Contract Assets and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets”. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets, net include uncompleted foundation work. Contract assets are generally classified as current, and the balance is billed based on the stage of completion. Net contract assets related to foundation works totaled $320,785 and $41,981 as of November 30, 2025 and May 31, 2025, respectively. Contract assets, net are included within current assets in the accompanying unaudited interim condensed consolidated balance sheets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Contract liabilities are recognized when the Company receives prepayments from customers. Contract liabilities will be recognized as revenue when works are provided. Contract liabilities of $Nil and $394,884 were recognized as of November 30, 2025 and May 31, 2025, respectively.

Retention receivable, net

Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Retention receivable were assessed for impairment in accordance with ASC 326.

Expected credit loss

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. The Current Expected Credit Losses model (“CECL”), could result in earlier recognition of credit losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective June 1, 2023, the first day of the Company’s fiscal year and applied to contract receivable, retention receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

As of November 30, 2025 and May 31, 2025, the Company made allowance for expected credit loss for investment in life insurance policy, contract receivable, retention receivable, contract assets and deposit and other receivable respectively.

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, professional services fees, repairs and maintenance, office supplies, depreciation and expenses related to general operations.

F-14

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of contract revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the unaudited financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the six months ended November 30, 2025 and 2024.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the consolidated statements of operations and comprehensive income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included other (expenses) income, net, and income tax expenses, which are reflected in the segment and consolidated net income.

F-15

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, contract receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the unaudited interim condensed consolidated balance sheets for cash and cash equivalents, contract receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

NOTE 3 — CONTRACT RECEIVABLE, NET

Contract receivable, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Contract receivable	3,025,875	2,200,351
Less: allowance for expected credit losses	(89,577)	(81,698)
	2,936,298	2,118,653

F-16

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 3 — CONTRACT RECEIVABLE, NET (cont.)

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	81,698	8,584
Provision	7,265	73,652
Exchange adjustment	614	(538)
Balance at end of the period/year	89,577	81,698

NOTE 4 — CONTRACT ASSETS, NET

Contract assets, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Contract assets:	327,410	42,848
Less: allowance for expected credit losses	(6,625)	(867)
Contract assets, net	320,785	41,981

F-17

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 4 — CONTRACT ASSETS, NET (cont.)

The movement of contract assets is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	42,848	100,806
Additions	326,328	43,149
Less: billed and recognized to contract receivable	(43,014)	(101,243)
Exchange adjustment	1,248	136
Balance at end of the period/year	327,410	42,848

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	867	1,995
Provision	5,733	-
Reversal	-	(1,130)
Exchange adjustment	25	2
Balance at end of the period/year	6,625	867

F-18

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 5 — RETENTION RECEIVABLE, NET

Retention receivable, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Retention receivable	1,275,682	859,221
Less: allowance for credit losses	(25,814)	(17,387)
Retention receivable, net	1,249,868	841,834
Less: Non-current portion	(1,071,438)	(826,144)
Amount classified as current asset	178,430	15,690

The movement of retention receivable is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	859,221	212,859
Additions	408,914	651,486
Exchange adjustment	7,547	(5,124)
Balance at end of the period/year	1,275,682	859,221

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	17,387	4,212
Provision	8,275	13,279
Exchange adjustment	152	(104)
Balance at end of the period/year	25,814	17,387

NOTE 6 — RETENTION RECEIVABLE — A RELATED PARTY, NET

Retention receivable — a related party, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Retention receivable from Shing Long Construction Limited (Note 24)	-	152,742
Less: allowance for expected credit losses	-	(3,091)
Retention receivable, net	-	149,651

The movement of retention receivable – a related party is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	152,742	71,066
Additions	-	82,442
Collection	(153,334)	-
Exchange adjustment	592	(766)
Balance at end of the period/year	-	152,742

F-19

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 6 — RETENTION RECEIVABLE — A RELATED PARTY, NET (cont.)

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	3,091	1,406
Provision	-	1,700
Reversal	(3,103)	-
Exchange adjustment	12	(15)
Balance at end of the period/year	-	3,091

NOTE 7 — PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLE, NET

Prepayments, deposits and other receivable, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Prepayments	1,028	1,020
Deposits	27,025	29,382
Other receivables	60,840	34,027
	88,893	64,429
Less: allowance for credit losses	(3,544)	(1,125)
Prepayments, deposits and other receivable, net	85,349	63,304
Less: Non-current portion (Deposits)	(26,079)	(28,278)
Amount classified as current assets	59,270	35,026

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	1,125	528
Provision	2,403	602
Exchange adjustment	16	(5)
Balance at end of the period/year	3,544	1,125

NOTE 8 — CONTRACT LIABILITIES

The movement of contract liabilities is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	78,996	17,592
Additions	-	88,354
Recognized to revenue from the beginning balance	-	(17,668)
Recognized to revenue during the period/year	(79,303)	(8,802)
Exchange adjustment	307	(480)
Balance at end of the period/year	-	78,996

F-20

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 9 — CONTRACT LIABILITIES – A RELATED PARTY

The movement of contract liabilities – a related party is to as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the year	315,888	-
Additions from Shing Long Construction Limited (Note 24)	-	318,112
Recognized to revenue	(317,114)	-
Exchange adjustment	1,226	(2,224)
Balance at end of the year	-	315,888

NOTE 10 — BANK LOANS

The bank loans consisted of the following as at November 30, 2025 and May 31, 2025:

						As of
Provider	Nature of loan	Principal Amount	Loan drawdown Date	Maturity Date	Effective Interest rate	November 30, 2025	May 31, 2025
Standard Chartered Bank (Hong Kong) Limited (“SCB”)	Business instalment loan under SME Financing Guarantee Scheme (100% guarantee)	HKD6,866,000	April 28, 2023	July 28, 2035	Annual interest rate of 2.78% to 3.63%	853,048	854,623
SCB	Business instalment loan under SME Financing Guarantee Scheme (100% guarantee)	HKD1,134,000	September 23, 2022	December 23, 2034	Annual interest rate of 2.79% to 3.63%	133,681	134,014
SCB	Business instalment loan under SME Financing Guarantee Scheme (80% guarantee)	HKD2,400,000	April 30, 2024	April 30, 2028	Annual interest rate of 7.78% to 8.23%	198,394	233,137
PAO Bank Limited	Business instalment loan under SME Financing Guarantee Scheme (90% guarantee)	HKD3,000,000	February 7, 2024	February 7, 2030	Annual interest rate of 7.62%	336,467	334,060
Dah Sing Bank	Business instalment loan under SME Financing Guarantee Scheme (90% guarantee)	HKD2,500,000	September 25, 2024	September 24, 2028	Annual interest rate of 6.05% to 7.00%	280,572	278,564
Fubon Bank	Business instalment loan under SME Financing Guarantee Scheme (80% guarantee)	HKD3,000,000	July 4, 2025	July 3, 2032	Annual interest rate at 5.88%	369,673	-
Fubon Bank	Business instalment loan secured by assignment of insurance (Note 13)	HKD570,000	July 4, 2025	July 4, 2031	Annual interest rate at 4.82%	69,556	-
SCB	Business instalment loan under SME Financing Guarantee Scheme (80% guarantee)	HKD2,265,142	August 29, 2025	August 29, 2030	Annual interest rate at 4.92%	279,765	-
Total loans						2,521,156	1,834,398
Less: Non-current portion						(2,099,660)	(1,648,129)
Amounts classified as current liabilities						421,496	186,269

F-21

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 10 — BANK LOANS (cont.)

The bank loans are denominated in HKD. The loans are secured by personal guarantee executed by Mr. Chung Yan Ngan, the director of the Company. For the business instalment loans under SME Financing Guarantee Scheme, 80% to 100% guarantee was received from HKMC Insurance Limited, a wholly owned subsidiary of HKSAR Government.

During the six months period ended November 30, 2025 and 2024, interest expense related to these loans was $57,824 and $46,738 respectively.

The table below summarizes the remaining contractual maturities of the bank loans as of November 30, 2025. The loans are categorized by the years in which repayments are due:

During the 12 months period ended November 30,
2026	421,496
2027	476,113
2028	433,789
2029	320,144
2030	249,690
Thereafter	619,924
Total repayments of bank loans	2,521,156

NOTE 11 — OTHER LOAN

The other loan consisted of the following as at November 30, 2025 and May 31, 2025:

						As of
Provider	Nature of loan	Principal Amount	Loan drawdown Date	Maturity Date	Effective Interest rate	November 30, 2025	May 31, 2025
AR Horizon Limited	Other loan	HKD1,400,000	May 21, 2025	July 20, 2025	Annual interest rate of 12%	-	178,551

The other loan is denominated in HKD. The loan was secured by all receivables of a construction contract. As of June 16, 2025, the other loan was fully settled.

During the six months period ended November 30, 2025 and 2024, interest expense related to these loans was $6,751 and $Nil respectively.

NOTE 12 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
At cost:
Computer	28,619	28,414
Leasehold improvement	63,670	28,531
Machinery	1,476,924	1,165,866
	1,569,213	1,222,811
Less: accumulated depreciation	(586,594)	(371,400)
Total	982,619	851,411

Depreciation expense for the six months period ended November 30, 2025 and 2024 was $145,293 and $104,076, respectively.

Property and equipment under finance lease, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
At cost:
Machinery under finance lease	248,047	506,365
Less: accumulated depreciation	(107,487)	(135,350)
Total	140,560	371,015

Depreciation expense of property and equipment under finance lease for the six months period ended November 30, 2025 and 2024 was $37,778 and $53,095, respectively.

F-22

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 13 — INVESTMENT IN LIFE INSURANCE POLICY, NET

As of November 30, 2025 and May 31, 2025, the Company had an aggregate total cash surrender value of $76,946 and $Nil respectively, on life insurance policies covering the chief executive officer of the Company.

Investment in life insurance policy, net consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Investment in life insurance policy	77,074	-
Less: allowance for expected credit losses	(128)	-
	76,946	-

The movement investment in life insurance policy is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	-	-
Add: cash premium paid to life insurance policy	99,122	-
Less: change in cash surrender value on investment in insurance policy	(22,302)	-
Less: allowance for expected credit losses	(128)	-
Exchange adjustment	254	-
Balance at end of the period/year	76,946	-

The movement of allowances for expected credit losses is as follows:

	As of
	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	-	-
Provision	128	-
Balance at end of the period/year	128	-

On July 4, 2025, Advance JV Construction Limited (“AJVCL”) entered into a life insurance policy with China Life Insurance (Overseas) Company Limited (“China Life”) to insure the life of Mr. Chung Yan Ngan, who was chief executive officer and director of the Company. AJVCL was both the policyholder and the beneficiary. The policy was funded with a single premium payment of HK$774,200 (equivalent to US$99,122) and carried a death benefit of HK$781,942 (equivalent to US$100,113). AJVCL retained the right to surrender the policy at any time in exchange for the cash surrender value. The cash surrender value varied annually, reflecting the surrender charge, annual cost of insurance, and the minimum crediting interest rate.

NOTE 14 — DEFERRED INITIAL PUBLIC OFFERING COSTS

Deferred initial public offering costs consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Legal fee	195,557	-
Underwriter’s fee	69,982	-
Other professional advisor fees	205,831	-
FINRA filing fees	2,754	-
	474,124	-

NOTE 15 — FINANCE LEASE

The finance lease mainly consists of machinery such as excavator and cranes.

The following table shows property and equipment under finance lease and lease liabilities:

	As of
	November 30, 2025	May 31, 2025
Assets
Property and equipment under finance lease, net	140,560	371,015
Liabilities
Finance lease liabilities, current	57,328	130,725
Finance lease liabilities, non-current	-	19,445
Weighted-average remaining lease term (in year) – Finance lease	0.73	0.85
Weighted-average discount rate (%) – Finance lease	10.36%	10.21%

During the six months period ended November 30, 2025 and 2024, the Company incurred lease expenses, as follows:

	For the six months period ended November 30,
	2025	2024
Finance lease expenses:
Depreciation of property and equipment under finance lease	37,778	53,095
Interest on finance lease liabilities	5,197	15,993
Total finance lease expenses	42,975	69,088

F-23

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 15 — FINANCE LEASE (cont.)

Other information about the Company’s leases is as follows:

	For the six months period ended November 30,
	2025	2024
Cash outflow related to finance leases:
Financing cash flow – principal paid	93,613	206,070
Operating cash flow – interest paid	5,197	15,993
Total cash outflow related to finance leases	98,810	222,063

The cash paid for amounts included in the measurement of finance lease liabilities for the six months period ended November 30, 2025 and 2024 amounted to $98,810 and $222,063 respectively. During the six months period ended November 30, 2025, additions to property and equipment under finance lease were $Nil (2024: $149,496). This amount represented the purchase of excavator and cranes under finance leases for its operations. Lease contracts are entered into for fixed term of 12 months to 36 months.

As of November 30, 2025 and May 31, 2025, the maturity analysis of finance lease liabilities is as follows:

As of November 30, 2025:	Finance lease
For the 12 months period ending November 30,
2026	59,706
2027	-
Total undiscounted cash flows	59,706
Less: imputed interest	(2,378)
Present value of lease liabilities	57,328
Less: Non-current portion of lease liabilities	-
Current portion of lease liabilities	57,328

As of May 31,2025:	Finance lease
For the 12 months period ending May 31,
2026	137,948
2027	19,760
Total undiscounted cash flows	157,708
Less: imputed interest	(7,538)
Present value of lease liabilities	150,170
Less: Non-current portion of lease liabilities	(19,445)
Current portion of lease liabilities	130,725

NOTE 16 — OPERATING LEASE

The Company has operating leases for office space and staff quarter. During the period, the Company recognized right-of-use assets of $245,400, and lease liabilities of $245,400 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate plus 1% per annum was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 6.25%.

The following table shows operating lease right-of-use assets and lease liabilities:

	As of
	November 30, 2025	May 31, 2025
Assets
Operating lease right-of-use assets, net	292,608	95,130
Liabilities
Operating lease liabilities, current	111,620	52,453
Operating lease liabilities, non-current	182,348	46,097
Weighted-average remaining lease term (in year) – Operating lease	3.03	1.81
Weighted-average discount rate (%) – Operating lease	6.35%	6.56%

During the six months period ended November 30, 2025 and 2024, the Company incurred lease expenses, as follows:

	For the six months period ended November 30,
	2025	2024
Operating lease expenses:
Amortization of operating lease right-of-use assets and interest of lease liabilities	56,997	19,015

Other information about the Company’s leases is as follows:

	For the six months period ended November 30,
	2025	2024
Cash outflow related to operating leases:
Operating cash outflow related to operating leases	59,075	19,558

F-24

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 16 — OPERATING LEASE (cont.)

The cash paid for amounts included in the measurement of operating lease liabilities for the six months period ended November 30, 2025 and 2024 amounted to $59,075 and $19,558 respectively. During the six months period ended November 30, 2025, additions to operating lease right-of-use assets were $245,400 (2024: $Nil).

As of November 30, 2025 and May 31, 2025, the maturity analysis of lease liabilities is as follows:

As of November 30, 2025:	Operating lease
For the 12 months period ending November 30,
2026	127,020
2027	86,862
2028	69,366
2029 and thereafter	40,463
Total undiscounted cash flows	323,711
Less: imputed interest	(29,743)
Present value of lease liabilities	293,968
Less: Non-current portion of lease liabilities	(182,348)
Current portion of lease liabilities	111,620

As of May 31, 2025:	Operating lease
For the 12 months period ending May 31,
2026	57,241
2027	47,522
Total undiscounted cash flows	104,763
Less: imputed interest	(6,213)
Present value of lease liabilities	98,550
Less: Non-current portion of lease liabilities	(46,097)
Current portion of lease liabilities	52,453

NOTE 17 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Accrued salaries	328,300	296,665
Accruals for operating expenses	93,543	8,887
Other payables	85,833	-
Total	507,676	305,552

NOTE 18 — EQUITY

Ordinary shares

The equity of the Company as of November 30, 2025 and May 31, 2025 represents 500,000,000 ordinary shares authorized, 13,500,000 ordinary shares issued and outstanding with par value US$0.0001 each, amounting to $1,350.

At the date of incorporation, Advance JV Construction Limited has 100 ordinary shares issued with value of HK$1 each, amounting to HK$100 (equivalent to $13).

NOTE 19 — OTHER INCOME

Other income consisted of the following:

	For the six months period ended November 30,
	2025	2024
Machinery rental income(1)	39,492	15,084
Government grant(2)	-	22,620
Interest income from bank deposits(3)	21	105
Total	39,513	37,809

(1)	The Company leased its machinery to independent third parties for short-term period.
(2)	Government grant relates to funding granted by the Hong Kong Innovation and Technology Commission in supporting the Company to use technological services to enhance its productivity under the Technology Voucher Programme.
(3)	Interest income consists of interest earned on deposits placed with banks, recognized in accordance with effective interest method.

F-25

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 20 — EMPLOYEE BENEFIT PLANS

HKSAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 21 — PROVISION FOR INCOME TAX

Cayman Islands and British Virgin Islands

Under the current rules and regulations, the Company is not subject to tax on income or capital gain in the Cayman Islands or the BVI.

HKSAR

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HKSAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The current and deferred portions of the income tax expenses included in the unaudited interim condensed consolidated statements of operations and comprehensive income as determined in accordance with ASC740 as follows:

	For the six months period ended November 30,
	2025	2024
Current taxes	61,258	59,443
Deferred taxes	(10,577)	57,951
Income tax expenses	50,681	117,394

The following table provides the reconciliation of the difference between the statutory and effective tax expenses following for the six months ended November 30, 2025 and 2024:

	For the six months period ended November 30,
	2025	2024
Income before tax expenses	420,770	862,464
Tax expenses at the Cayman Islands statutory income tax rate	-	-
Tax expenses at HKSAR statutory tax rate	69,427	142,307
Tax effect on non-assessable income	(4)	(3,739)
Tax effect on non-deductible expenses	2,384	-
Tax effect of two-tier tax rate	(21,126)	(21,174)
Tax reduction allowed by Hong Kong government	-	-
Income tax expenses	50,681	117,394

F-26

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 21 — PROVISION FOR INCOME TAX (cont.)

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the six months period ended November 30, 2025 and 2024:

	For the six months period ended November 30,
	2025	2024
Cayman Islands statutory income tax rate	-	-
Hong Kong Profits Tax rate	16.50%	16.50%
Tax effect on non-assessable income	-%	(0.43)%
Tax effect on non-deductible expenses	0.57%	-%
Tax effect of two-tier tax rate	(5.03)%	(2.46)%
Tax reduction allowed by Hong Kong government	-%	-%
Effective tax rate	12.04%	13.61%

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax base of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of
	November 30, 2025	May 31, 2025
Deferred tax assets:
Provision of credit losses	20,739	17,188
Total deferred tax assets	20,739	17,188
Deferred tax liabilities:
Right-of-use assets – finance lease	(8,320)	(34,614)
Property, plant and equipment	(112,564)	(92,538)
Total deferred tax liabilities	(120,884)	(127,152)
Deferred tax liabilities, net	(100,145)	(109,964)

As of November 30, 2025 and May 31, 2025, the Company had no unrecognized tax benefit.

The following table shows the movement of deferred tax assets and deferred tax liabilities as of November 30, 2025 and May 31, 2025.

	As of
Deferred tax assets:	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	17,188	3,988
Provision of credit losses	3,416	13,304
Exchange adjustment	135	(104)
Balance at end of the period/year	20,739	17,188

	As of
Deferred tax liabilities:	November 30, 2025	May 31, 2025
Balance at beginning of the period/year	(127,152)	(70,590)
Amortization from financial lease	(19,295)	(14,273)
Depreciation from property, plant and equipment	26,456	(42,878)
Exchange adjustment	(893)	589
Balance at end of the period/year	(120,884)	(127,152)

F-27

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 22 — CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract revenues for the six months ended November 30, 2025 and 2024.

	For the six months period ended November 30
	2025		2024
Customers	Amount $	%	Amount $	%
A	2,083,930	37.0%	379,478	6.0%
B	616,906	10.9%	666,778	10.6%
C	545,246	9.7%	3,919,493	62.4%
D	524,512	9.3%	539,286	8.6%
E	516,724	9.2%	694,629	11.1%
Total	4,287,318	76.1%	6,199,664	98.7%

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract receivable as of November 30, 2025 and May 31, 2025.

	As of
	November 30, 2025		May 31, 2025
Customers	Amount $	%	Amount $	%
A	711,294	24.1%	918,770	43.4%
C	458,950	15.5%	643,437	30.4%
D	386,086	13.1%	-	-
F	379,897	12.8%	-	-
B	333,525	11.3%	138,529	6.5%
G	311,603	10.5%	380,347	18.0%
H	-	-	32,838	1.5%
Total	2,581,355	87.3%	2,113,921	99.8%

F-28

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 22 — CONCENTRATIONS OF RISK (cont.)

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for the top 5 of the Company’s purchase for the six months ended November 30, 2025 and 2024.

	For the six months period ended November 30
	2025		2024
Suppliers	Amount $	%	Amount $	%
I	162,955	22.9%	29,514	1.9%
II	113,500	15.8%	-	-
III	83,565	11.6%	7,556	0.5%
IV	83,220	11.6%	-	-
V	47,109	6.6%	41,630	2.6%
VI	32,299	4.5%	82,627	5.2%
VII	12,803	1.8%	650,838	40.9%
VIII	8,350	1.2%	117,647	7.4%
IX	-	-	111,149	7.0%
X	-	-	89,825	5.6%
Total	543,801	76.0%	1,130,786	71.1%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s accounts payable as of November 30, 2025 and May 31, 2025.

	As of
	November 30, 2025		May 31, 2025
Suppliers	Amount $	%	Amount $	%
XI	57,517	7.4%	-	-
XII	56,777	7.3%	24,066	3.7%
XIII	54,580	7.0%	56,116	8.6%
II	51,346	6.6%	-	-
XIV	50,547	6.5%	10,330	1.6%
XV	48,530	6.2%	118,009	18.0%
XVI	43,939	5.6%	45,391	6.9%
XVII	25,590	3.3%	39,321	6.0%
VI	8,262	1.1%	113,458	17.3%
Total	397,088	51.0%	406,691	62.1%

F-29

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 23 — RISKS

A.	Credit risk

Contract receivable

In order to minimize the credit risk, , the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective contract receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of contract receivable for the six months period ended November 30, 2025 and the year ended May 31, 2025 are $2,936,298 and $2,118,653, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of HK$800,000 (equivalent to US$102,764). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

B.	Interest rate risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s net income for the six months period ended November 30, 2025 and 2024 would have decreased or increased by approximately $25,212 and $19,169, respectively.

C.	Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s unaudited interim condensed consolidated financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

F-30

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 24 — RELATED PARTY TRANSACTIONS

Amount due to a shareholder consisted of the following:

	As of
	November 30, 2025	May 31, 2025
Mr. Chung Yan Ngan*	1,035,924	903

Amount due to a shareholder represents the advances made to the Company for working capital purposes. The amounts due are unsecured, interest free with no specific repayment terms.

In addition to the transactions and balances detailed elsewhere in these financial statements, the Company had the following transactions with related parties:

	For the six months period ended November 30,
	2025	2024
Revenue from Shing Long Construction Limited**	-	694,629
Cost of contract revenues paid to Shing Long Construction Limited**	-	88,928
Bonus paid to Mr. Chung Yan Ngan*	-	25,665

*	Mr. Chung Yan Ngan is the ultimate beneficial owner, chief executive officer and director of the Company.

**	Shing Long Construction Limited, is controlled by Mr. Chung Yan Ngan, the ultimate beneficial owner, chief executive officer and director of the Company. On July 25, 2025, Shing Long Construction Limited ceased to be a related party of the Company since it was no longer controlled by Mr. Chung Yan Ngan.

F-31

ADVANCE JV GROUP LIMITED

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025 AND 2024

NOTE 25 — SEGMENT REPORTING

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue and expense are derived in Hong Kong. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing foundation works services and foundation works consultancy services to its customers in Hong Kong.

The accounting policies of the segment are the same as those described in Note “2. Summary of Significant Accounting Policies”. The Company’s CODM uses net income (loss) to measure segment profit or loss and assesses performance against expectations to make resource allocation decisions. Additionally, the CODM reviews and uses functional expenses included in net income (loss) to manage the Company’s operations and assess operating profitability. The Company operates as one operating and reportable segment, and as such the significant segment expenses regularly provided to the CODM are those presented on the consolidated statements of operations. These significant segment expense include cost of contract revenues, general and administrative expenses. Other segment items that are presented on the consolidated statements of operations include other (expense)income, net, provision for income taxes.

NOTE 26 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, except as disclosed below, there were no pending or threatened claims and litigation as of November 30, 2025 and through the issuance date of these unaudited interim condensed consolidated financial statements.

Personal injuries claim

On December 19, 2024, a personal injuries case is bought forward by a subcontractor’s employee (the plaintiff) of the Company against Advance JV Construction Limited (the defendant) in the District Court of Hong Kong concerning an alleged accident occurred in December 2023 with a claim of HK$510,000. In the opinion of management, loss from this case is less than probable, and the amount of the loss, if any, has insurance coverage provided by the subcontractor. Accordingly, no provision nor contingencies is provided for this pending personal injuries case in these unaudited interim condensed consolidated financial statements.

NOTE 27 — SUBSEQUENT EVENTS

The Company has assessed all events from November 30, 2025, through April 29, 2026 which is the date that these unaudited interim condensed consolidated financial statements are available to be issued. There are no material subsequent events that require disclosure in these unaudited interim condensed consolidated financial statements.

F-32

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Shareholders of
Advance JV Group Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Advance JV Group Limited and its subsidiaries (the “Company”) as of May 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity (deficit), and cash flows for each of the years in the two-year period ended May 31, 2025, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

WWC, P.C.

Certified Public Accountants

PCAOB ID No.1171

San Mateo, California

November 12, 2025

We have served as the Company’s auditor since 2025.

F-33

ADVANCE JV GROUP LIMITED

CONSOLIDATED BALANCE SHEETS

AS OF MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	As of May 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$288,590	$346,728
Contract receivable, net	2,118,653	424,692
Contract receivable – a related party, net	-	133,410
Contract assets, net	41,981	98,811
Contract assets – a related party, net	-	132,486
Retention receivable, net	15,690	-
Amount due from a shareholder, net	-	159,951
Prepayments, deposits and other receivables, net	35,026	6,511
Total current assets	2,499,940	1,302,589

Non-current assets:
Property and equipment, net	851,411	422,096
Property and equipment under finance lease, net	371,015	371,086
Operating lease right-of-use assets, net	95,130	94,442
Retention receivable, net	826,144	208,647
Retention receivable – a related party, net	149,651	69,660
Deposits, net	28,278	25,318
Total non-current assets	2,321,629	1,191,249
TOTAL ASSETS	$4,821,569	$2,493,838

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Bank loans, current	$186,269	$118,079
Other loan	178,551	-
Accounts payable	655,348	216,084
Accrued liabilities and other payables	305,552	168,013
Contract liabilities	78,996	17,592
Contract liabilities – a related party	315,888	-
Amount due to a shareholder	903	-
Income tax payable	129,583	2,950
Finance lease liabilities, current	130,725	158,179
Operating lease liabilities, current	52,453	33,320
Total current liabilities	2,034,268	714,217

Non-current liabilities:
Bank loans, non-current	1,648,129	1,560,012
Deferred tax liabilities, net	109,964	66,602
Finance lease liabilities, non-current	19,445	136,737
Operating lease liabilities, non-current	46,097	64,099
Total non-current liabilities	1,823,635	1,827,450
TOTAL LIABILITIES	$3,857,903	$2,541,667

COMMITMENTS AND CONTINGENCIES	-	-

SHAREHOLDERS’ EQUITY

Ordinary shares of USD0.0001 par value, 500,000,000 shares authorized, 13,500,000 shares issued and outstanding as of May 31, 2025 and 2024 respectively*	$1,350	$1,350
Subscription receivable	(1,350)	(1,350)
Additional paid-in capital	13	13
Retained earnings (Accumulated deficit)	971,313	(47,172)
Accumulated other comprehensive loss	(7,660)	(670)
Total Shareholders’ Equity (Deficit)	963,666	(47,829)
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,821,569	$2,493,838

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-34

ADVANCE JV GROUP LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	For the year ended May 31,
	2025	2024
Contract revenues	$9,841,313	$3,433,602
Contract revenues – a related party	828,277	711,465
Cost of contract revenues	(8,647,199)	(3,401,961)
Gross profit	2,022,391	743,106

Operating expenses
General and administrative expenses	(748,076)	(508,494)
Total operating expenses	(748,076)	(508,494)

Operating income	1,274,315	234,612

Other (expenses)income, net
Other income	37,932	124,435
Interest expenses	(122,383)	(66,175)
Total other (expenses)income, net	(84,451)	58,260

Income before income taxes	1,189,864	292,872
Provision for income taxes	(171,379)	(44,988)
Net income	$1,018,485	$247,884

Other comprehensive loss
Foreign currency translation adjustment	(6,990)	(366)
Total comprehensive income	$1,011,495	$247,518

Earning per share – basic and diluted	0.08	0.02
Basic and diluted weighted average number of shares outstanding*	13,500,000	13,500,000

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-35

ADVANCE JV GROUP LIMITED

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Amount in U.S. dollars, except for share and per share data, or otherwise noted)

	Ordinary Shares		Subscription	Additional paid in	Retained earnings (Accumulated	Accumulated other comprehensive
	No. of Shares	Amount	receivable	capital	deficit)	loss	Total
Balance as of June 1, 2023	13,500,000	$1,350	$(1,350)	$13	$(295,056)	$(304)	$(295,347)
Net income	-	-	-	-	247,884	-	247,884
Foreign currency translation adjustment	-	-	-	-	-	(366)	(366)
Balance as of May 31, 2024	13,500,000	$1,350	$(1,350)	$13	$(47,172)	$(670)	$(47,829)

Net income	-	-	-	-	1,018,485	-	1,018,485
Foreign currency translation adjustment	-	-	-	-	-	(6,990)	(6,990)
Balance as of May 31, 2025	13,500,000	$1,350	$(1,350)	$13	$971,313	$(7,660)	$963,666

* Shares presented on a retrospective basis to reflect the restructuring (see Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-36

ADVANCE JV GROUP LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Stated in US Dollars)

	For the year ended May 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,018,485	$247,884
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation of property and equipment	226,510	99,237
Depreciation of property and equipment under finance lease	104,134	49,382
Amortization of operating lease right-of-use assets and interest of lease liabilities	39,603	31,619
Loss on disposal of property and equipment	13,281	5,869
Provision for allowance for expected credit losses	80,633	14,878
Changes in assets and liabilities:
Contract receivable, net	(1,780,681)	(340,673)
Contract receivable, – a related party, net	136,694	(136,086)
Retention receivable, net	(651,486)	(212,831)
Retention receivable, – a related party, net	(82,442)	(71,057)
Contract assets, net	58,094	84,869
Contract assets, – a related party, net	135,567	(134,964)
Prepayments, deposits and other receivables, net	(32,386)	(21,151)
Accounts payable	442,938	194,320
Accrued liabilities and other payables	138,961	66,987
Contract liabilities	61,884	17,589
Contract liabilities – a related party	318,112	-
Amount due from a shareholder	162,725	140,244
Amount due to a shareholder	910	-
Income tax payable	127,532	2,950
Deferred tax liabilities, net	43,847	42,038
Operating lease liabilities	(33,465)	(27,480)
Net cash provided by operating activities	529,450	53,624

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(659,985)	(287,965)
Net cash used in investing activities	(659,985)	(287,965)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loans	321,085	690,458
Proceeds from other loan	179,808	-
Repayment of bank loans	(159,152)	(35,481)
Principal payments of finance lease liabilities	(263,314)	(145,308)
Net cash provided by financing activities	78,427	509,669

Net (decrease) increase in cash and cash equivalents	(52,108)	275,328
Effect of foreign currency translation on cash and cash equivalents	(6,030)	(1,212)
Cash and cash equivalents, beginning of year	346,728	72,612
Cash and cash equivalents, end of year	$288,590	$346,728

Supplementary cash flow information:
Interest paid	122,383	66,175
Interest received	196	12

Supplemental non-cash information:
Property and equipment under finance lease obtained in exchange for finance lease liabilities	149,625	414,155
Operating lease right-of-use assets obtained in exchange for operating lease liabilities	34,623	102,754

The accompanying notes are an integral part of these consolidated financial statements.

F-37

ADVANCE JV GROUP LIMITED

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED MAY 31, 2025 AND 2024

(Stated in U.S. dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

Advance JV Group Limited (the “Company”) was incorporated in the Cayman Islands on July 29, 2025 as an investment holding company. The Company conducts its primary operations through its indirectly wholly-owned subsidiary Advance JV Construction Limited (“AJVCL”) which is incorporated and domiciled in Hong Kong SAR (“HKSAR”) on January 5, 2021.

The Company wholly owns Advance JV Limited (“AJVL”) an investment holding company that was incorporated in the British Virgin Islands (“BVI”) on August 7, 2025. The primary purpose of AJVL is to hold AJVCL.

The Company, through its indirectly wholly-owned subsidiary, AJVCL, is a construction works service provider based in HKSAR, providing (i) foundation works services and (ii) foundation works consultancy services. The Company generally provides construction services as a subcontractor to other general construction contractors in Hong Kong.

As of May 31, 2025 and 2024, the Company’s subsidiaries are detailed in the table as follows:

Name	Date of incorporation	Place of incorporation	Ownership (%)	Principal activities
Advance JV Group Limited	July 29, 2025	Cayman Islands	Parent	Investment holdings
Advance JV Limited	August 7, 2025	The British Virgin Islands	100%	Investment holdings
Advance JV Construction Limited	January 5, 2021	Hong Kong	100%	Provision of construction works services

Group reorganization

Pursuant to a group reorganization (the “group reorganization”) to rationalize the structure of the Company and its subsidiary companies (herein collectively referred to as the “Group”) in preparation for the listing of our shares, the Company becomes the holding company of the Group on October 18, 2025. As the Group was under same control of the shareholders and their entire equity interests were also ultimately held by the shareholders immediately prior to the group reorganization, the consolidated statements of operations and comprehensive income, consolidated statements of changes in shareholders equity and consolidated statements of cash flows are prepared as if the current group structure had been in existence throughout the two-year period ended May 31, 2025, or since the respective dates of incorporation/establishment of the relevant entity, where this is a shorter period.

The consolidated balance sheets as of May 31, 2025 and 2024 present the assets and liabilities of the aforementioned companies now comprising the Group which had been incorporated/established as of the relevant balance sheet date as if the current group structure had been in existence at those dates based on the same control aforementioned.

The movement in the Company’s authorized share capital and the number of ordinary shares outstanding and issued in the Company are also detailed in the Note 18.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of preparation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiaries (collectively the “Company”). The Company eliminates all significant intercompany balances and transactions in its audited consolidated financial statements.

Management has prepared the accompanying consolidated financial statements and these notes in accordance with generally accepted accounting principles in the United States (“US GAAP”). The Company maintains its general ledger and journals with the accrual method accounting.

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Use of estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available when the calculations are made; however, actual results could differ materially from those estimates. In particular, the significant accounting estimates include, but not limited to, allowance for expected credit losses, determination of useful life of long-lived assets, impairment of long-lived assets, recognition and measurement of operating lease right-of-use assets and operating lease liabilities, recognition and measurement of property and equipment under finance lease and finance lease liabilities, and estimation of total estimated costs used for revenue recognition over time based upon the cost-to-cost measure of progress method.

Foreign currency translation

The accompanying consolidated financial statements are presented in the United States Dollars (“USD” or “$”), which is the reporting currency of the Company. The functional currency of the Company’s subsidiaries in the HKSAR is Hong Kong Dollars (“HKD” or “HK$”), its other subsidiaries which are incorporated in British Virgin Islands is United States Dollars, respectively, which are their respective local currencies based on the criteria of ASC 830, “Foreign Currency Matters”.

The Company’s assets and liabilities are translated into $ from HK$ at year-end exchange rates. Its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

Translation of amounts from HKD into USD has been made at the following exchange rates:

	May 31, 2025	May 31, 2024
Year-end $: HK$ exchange rate	US$1:HK$7.84	US$1:HK$7.82
Year average $: HK$ exchange rate	US$1:HK$7.79	US$1:HK$7.82

Cash and cash equivalents

Cash and cash equivalents represent cash on hand and time deposits, which are unrestricted as to withdrawal or use and which have original maturities less than three months. Deposits at financial institutions in Hong Kong are not FDIC insured, however, those financial institutions are highly solvent and the risk of loss is remote.

Prepayments, deposits and other receivables, net

Prepayments, deposits and other receivables, net are mainly prepaid expenses paid to vendors for future services that have not been provided and rental deposits.

Property and equipment, net

Property and equipment are carried at cost less accumulated depreciation and any impairment losses. Depreciation is provided over their estimated useful lives, using the straight-line method. The estimated useful lives of the property and equipment are as follows:

Machinery	5 years
Computer	3 years
Leasehold improvement	2 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s consolidated statements of operations and comprehensive income. The costs of maintenance and repairs are recognized as incurred; significant renewals and betterments are capitalized.

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Impairment of long-lived assets

Long-lived assets, representing property and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. We assess the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, we would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of May 31, 2025 and 2024, no impairment of long-lived assets was recognized.

Lease

On June 1, 2023, the Company adopted ASU No. 2016-02, Leases (Topic 842), as amended, which supersedes the lease accounting guidance under Topic 840, and generally requires lessees to recognize operating and financing lease liabilities and corresponding right-of-use assets on the balance sheet and to provide enhanced disclosures surrounding the amount, timing and uncertainty of cash flows arising from leasing arrangements.

The Company is a lessee of non-cancellable operating leases for corporate office premises. The Company determines if an arrangement is a lease at inception. A lease for which substantially all the benefits and risks incidental to ownership remain with the lessor is classified by the lessee as an operating lease. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities on the Company’s consolidated balance sheets.

ROU assets represent the Company’s right to use an underlying asset for the lease term and operating lease liabilities represent its obligation to make lease payments arising from the lease. ROU assets and operating lease liabilities are recognized at lease commencement date based on the present value of lease payments over the lease term.

When determining the lease term, at lease commencement date, the Company considers options to extend or terminate the lease when it is reasonably certain that it will exercise or not exercise that option. The interest rate used to determine the present value of future lease payments is the Company’s incremental borrowing rate of the Hong Kong Prime Rate plus 1.00% p.a. based on the information available at the lease commencement date.

The lease standard (ASC 842) provides practical expedients for an entity’s ongoing accounting. The Company elects to apply short-term lease exception for leases with a lease term of 12 months or less at commencement. Accordingly, ROU assets and operating lease liabilities do not include leases with a lease term of 12 months or less.

The Company evaluates the impairment of its ROU assets consistently with the approach applied for its other long-lived assets. The Company reviews the recoverability of its long-lived assets when events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. The assessment of possible impairment is based on its ability to recover the carrying value of the assets from the expected undiscounted future pre-tax cash flows of the related operations. As of May 31, 2025 and 2024, the Company did not recognize any impairment loss against its ROU assets.

Bank and other loans

Bank and other loans are recognized initially at fair value less attributable transaction costs. Subsequent to initial recognition, bank loans are stated at amortized cost with any difference between the amount initially recognized and redemption value being recognized in profit or loss over the period of the loans, together with any interest and fees payable, using the effective interest method.

Accounts payable

Accounts payable represents trade payables to vendors.

Accrued liabilities and other payables

Accrued liabilities and other payables primarily include salaries payable, other accrual and payable.

F-40

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

In general, related parties exist when there is a relationship that offers the potential for transactions at less than arm’s-length, favorable treatment, or the ability to influence the outcome of events different from that which might result in the absence of that relationship. A related party may be any of the following: a) an affiliate, which is a party that directly or indirectly controls, is controlled by, or is under common control with another party; b) a principal owner, owner of record or known beneficial owner of more than 10% of the voting interest of an entity; c) management, which are persons having responsibility for achieving objectives of the entity and requisite authority to make decision; d) immediate family of management or principal owners; e) a parent Company and its subsidiaries; and f) other parties that have ability to significant influence the management or operating policies of the entity. The Company discloses all significant related party transactions.

Revenue Recognition

Effective June 1, 2023, the Company adopted ASC 606 “Revenue from Contracts with Customers”, which replaced ASC Topic 605, using the modified retrospective method of adoption. Results for reporting periods beginning after June 1, 2023 are presented under ASC Topic 606 while prior period amounts are not adjusted and continue to be presented under the Company’s historic accounting under ASC Topic 605. The Company’s accounting for revenue remains substantially unchanged. There were no cumulative effect adjustments for service contracts in place prior to June 1, 2023. The effect from the adoption of ASC Topic 606 was not material to the Company’s consolidated financial statements.

The five-step model defined by ASC Topic 606 requires the Company to:

1.	identify its contracts with customers;

2.	identify its performance obligations under those contracts;

3.	determine the transaction prices of those contracts;

4.	allocate the transaction prices to its performance obligations in those contracts; and

5.	recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised services are transferred to the client in an amount that reflects the consideration expected in exchange for those services.

The Company enters into service agreements with its customers that outline the rights, responsibilities, and obligations of each party. The agreements also identify the scope of services, service fees, and payment terms. Agreements are acknowledged and signed by both parties. All the contracts have commercial substance, and it is probable that the Company will collect considerations from its customers for service component.

The Company derives its revenue from two sources: (1) foundation works services and (2) foundation works consultancy services.

Revenue from foundation works services

The Company undertakes foundation works such as piling works as a subcontractor. Foundation works services are performed for the sole benefit of customers, whereby the assets being created or maintained are controlled by customers and the services performed do not have alternative benefits for the Company. Revenue is recognized over time as customers simultaneously receive and consume the benefits the Company provides. The Company is the principal in these contracts since it is primarily responsible for the satisfaction of performance obligations and has discretion in establishing the price for the specified services.

The Company recognizes revenue over time due to the continuous transfer of control to the customer in accordance with ASC Topic 606, Revenue from Contracts with Customers. Upon adoption of ASC Topic 606, contracts which include construction services are generally accounted for as a single deliverable (a single performance obligation) and are no longer segmented between types of services. The Company has not bundled any goods or services that are considered distinct.

F-41

The Company usually has 10% contract sum withheld by customer as retention receivables to make sure all works meet the criteria as specified in the contract. Retention receivables are collected within a 12-month period after completion of works. There are no additional services to customer during the retention period but to ensure all goods and services meet the criteria as specified in the contract, therefore such warranty shall not be accounted for as a separate performance obligation. The Company historically incurs a very minimum cost during the retention period, the Company does not expect any significant liability to be incurred and no further provision made in the accounts.

The timing of the satisfaction of the Company’s performance obligations is based upon the cost-to-cost measure of progress method, which is generally different than the timing of unconditional right of payment, and is based upon certain conditions completed as specified in the contract. The timing between the satisfaction of the Company’s performance obligations and the unconditional right of payment would contribute to contract assets and contract liabilities.

The Company uses the ratio of actual costs incurred to total estimated costs since costs incurred (an input method) represent a reasonable measure of progress towards the satisfaction of a performance in order to estimate the portion of revenue earned. This method faithfully depicts the transfer of value to the customer when the Company is satisfying a performance obligation that entails a number of interrelated tasks or activities for a combined output that requires the Company to coordinate the work of employees and subcontractors. Contract costs typically include direct labor, subcontract and consultant costs, materials and indirect costs related to contract performance. Changes in estimated costs to complete these obligations result in adjustments to revenue on a cumulative catch-up basis, which causes the effect of revised estimates to be recognized in the current period. Changes in estimates can routinely occur over the contract term for a variety of reasons including, changes in scope, unanticipated costs, delays or favorable or unfavorable progress than original expectations. When the outcome of the contract cannot be reasonably measured, revenue is recognized only to the extent of contract costs incurred that are expected to be recovered. In situations where the estimated costs to perform exceed the consideration to be received, the Company accrues the entire estimated loss during the period the loss becomes known.

The typical length of foundation work services can range from 6 months to 3 years, depending on the size and complexity of the project. The Company assesses that there is no significant financing component in these contracts.

As of May 31, 2025 and 2024, the Company had transaction price allocated to remaining performance for foundation works services amounting to $3,859,935 and $9,171,150 using input method, respectively. For May 31, 2025, 98% is expected to be satisfied within the next twelve months and the remainder thereafter. For May 31, 2024, 87% was satisfied during the twelve months ended May 31, 2025 and the remainder was expected to be satisfied within the twenty-four months thereafter.

Revenue from foundation works consultancy services

The Company derives revenue from provision of foundation works consultancy services related to construction sites. These contracts are fixed price and have one single performance obligation, therefore no allocation of the transaction price is required. The Company is a principal in these contracts since it is primarily responsible for the satisfaction of performance obligation. Satisfaction of performance obligation is dependent on customer’s written acceptance and therefore revenue from provision of foundation works consultancy services is recognized at a point in time when the Company delivers final consultation report to customer; customer has no more modifications and gives a written acceptance to the Company. Typically, the Company collects no deposit upfront and provides 30-day credit period to customers upon delivery of final consultation report.

The following table presents revenue by revenue stream for the years ended May 31, 2025 and 2024, respectively:

	For the years ended May 31,
	2025	2024
Foundation works services	$10,553,999	$3,829,720
Foundation works consultancy services	115,591	315,347
Total	$10,669,590	$4,145,067

The following table presents revenue recognized over time and at a point in time for the years ended May 31, 2025 and 2024, respectively:

	For the years ended May 31,
	2025	2024
Revenue recognized over time	$10,553,999	$3,829,720
Revenue recognized at a point in time	115,591	315,347
Total	$10,669,590	$4,145,067

Cost of contract revenues

The Company’s cost of contract revenues is primarily comprised of labour costs, consultancy fees, machinery rental, material costs, depreciation and amortization that are directly attributable to services provided. These costs are expenses as incurred.

Contract receivable, net

Contract receivable represents trade accounts due from customers. The trade receivables are all without customer collateral and interest is not accrued in past due accounts. The Company had $558,102 and $2,118,653 as of May 31, 2024 and 2025 respectively. Management reviews its receivables on a regular basis to determine if the allowance for expected credit loss is adequate and provides allowance when necessary. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Account balances are charged off against the allowance after all means of collection have been exhausted and the likelihood of collection is not probable. As of May 31, 2024 and 2025, the Company made $11,277 and $81,698 allowance for expected credit loss, respectively.

F-42

Contract Assets, net and Contract Liabilities

Projects with performance obligations recognized over time that have revenue recognized to date in excess of cumulative billings are reported on consolidated balance sheets as “Contract assets, net”. Provisions for estimated losses of contract assets on uncompleted contracts are made in the period in which such losses are determined.

Contract assets, net include uncompleted foundation work. Contract assets are generally classified as current, and the balance is billed based on the stage of completion. Net contract assets related to foundation works totaled $231,297 and $41,981 as of May 31, 2024 and 2025, respectively. Contract assets, net are included within current assets in the accompanying consolidated balance sheets.

Contract liabilities on uncompleted contracts represent the amounts of cash collected from clients, billings to clients on contracts in advance of work performed. The majority of these amounts are expected to be earned within twelve months and are classified as current liabilities.

Contract liabilities are recognized when the Company receives prepayments from customers. Contract liabilities will be recognized as revenue when works are provided. Contract liabilities of $17,592 and $394,884 were recognized as of May 31, 2024 and 2025, respectively.

Retention receivable, net

Certain of our contracts contain retention provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied. Retention receivable were assessed for impairment in accordance with ASC 326.

Expected credit losses

ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments requires entities to use a current lifetime expected credit loss methodology to measure impairments of certain financial assets. The Current Expected Credit Losses model (“CECL”), could result in earlier recognition of credit losses than under the current incurred loss approach, which requires waiting to recognize a loss until it is probable of having been incurred. There are other provisions within the standard that affect how impairments of other financial assets may be recorded and presented, and that expand disclosures. The Company adopted the new standard effective June 1, 2023, the first day of the Company’s fiscal year and applied to contract receivable, retention receivable, contract assets and other financial instruments. The adoption of this guidance did not materially impact the net earning and financial position and has no impact on the cash flows.

As of May 31, 2025 and 2024, the Company made allowance for expected credit loss for contract receivable, retention receivable, contract assets, deposit and other receivable and amount due from a shareholder respectively.

F-43

General and administrative expenses

General and administrative expenses consist primarily of personnel-related compensation expenses, professional services fees, repairs and maintenance, office supplies, depreciation and expenses related to general operations.

Retirement benefits

Retirement benefits in the form of mandatory government-sponsored defined contribution plans are charged to either expense as incurred or allocated to wages as part of cost of contract revenues.

Income Taxes

The Company accounts for income taxes pursuant to ASC Topic 740, Income Taxes. Income taxes are provided on an asset and liability approach for financial accounting and reporting of income taxes. Any tax paid by subsidiaries during the year is recorded. Current tax is based on the profit or loss from ordinary activities adjusted for items that are non-assessable or disallowable for income tax purpose and is calculated using tax rates that have been enacted or substantively enacted at the balance sheet date. ASC Topic 740 also requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry-forwards. ASC Topic 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Realization of deferred tax assets are dependent upon future earnings, if any, of which the timing and amount are uncertain.

The Company adopted ASC Topic 740-10-05, Income Tax, which provides guidance for recognizing and measuring uncertain tax positions, it prescribes a threshold condition that a tax position must meet for any of the benefits of the uncertain tax position to be recognized in the financial statements. It also provides accounting guidance on derecognizing, classification and disclosure of these uncertain tax positions.

Comprehensive Income

The Company presents comprehensive income in accordance with ASC Topic 220, Comprehensive Income. ASC Topic 220 states that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in the financial statements. The components of comprehensive income were the net income for the years and the foreign currency translation adjustments.

Earnings Per Share

The Company computes earnings per share (“EPS”) following ASC Topic 260, “Earnings per share.” Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per-share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive impacts of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warranties are computed using the treasury stock method. Potentially anti-dilutive securities (i.e., those that increase income per share or decrease loss per share) are excluded from diluted EPS calculation. There were no potentially dilutive securities that were in-the-money that were outstanding during the years ended May 31, 2025 and 2024.

Segment Reporting

ASC 280, “Segment Reporting”, establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organizational structure as well as information about geographical areas, business segments and major customers in financial statements for detailing the Company’s business segments.

The Company’s chief operating decision maker is the Chief Executive Officer, who reviews the financial information of each separate operating segment when making decisions about allocating resources and assessing the performance of the segment. The Company has determined that it has a single operating segment for purposes of allocating resources and evaluating financial performance.

The Company’s CODM assesses performance for the segment and decides how to allocate resources by regularly reviewing the segment net income that also is reported as consolidated net income on the consolidated statements of operations and comprehensive income, after taking into account the Company’s strategic priorities, its cash balance, and its expected use of cash. Further, the CODM reviews and utilizes functional expenses (i.e., general and administrative) at the consolidated level to manage the Company’s operations. Other segment items included other (expenses) income, net, and income tax expenses, which are reflected in the segment and consolidated net income.

F-44

Financial instruments

The Company’s financial instruments, including cash and cash equivalents, contract receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures” requires disclosing the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments” defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for cash and cash equivalents, contract receivables, contract assets, retention receivable, accounts and other payables, accrued liabilities, amounts due to related parties each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 — inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and information that are observable for the asset or liability, either directly or indirectly, for substantially the financial instrument’s full term.

●	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity” and ASC 815, “Derivatives and Hedging”.

Recent Accounting Pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company, or EGC, and has elected the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In November 2023, the FASB issued ASU 2023-07, “Segment Reporting (Topic 280)” (“ASU 2023-07”). The amendments in ASU 2023-07 improve financial reporting by requiring disclosure of incremental segment information on an annual and interim basis for all public entities to enable investors to develop more decision useful financial analyses. Topic 280 requires a public entity to report a measure of segment profit or loss that the chief operating decision maker (CODM) uses to assess segment performance and make decisions about allocating resources. Topic 280 also requires other specified segment items and amounts, such as depreciation, amortization, and depletion expense, to be disclosed under certain circumstances. The amendments in ASU 202307 do not change or remove those disclosure requirements. The amendments in ASU 2023-07 also do not change how a public entity identifies its operating segments, aggregates those operating segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in ASU 2023-07 are effective for years beginning after December 15, 2023 and interim periods within fiscal years beginning after December 15, 2024, adopted retrospectively. Management considers that the guidance does not have a significant impact on the disclosures set out in these consolidated financial statements.

In December 2023, FASB issued ASU-09, “Income Taxes (Topic 740)” (“ASU 2023-09”). The amendments in ASU 2023-09 address investor requests for more transparency about income tax information through improvements to income tax disclosures primarily related to the rate reconciliation and income taxes paid information. One of the amendments in ASU 2023-09 includes disclosure of, on an annual basis, a tabular rate reconciliation of (i) the reported income tax expense (or benefit) from continuing operations, to (ii) the product of the income (or loss) from continuing operations before income taxes and the applicable statutory federal income tax rate of the jurisdiction of domicile using specific categories, including separate disclosure for any reconciling items within certain categories that are equal to or greater than a specified quantitative threshold of 5%. ASU 2023-09 also requires disclosure of, on an annual basis, the year to date amount of income taxes paid (net of refunds received) disaggregated by federal, state, and foreign jurisdictions, including additional disaggregated information on income taxes paid (net of refunds received) to an individual jurisdiction equal to or greater than 5% of total income taxes paid (net of refunds received). The amendments in ASU2023-09 are effective for annual periods beginning after December 15, 2024, and should be applied prospectively. The Company is currently evaluating the impact of the update on the Company’s consolidated financial statements and related disclosures.

F-45

In January 2025, the FASB issued ASU 2025-01 Income Statement — Reporting Comprehensive Income — Expense Disaggregation Disclosures (Subtopic 220-40). The FASB issued ASU 2024-03 on November 4, 2024. ASU 2024-03 states that the amendments are effective for public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Following the issuance of ASU 2024-03, the FASB was asked to clarify the initial effective date for entities that do not have an annual reporting period that ends on December 31 (referred to as non-calendar year-end entities). Because of how the effective date guidance was written, a non-calendar year-end entity may have concluded that it would be required to initially adopt the disclosure requirements in ASU 2024-03 in an interim reporting period, rather than in an annual reporting period. The FASB’s intent in the basis for conclusions of ASU 2024-03 is clear that all public business entities should initially adopt the disclosure requirements in the first annual reporting period beginning after December 15, 2026, and interim reporting periods within annual reporting periods beginning after December 15, 2027. Management is currently evaluating this ASU to determine its impact on the Company’s disclosures.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the consolidated financial position, statements of operations and cash flows.

NOTE 3 — CONTRACT RECEIVABLE, NET

Contract receivable, net consisted of the following:

	As of May 31,
	2025	2024
Contract receivable	$2,200,351	$433,276
Less: allowance for expected credit losses	(81,698)	(8,584)
	$2,118,653	$424,692

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$8,584	$1,950
Provision	73,652	6,631
Exchange adjustment	(538)	3
Balance at end of the year	$81,698	$8,584

NOTE 4 — CONTRACT RECEIVABLE — A RELATED PARTY, NET

Contract receivable — a related party, net consisted of the following:

	As of May 31,
	2025	2024
Contract receivable from Shing Long Construction Limited (Note 24)	$-	$136,103
Less: allowance for expected credit losses	-	(2,693)
	$-	$133,410

F-46

The movement of allowances for expected credit loss is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$2,693	$-
Provision	-	2,693
Reversal	(2,705)	-
Exchange adjustment	12	-
Balance at end of the year	$-	$2,693

NOTE 5 — CONTRACT ASSETS, NET

Contract assets, net consisted of the following:

	As of May 31,
	2025	2024
Contract assets	$42,848	$100,806
Less: allowance for credit losses	(867)	(1,995)
Contract assets, net	$41,981	$98,811

The movement of contract assets is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$100,806	$185,437
Additions	43,149	100,793
Less: billed and recognized to contract receivable	(101,243)	(185,662)
Exchange adjustment	136	238
Balance at end of the year	$42,848	$100,806

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$1,995	$3,911
Reversal	(1,130)	(1,921)
Exchange adjustment	2	5
Balance at end of the year	$867	$1,995

F-47

NOTE 6 — CONTRACT ASSETS — A RELATED PARTY, NET

Contract assets — a related party, net consisted of the following:

	As of May 31,
	2025	2024
Contract assets from Shing Long Construction Limited (Note 24)	$-	$135,161
Less: allowance for credit losses	-	(2,675)
Contract assets, net	$-	$132,486

The movement of contract assets – a related party is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$135,161	$-
Additions	-	135,144
Less: billed and recognized to contract receivable	(135,748)	-
Exchange adjustment	587	17
Balance at end of the year	$-	$135,161

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$2,675	$-
Provision	-	2,674
Reversal	(2,686)	-
Exchange adjustment	11	1
Balance at end of the year	$-	$2,675

NOTE 7 — RETENTION RECEIVABLE, NET

Retention receivable, net consisted of the following:

	As of May 31,
	2025	2024
Retention receivable	$859,221	$212,859
Less: allowance for credit losses	(17,387)	(4,212)
Retention receivable, net	841,834	208,647
Less: Non-current portion	(826,144)	(208,647)
Amount classified as current asset	$15,690	$-

The movement of retention receivable is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$212,859	$-
Additions	651,486	212,831
Exchange adjustment	(5,124)	28
Balance at end of the year	$859,221	$212,859

F-48

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$4,212	$-
Provision	13,279	4,212
Exchange adjustment	(104)	-
Balance at end of the year	$17,387	$4,212

NOTE 8 — RETENTION RECEIVABLE — A RELATED PARTY, NET

Retention receivable — a related party, net consisted of the following:

	As of May 31,
	2025	2024
Retention receivable from Shing Long Construction Limited (Note 24)	$152,742	$71,066
Less: allowance for credit losses	(3,091)	(1,406)
Retention receivable, net	$149,651	$69,660

The movement of retention receivable – a related party is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$71,066	$-
Additions	82,442	71,057
Exchange adjustment	(766)	9
Balance at end of the year	$152,742	$71,066

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$1,406	$-
Provision	1,700	1,406
Exchange adjustment	(15)	-
Balance at end of the year	$3,091	$1,406

NOTE 9 — PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLE, NET

Prepayments, deposits and other receivable, net consisted of the following:

	As of May 31,
	2025	2024
Prepayments	$1,020	$-
Deposits	29,382	32,357
Other receivables	34,027	-
	64,429	32,357
Less: allowance for credit losses	(1,125)	(528)
Prepayments, deposits and other receivable, net	63,304	31,829
Less: Non-current portion (Deposits)	(28,278)	(25,318)
Amount classified as current assets	$35,026	$6,511

F-49

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$528	$199
Provision	602	328
Exchange adjustment	(5)	1
Balance at end of the year	$1,125	$528

NOTE 10 — CONTRACT LIABILITIES

The movement of contract liabilities is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$17,592	$-
Additions	88,354	17,589
Recognized to revenue from the beginning balance	(17,668)	-
Recognized to revenue during the year	(8,802)	-
Exchange adjustment	(480)	3
Balance at end of the year	$78,996	$17,592

NOTE 11 — CONTRACT LIABILITIES – A RELATED PARTY

The movement of contract liabilities – a related party is to as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$-	$-
Additions from Shing Long Construction Limited (Note 24)	318,112	-
Recognized to revenue	-	-
Exchange adjustment	(2,224)	-
Balance at end of the year	$315,888	$-

F-50

NOTE 12 — BANK LOANS

The bank loans consisted of the following as at May 31, 2025 and 2024:

						As of May 31,
Provider	Nature of loan	Principal Amount	Loan drawdown Date	Maturity Date	Effective Interest rate	2025	2024
Standard Chartered Bank (Hong Kong) Limited (“SCB”)	Business instalment loan under SME Financing Guarantee Scheme (100% guarantee)	HKD6,866,000	April 28, 2023	July 28, 2035	Annual interest rate of 3.00% to 3.63%	$854,623	$871,934
SCB	Business instalment loan under SME Financing Guarantee Scheme (100% guarantee)	HKD1,134,000	September 23, 2022	December 23, 2034	Annual interest rate of 3.00% to 3.63%	134,014	136,894
SCB	Business instalment loan under SME Financing Guarantee Scheme (80% guarantee)	HKD2,400,000	April 30, 2024	April 30, 2028	Annual interest rate of 7.90% to 8.23%	233,137	301,546
PAO Bank Limited	Business instalment loan under SME Financing Guarantee Scheme (90% guarantee)	HKD3,000,000	February 7, 2024	February 7, 2030	Annual interest rate of 7.62%	334,060	367,717
Dah Sing Bank	Business instalment loan under SME Financing Guarantee Scheme (90% guarantee)	HKD2,500,000	September 25, 2024	September 24, 2028	Annual interest rate of 6.05% to 7.00%	278,564	-
Total loans						1,834,398	1,678,091
Less: Non-current portion						(1,648,129)	(1,560,012)
Amounts classified as current liabilities						$186,269	$118,079

The bank loans are denominated in HKD. The loans are secured by personal guarantee executed by Mr. Chung Yan Ngan, the director of the Company. The loans receive 80% to 100% guarantee from HKMC Insurance Limited, a wholly owned subsidiary of HKSAR Government, of the loan principal under SME Financing Guarantee Scheme.

During the year ended May 31, 2025 and 2024, interest expense related to these loans was $94,267 and $48,491 respectively.

The table below summarizes the remaining contractual maturities of the bank loans as of May 31, 2025. The loans are categorized by the years in which repayments are due:

During the year ended May 31,
2026	$186,269
2027	347,285
2028	361,059
2029	218,657
2030	166,554
Thereafter	554,574
Total repayments of bank loans	$1,834,398

NOTE 13 — OTHER LOAN

The other loan consisted of the following as at May 31, 2025 and 2024:

						As of May 31,
Provider	Nature of loan	Principal Amount	Loan drawdown Date	Maturity Date	Effective Interest rate	2025	2024
AR Horizon Limited	Other loan	HKD1,400,000	May 21, 2025	July 20, 2025	Annual interest rate of 12%	$178,551	$-

The other loan is denominated in HKD. The loan is secured by all receivables of a construction contract. As of June 16, 2025, the other loan was fully settled.

During the year ended May 31, 2025 and 2024, interest expense related to these loans was $2,271 and $Nil respectively.

F-51

NOTE 14 — PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of May 31,
	2025	2024
At cost:
Computer	$28,414	$28,490
Leasehold improvement	28,531	-
Machinery	1,165,866	540,472
	1,222,811	568,962
Less: accumulated depreciation	(371,400)	(146,866)
Total	$851,411	$422,096

Depreciation expense for the years ended May 31, 2025 and 2024 was $226,510 and $99,237, respectively.

Property and equipment under finance lease, net consisted of the following:

	As of May 31,
	2025	2024
At cost:
Machinery under finance lease	$506,365	$414,208
Less: accumulated depreciation	(135,350)	(43,122)
Total	$371,015	$371,086

Depreciation expense of property and equipment under finance lease for the years ended May 31, 2025 and 2024 was $104,134 and $49,382, respectively.

F-52

NOTE 15 — FINANCE LEASE

The finance lease mainly consists of machinery such as excavator and cranes.

The following table shows property and equipment under finance lease and lease liabilities:

	As of May 31,
	2025	2024
Assets
Property and equipment under finance lease, net	$371,015	$371,086
Liabilities
Finance lease liabilities, current	130,725	158,179
Finance lease liabilities, non-current	19,445	136,737
Weighted-average remaining lease term (in year) – Finance lease	0.85	1.93
Weighted-average discount rate (%) – Finance lease	10.21%	10.03%

During the year ended May 31, 2025 and 2024, the Company incurred lease expenses, as follows:

	As of May 31,
	2025	2024
Finance lease expenses:
Depreciation of property and equipment under finance lease	$104,134	$49,382
Interest on finance lease liabilities	24,837	17,684
Total finance lease expenses	$128,971	$67,066

Other information about the Company’s leases is as follows:

	As of May 31,
	2025	2024
Cash outflow related to finance leases:
Financing cash flow – principal paid	$263,314	$145,308
Operating cash flow – interest paid	24,837	17,684
Total cash outflow related to finance leases	$288,151	$162,992

The cash paid for amounts included in the measurement of finance lease liabilities for the year ended May 31, 2025 and 2024 amounted to $288,151 and $162,992 respectively. During the year ended May 31, 2025, additions to property and equipment under finance lease were $149,625 (2024: $414,155). This amount represented the purchase of excavator and cranes under finance leases for its operations. Lease contracts are entered into for fixed term of 12 months to 36 months.

F-53

As of May 31, 2025 and 2024, the maturity analysis of lease liabilities is as follows:

Finance lease
Financial years ending May 31, 2025
2026	$137,948
2027	19,760
Total undiscounted cash flows	157,708
Less: imputed interest	(7,538)
Present value of lease liabilities	150,170
Less: Non-current portion of lease liabilities	(19,445)
Current portion of lease liabilities	$130,725

Finance lease
Financial years ending May 31, 2024
2025	$180,585
2026	117,925
2027	26,869
Total undiscounted cash flows	325,379
Less: imputed interest	(30,463)
Present value of lease liabilities	294,916
Less: Non-current portion of lease liabilities	(136,737)
Current portion of lease liabilities	$158,179

NOTE 16 — OPERATING LEASE

The Company has operating leases for office space and staff quarter. During the year, the Company recognized right-of-use assets of $95,130, and lease liabilities of $98,550 in accordance with ASC842, Leases. The lease agreement does not specify an explicit interest rate and the interest rate implicit in the lease is not readily determinable. The Company’s management believes that using an incremental borrowing rate of the Hong Kong Prime Rate plus 1% per annum was the most indicative rate of the Company’s borrowing cost for the calculation of the present value of the lease payments; the rate used by the Company was 6.25%.

The following table shows operating lease right-of-use assets and lease liabilities:

	As of May 31,
	2025	2024
Assets
Operating lease right-of-use assets, net	95,130	94,442
Liabilities
Operating lease liabilities, current	52,453	33,320
Operating lease liabilities, non-current	46,097	64,099
Weighted-average remaining lease term (in year) – Operating lease	1.81	2.75
Weighted-average discount rate (%) – Operating lease	6.56%	6.88%

During the year ended May 31, 2025 and 2024, the Company incurred lease expenses, as follows:

	As of May 31,
	2025	2024
Operating lease expenses:
Amortization of operating lease right-of-use assets and interest of lease liabilities	$39,603	$31,619

Other information about the Company’s leases is as follows:

	As of May 31,
	2025	2024
Cash outflow related to operating leases:
Operating cash outflow related to operating leases	$40,691	$29,255

F-54

The cash paid for amounts included in the measurement of operating lease liabilities for the year ended May 31, 2025 and 2024 amounted to $40,691 and $29,255 respectively. During the year ended May 31, 2025, additions to operating lease right-of-use assets were $34,623 (2024: $102,754).

As of May 31, 2025 and 2024, the maturity analysis of lease liabilities is as follows:

Operating lease
Financial years ending May 31, 2025
2026	$57,241
2027	47,522
Total undiscounted cash flows	104,763
Less: imputed interest	(6,213)
Present value of lease liabilities	98,550
Less: Non-current portion of lease liabilities	(46,097)
Current portion of lease liabilities	$52,453

Operating lease
Financial years ending May 31, 2024
2025	$38,981
2026	38,981
2027	29,235
Total undiscounted cash flows	107,197
Less: imputed interest	(9,778)
Present value of lease liabilities	97,419
Less: Non-current portion of lease liabilities	(64,099)
Current portion of lease liabilities	$33,320

NOTE 17 — ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables consisted of the following:

	As of May 31,
	2025	2024
Accrued salaries	$296,665	$163,409
Accruals for operating expenses	8,887	4,604
Total	$305,552	$168,013

NOTE 18 — EQUITY

Ordinary shares

The equity of the Company as of May 31, 2025 and 2024 represents 500,000,000 ordinary shares authorized, 13,500,000 ordinary shares issued and outstanding with par value US$0.0001 each, amounting to $1,350.

At the date of incorporation, Advance JV Construction Limited has 100 ordinary shares issued with value of HK$1 each, amounting to HK$100 (equivalent to $13).

F-55

NOTE 19 — OTHER INCOME

Other income consisted of the following:

	For the year ended May 31,
	2025	2024
Machinery rental income(1)	$15,097	$124,311
Government grant(2)	22,639	-
Interest income from bank deposits(3)	196	12
Others	-	112
Total	$37,932	$124,435

(1)	The Company leased its machinery to independent third parties for short-term period.
(2)	Government grant relates to funding granted by the Hong Kong Innovation and Technology Commission in supporting the Company to use technological services to enhance its productivity under the Technology Voucher Programme.
(3)	Interest income consists of interest earned on deposits placed with banks, recognized in accordance with effective interest method.

NOTE 20 — EMPLOYEE BENEFIT PLANS

HKSAR

The Company has a defined contribution pension scheme for its qualifying employees. The scheme assets are held under a provident fund managed by an independent fund manager. The Company and its employees are each required to make contributions to the scheme calculated at 5% of the employees’ basic salaries on monthly basis.

NOTE 21 — PROVISION FOR INCOME TAX

Cayman Islands and British Virgin Islands

Under the current rules and regulations, the Company is not subject to tax on income or capital gain in the Cayman Islands or the BVI.

HKSAR

Under the two-tiered profits tax rates regime, the first HK$2 million of profits of the qualifying group entity will be taxed at 8.25%, and profits above HK$2 million will be taxed at 16.5%. The profits of group entities not qualifying for the two-tiered profits tax rates regime will continue to be taxed at a flat rate of 16.5%.

Accordingly, the HKSAR profits tax is calculated at 8.25% on the first HK$2 million of the estimated assessable profits and at 16.5% on the estimated assessable profits above HK$2 million.

The current and deferred portions of the income tax expenses included in the consolidated statements of operations and comprehensive income as determined in accordance with ASC740 as follows:

	For the year ended May 31,
	2025	2024
Current taxes	$127,532	$2,950
Deferred taxes	43,847	42,038
Income tax expenses	$171,379	$44,988

The following table provides the reconciliation of the difference between the statutory and effective tax expenses following as of May 31, 2025 and 2024:

	For the year ended May 31,
	2025	2024
Income before tax expenses	$1,189,864	$292,872
Tax expenses at the Cayman Islands statutory income tax rate	-	-
Tax expenses at HKSAR statutory tax rate	196,327	48,323
Tax effect on non-assessable income	(3,757)	(2)
Tax effect of two-tier tax rate	(21,191)	(3,141)
Tax reduction allowed by Hong Kong government	-	(192)
Income tax expenses	$171,379	$44,988

F-56

The following table reconciles the statutory tax rate to the Company’s effective tax rate for the years ended May 31, 2025 and 2024:

	For the year ended May 31,
	2025	2024
Cayman Islands statutory income tax rate	-	-
Hong Kong Profits Tax rate	16.50%	16.50%
Tax effect on non-assessable income	(0.32)%	-
Tax effect of two-tier tax rate	(1.78)%	(1.07)%
Tax reduction allowed by Hong Kong government	-	(0.07)%
Effective tax rate	14.40%	15.36%

Deferred tax

The Company measures deferred tax assets and liabilities based on the difference between the financial statement and tax base of assets and liabilities at the applicable tax rates. Components of the Company’s deferred tax assets and liabilities are as follows:

	As of May 31,
	2025	2024
Deferred tax assets:
Provision of credit loss	$17,188	$3,988
Total deferred tax assets	17,188	3,988
Deferred tax liabilities, net:
Right-of-use assets – finance lease	(34,614)	(20,496)
Property, plant and equipment	(92,538)	(50,094)
Total deferred tax liabilities	(127,152)	(70,590)
Deferred tax liabilities, net	$(109,964)	$(66,602)

As of May 31, 2025 and 2024, the Company had no unrecognized tax benefit.

The following table shows the movement of deferred tax assets and deferred tax liabilities for the years ended May 31, 2025 and 2024:

	For the year ended May 31,
Deferred tax assets:	2025	2024
Balance at beginning of the year	$3,988	$1,530
Provision of credit loss	13,304	2,455
Exchange adjustment	(104)	3
Balance at end of the year	$17,188	$3,988

	For the year ended May 31,
Deferred tax liabilities:	2025	2024
Balance at beginning of the year	$(70,590)	$(26,056)
Amortisation from financial lease	(14,273)	(11,202)
Depreciation from property, plant and equipment	(42,878)	(33,291)
Exchange adjustment	589	(41)
Balance at end of the year	$(127,152)	$(70,590)

F-57

NOTE 22 — CONCENTRATIONS OF RISK

Customers Concentrations

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract revenues as of May 31, 2025 and 2024.

	For the years ended May 31,
	2025		2024
Customers	Amount $	%	Amount $	%
A	5,180,936	48.6%	225,289	5.4%
B	1,447,254	13.6%	866,217	20.9%
C	1,364,578	12.8%	-	-
D	1,139,811	10.7%	-	-
E	828,277	7.8%	711,465	17.2%
F	87,607	0.8%	1,587,543	38.3%
G	-	-	153,435	3.7%
Total	10,048,463	94.3%	3,543,949	85.5%

The following table sets forth information as to each customer that accounted for the top 5 of the Company’s contract receivable, net as of May 31, 2025 and 2024.

	As of May 31,
	2025		2024
Customers	Amount $	%	Amount $	%
C	918,770	43.4%	27,515	4.9%
A	643,437	30.4%	209,816	37.6%
F	380,347	18.0%	131,972	23.6%
B	138,529	6.5%	49,361	8.8%
H	32,838	1.5%	-	-
E	-	-	133,410	23.9%
Total	2,113,921	99.8%	552,074	98.8%

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for the top 5 of the Company’s purchase as of May 31, 2025 and 2024.

	For the years ended May 31,
	2025		2024
Suppliers	Amount $	%	Amount $	%
I	779,272	26.6%	745,306	54.1%
II	309,486	10.6%	-	-
III	208,467	7.1%	12,367	0.9%
IV	204,842	7.0%	215	-
V	178,473	6.1%	-	-
VI	111,245	3.8%	63,177	4.6%
VII	105,924	3.6%	73,462	5.3%
VIII	89,308	3.1%	106,030	7.7%
IX	49,888	1.7%	45,188	3.3%
Total	2,036,905	69.6%	1,045,745	75.9%

F-58

Suppliers Concentrations

The following table sets forth information as to each supplier that accounted for top 5 of the Company’s accounts payable as of May 31, 2025 and 2024.

	As of May 31,
	2025		2024
Suppliers	Amount $	%	Amount $	%
X	118,009	18.0%	-	-
V	113,458	17.3%	-	-
XI	56,116	8.6%	-	-
XII	45,391	6.9%	-	-
IX	39,321	6.0%	6,890	3.2%
XIII	35,309	5.4%	25,576	11.8%
VIII	16,802	2.6%	17,541	8.1%
I	-	-	127,816	59.2%
XIV	-	-	17,852	8.3%
XV	-	-	10,230	4.7%
Total	424,406	64.8%	205,905	95.3%

NOTE 23 — RISKS

A.	Credit risk

Contract receivable

In order to minimize the credit risk, the management of the Company has delegated a team responsible for determination of credit limits and credit approvals. Other monitoring procedures are in place to ensure that follow-up action is taken to recover overdue debts. Internal credit rating has been given to each category of debtors after considering aging, historical observed default rates, repayment history and past due status of respective contract receivable. Estimated loss rates are based on probability of default and loss given default with reference to an external credit report and are adjusted for reasonable and supportable forward-looking information that is available without undue costs or effort while credit-impaired trade balances were assessed individually. In this regard, the directors consider that the Company’s credit risk is significantly reduced. The maximum potential loss of contract receivable for the year ended May 31, 2025 and 2024 are $2,118,653 and $558,102, respectively.

Bank balances

The credit risk on liquid funds is limited because the counterparties are banks with high credit ratings assigned by international credit-rating agencies. The Company is exposed to concentration of credit risk on liquid funds which are deposited with several banks with high credit ratings. The Company maintains the bank accounts in Hong Kong. Cash balances in bank accounts in Hong Kong are insured under the Deposit Protection Scheme introduced by the Hong Kong Government for a maximum amount of US$102,029 (HK$800,000). Cash balances in bank accounts in Hong Kong are not otherwise insured by the Federal Deposit Insurance Corporation or other programs.

F-59

B.	Interest rate risk

Cash flow interest rate risk

The Company is exposed to cash flow interest rate risk through the changes in interest rates related mainly to the Company’s bank loans and bank balances.

The Company currently does not have any interest rate hedging policy in relation to fair value interest rate risk and cash flow interest rate risk. The directors monitor the Company’s exposures on an ongoing basis and will consider hedging the interest rate should the need arises.

Sensitivity analysis

The sensitivity analysis below has been determined assuming that a change in interest rates had occurred at the end of the reporting period and had been applied to the exposure to interest rates for financial instruments in existence at that date. 1% increase or decrease is used when reporting interest rate risk internally to key management personnel and represents management’s assessment of the reasonably possible change in interest rates.

If interest rates had been 1% higher or lower and all other variables were held constant, the Company’s net income for the year ended May 31, 2025 and 2024 would have decreased or increased by approximately $18,344 and $16,781, respectively.

C.	Foreign currency risk

Foreign currency risk is the risk that the holding of foreign currency assets will affect the Company’s financial position as a result of a change in foreign currency exchange rates.

The Company’s monetary assets and liabilities are mainly denominated in HK$, which are the same as the functional currencies of the relevant group entities. Hence, in the opinion of the directors of the Company, the currency risk of $ is considered insignificant. The Company currently does not have a foreign currency hedging policy to eliminate the currency exposures. However, the directors monitor the related foreign currency exposure closely and will consider hedging significant foreign currency exposures should the need arise.

D.	Economic and political risks

The Company’s operations are mainly conducted in HK SAR. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in HK SAR.

The Company’s operations in HK SAR are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in HK SAR, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the Company’s audited financial statements; however, significant increases in the price of labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

F-60

NOTE 24 — RELATED PARTY TRANSACTIONS

Amount due (to)from a shareholder consisted of the following:

	As of May 31,
	2025	2024
Mr. Chung Yan Ngan*	$(903)	$162,021
Less: allowance for credit losses	-	(2,070)
Amount due (to) from shareholder	$(903)	$159,951

The amounts due are unsecured, interest free with no specific repayment terms. The amount due from Mr Chung Yan Ngan was fully settled as of May 31, 2025.

The movement of allowances for expected credit losses is as follows:

	As of May 31,
	2025	2024
Balance at beginning of the year	$2,070	$3,210
Reversal	(2,079)	(1,144)
Exchange adjustment	9	4
Balance at end of the year	$-	$2,070

In addition to the transactions and balances detailed elsewhere in these financial statements, the Company had the following transactions with related parties:

	For the years ended May 31,
	2025	2024
Revenue from Shing Long Construction Limited**	$828,277	$711,465
Cost of contract revenues paid to Shing Long Construction Limited**	101,837	41,300
General and administrative expenses paid to Shing Long Construction Limited**	-	23,198
Bonus paid to Mr. Chung Yan Ngan*	51,374	38,359

*_____Mr. Chung Yan Ngan is the ultimate beneficial owner, chief executive officer and director of the Company.

**	Shing Long Construction Limited, is controlled by Mr. Chung Yan Ngan, the ultimate beneficial owner, chief executive officer and director of the Company. On July 25, 2025, Shing Long Construction Limited ceased to be a related party of the Company since it was no longer controlled by Mr. Chung Yan Ngan.

NOTE 25 — SEGMENT REPORTING

The Company uses the management approach to determine reportable operating segments. The management approach considers the internal organization and reporting used by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance.

Based on the management’s assessment, the Company determined that it has only one operating segment and therefore one reportable segment as defined by ASC 280. The Company’s assets are all located in Hong Kong and all of the Company’s revenue and expense are derived in Hong Kong. Therefore, no geographical segments are presented. The single segment represents the Company’s core business of providing foundation works services and foundation works consultancy services to its customers in Hong Kong.

The accounting policies of the segment are the same as those described in Note “2. Summary of Significant Accounting Policies”. The Company’s CODM uses net income (loss) to measure segment profit or loss and assesses performance against expectations to make resource allocation decisions. Additionally, the CODM reviews and uses functional expenses included in net income (loss) to manage the Company’s operations and assess operating profitability. The Company operates as one operating and reportable segment, and as such the significant segment expenses regularly provided to the CODM are those presented on the consolidated statements of operations. These significant segment expense include cost of contract revenues, general and administrative expenses. Other segment items that are presented on the consolidated statements of operations include other (expense)income, net, provision for income taxes.

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NOTE 26 — COMMITMENTS AND CONTINGENCIES

Contingencies

In the ordinary course of business, the Company may be subject to legal proceedings regarding contractual and employment relationships and a variety of other matters. The Company records contingent liabilities resulting from such claims, when a loss is assessed to be probable, and the amount of the loss is reasonably estimable. In the opinion of management, except as disclosed below, there were no pending or threatened claims and litigation as of May 31, 2025 and through the issuance date of these audited consolidated financial statements.

Personal injuries claim

On May 27, 2024, a personal injuries case is bought forward by a former employee (the plaintiff) of the Company against Advance JV Construction Limited (the defendant) in the District Court of Hong Kong concerning an alleged accident occurred in April 2023 with a claim of HK$ 956,902. The claim amount was fully covered and paid by insurance company on April 23, 2025. Accordingly, no provision nor contingencies is provided for this personal injuries case in these audited consolidated financial statements.

On December 19, 2024, a personal injuries case is bought forward by a subcontractor’s employee (the plaintiff) of the Company against Advance JV Construction Limited (the defendant) in the District Court of Hong Kong concerning an alleged accident occurred in December 2023 with a claim of HK$ 510,000. In the opinion of management, loss from this case is less than probable, and the amount of the loss, if any, has insurance coverage provided by the subcontractor. Accordingly, no provision nor contingencies is provided for this pending personal injuries case in these audited consolidated financial statements.

NOTE 27 — SUBSEQUENT EVENTS

The Company has assessed all events from May 31, 2025, through November 12, 2025 which is the date that these consolidated financial ‘statements are available to be issued. Other than as described below, there are no material subsequent events that require disclosure in these consolidated financial statements.

Bank loans

On July 4, 2025, the Company obtained a term loan of HK$570,000 (equivalent to $72,612) which carry floating rate of one month Hong Kong Interbank Offered Rate plus 1.5% per annum and repayable within 72 months. The bank borrowing was secured by a personal guarantee provided by the company director, Mr. Chung Yan Ngan.

On July 4, 2025, the Company obtained a term loan of HK$3,000,000 (equivalent to $382,170) which carry floating rate of one month Hong Kong Interbank Offered Rate plus 2.5% per annum and repayable within 84 months under the SME Guarantee Scheme launched by the Government of HKSAR. The bank borrowing was secured a personal guarantee provided by the Company’s director, Mr. Chung Yan Ngan.

On August 29, 2025, the Company obtained a business instalment loan of HK$2,265,142 (equivalent to $290,593) which carry an interest rate of 9.40% per annum and repayable within 60 months under the SME Guarantee Scheme launched by the Government of HKSAR. The bank borrowing was secured by a personal guarantee provided by the company director, Mr. Chung Yan Ngan.

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Advance JV Group Limited

             Ordinary Shares

________________________________

PRELIMINARY PROSPECTUS

________________________________

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as providing indemnification against fraud or dishonesty.

Our Amended and Restated Articles of Association that will become effective immediately prior to the completion of this offering provide that we shall indemnify our directors and officers and their personal representatives (each an “Indemnified Person”) against all actions, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no Indemnified Person shall be answerable for the acts, receipts, neglects or defaults of the others of them, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, provided that the indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to our Company which may attach to any of the Indemnified Persons.

We intend to enter into indemnification agreements with each of our directors and executive officers in connection with this offering. Under these agreements, we have agreed to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we have issued the following securities which were not registered under the Securities Act. We believe that each of the following issuance was exempt from registration under the Securities Act in reliance on Regulation D under the Securities Act or pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No Underwriters were involved in these issuances of securities.

Securities/Purchaser	Date of Issuance	Number of Securities		Consideration
Ordinary Shares
Quality Corporate Services Ltd.(1)	July 29, 2025	1	(1)	USD	0.0001	(1)
Accurate Goal Ventures Limited(2)	July 29, 2025	9,999		USD	0.9999
Accurate Goal Ventures Limited(3)	October 18, 2025	13,490,000		USD	1,349.00

(1)	On July 29, 2025, Quality Corporate Services Ltd. transferred 1 Ordinary Share to Accurate Goal Ventures Limited, a company incorporated in the BVI with limited liability and wholly owned by Mr. Chung, our Controlling Shareholder.
(2)	On July 29, 2025, our Company issued and allotted 9,999 Ordinary Shares to Accurate Goal Ventures Limited.
(3)	On October 18, 2025, our Company issued and allotted 13,490,000 Ordinary Shares to Accurate Goal Ventures Limited.
(4)	On October 31, 2025, Accurate Goal Ventures Limited sold 661,500 Ordinary Shares to each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 each; and 526,500 Ordinary Shares to Grand Coral Management Limited at a consideration of US$39,743.
(5)

On March 3, 2026, Accurate Goal Ventures Limited repurchased 661,500 Ordinary Shares from each of Distinctive Idea Investments Limited, Expert Win International Limited and Wise Blaze Ventures Limited at a consideration of US$49,934 respectively, and 526,500 Ordinary Shares from Grand Coral Management Limited at a consideration of US$39,743.

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Item 8. Exhibits and Financial Statement Schedules.

(a)	The following documents are filed as part of this registration statement:

See the Exhibit Index attached to this registration statement, which is incorporated by reference herein.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or has been included in the consolidated financial statements or notes thereto.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information in the registration statement.

Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the act if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

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(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

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(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1**	Memorandum and Articles, as currently in effect
3.2**	Form of Amended and Restated Memorandum and Articles (to be effective from the date on which the registration statement becomes effective)
4.1**	Specimen certificate evidencing Ordinary Shares
5.1*	Opinion of Conyers Dill & Pearman Pte. Ltd. regarding the validity of the Ordinary Shares being registered and certain Cayman Islands tax matters
8.1**	Opinion of CFN Lawyers LLP regarding certain legal matters and tax matters of the subsidiary in Hong Kong
10.1**	Form of Employment Agreement between the registrant and its officers
10.2**	Form of Indemnification Agreement between the registrant and its officers and directors
10.3**	Tenancy Agreement of our Principal Executive Office dated April 14, 2026
10.4**	Bank facility between Ping An OneConnect Bank (Hong Kong) Limited and AJV HK dated January 31, 2024
10.5**	Bank facility between Dah Sing Bank, Limited and AJV HK (undated)
10.6**	Bank facility between Fubon Bank (Hong Kong) Limited and AJV HK dated May 30, 2025
10.7**	Bank facility between Standard Chartered Bank (Hong Kong) Limited and AJV HK dated April 24, 2023
10.8**	Bank facility between Standard Chartered Bank (Hong Kong) Limited and AJV HK dated September 16, 2022
10.9**	Bank facility between Standard Chartered Bank (Hong Kong) Limited and AJV HK dated April 24, 2024
21.1**	List of Subsidiaries of the Company
23.1**	Consent of WWC P.C., an independent registered public accounting firm
23.2*	Consent of Conyers Dill & Pearman Pte. Ltd. (included in Exhibit 5.1)
23.3**	Consent of CFN Lawyers LLP (included in Exhibit 8.1)
99.1**	Code of Business Conduct and Ethics
99.2**	Insider Trading Policy
99.3**	Compensation Recovery Policy
99.4**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Calculation of Filing Fee Table

*	To be filed by amendment.
**	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong, on July 20, 2026.

ADVANCE JV GROUP Limited

By:	/s/ Chung Yan Ngan
Name:	Chung Yan Ngan
Title:	Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)

By:	/s/ Leung Chi Lung
Name:	Leung Chi Lung
Title:	Chief Financial Officer (Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL BY THOSE PRESENT, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy, and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign, and file with the SEC any and all amendments (including post-effective amendments) to this registration statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, together with all schedules and exhibits thereto; (2) act on, sign, and file such certificates, instruments, agreements, and other documents as may be necessary or appropriate in connection therewith; (3) act on and file any supplement to any prospectus included in this registration statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act; and (4) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying, and confirming all that such agent, proxy, and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Chung Yan Ngan	Chief Executive Officer, Chairman of the Board and Director	July 20, 2026
Name: Chung Yan Ngan	(Principal Executive Officer)

/s/ Leung Chi Lung	Chief Financial Officer	July 20, 2026
Name: Leung Chi Lung	(Principal Accounting Officer)

/s/ Chan Hung Kuen	Director	July 20, 2026
Name: Chan Hung Kuen

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act, the undersigned, the duly authorized representative in the United States of Advance JV Group Limited, has signed this registration statement or amendment thereto in New York, New York on July 20, 2026.

AUTHORIZED U.S. REPRESENTATIVE

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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